As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAMPIONS ONCOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	52-1401755 (I.R.S. Employer Identification Number)

One University Plaza, Suite 307

Hackensack, New Jersey 07601

(201) 808-8400

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Joel Ackerman

Chief Executive Officer

One University Plaza, Suite 307

Hackensack, New Jersey 07601

(201) 808-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Locke, Esq.

Adam D. So, Esq.

Epstein Becker & Green, P.C.

250 Park Avenue

New York, New York 10177

(212) 351-4500 (Phone) (212) 878-8600 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)		Proposed Maximum Aggregate Offering Price (3)		Amount of Registration Fee
Common Stock, $0.001 par value per share (2)	35,271,052	$0.63		$22,220,763		$2,582	(3)
Common Stock, $0.001 par value per share (4)	19,399,078	$0.48	(5)	$9,311,557	(5)	$1,082	(5)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Represents shares of common stock issued to the selling security holders in the registrant’s private placement (the “Offering”). Closing of the Offering occurred during the fourth quarter of the fiscal year ended April 30, 2015.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s common stock on May 6, 2015, as reported on the OTC Markets—OTCQB
(4)	Represents shares of common stock issuable upon the exercise of warrants issued to the selling security holders in the Offering.
(5)	Fee calculated in accordance with Rule 457(g), based upon the highest exercise price of the warrants held by the selling security holders at the time of registration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall after that become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

____________, 2015

PRELIMINARY PROSPECTUS

Champions Oncology, Inc.

35,271,052 shares of Common Stock

19,399,078 shares of Common Stock issuable upon the exercise of Warrants

This prospectus relates to the resale by certain selling security holders of Champions Oncology, Inc. of up to 54,670,130 shares of our common stock in connection with the resale of:

•	up to 35,271,052 shares of common stock issued to certain of the selling security holders in the registrant’s private placement offering that occurred on March 13, 2015; and

•	up to 19,399,078 shares of common stock issuable upon the exercise of warrants issued to certain selling security holders in the offering that occurred on March 13, 2015.

The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. We do not know when or in what amount the selling security holders may offer the securities for sale. The selling security holders may sell any, all or none of the securities offered by this prospectus. We provide more information about how the selling security holders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution.” The selling security holders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

We will not receive proceeds from the sale of shares by the selling security holders. Any proceeds received by us from the exercise of warrants by the selling security holders will be used for general corporate purposes. The selling security holders and any brokers executing sell orders on behalf of the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions received by a broker executing sell orders may be deemed to be underwriting commissions under the Securities Act.

Our common stock is presently quoted on the OTC QB under the symbol “CSBR.” On May 6, 2015, the last reported sale price for our common stock on the OTC QB was $0.62 per share.

Investing in our securities involve significant risks. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 11, 2015

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CHAMPIONS ONCOLOGY, INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY

BE SOLD BY THE SELLING SECURITY HOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING SECURITY HOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING SECURITY HOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the selling security holders have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors.” Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus, which are described under the heading “Incorporation of Certain Information by Reference.” In this prospectus, all references to the “Company,” “Champions Oncology” “we,” “us” and “our” refer to Champions Oncology, Inc., a Delaware corporation, unless the context otherwise requires or where otherwise indicated.

Company Overview

Champions Oncology, Inc. is engaged in the development and sale of advanced technology solutions and products to personalize the development and use of oncology drugs.  The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care, based upon the implantation of human tumors in immune-deficient mice.  The Company uses this technology, in conjunction with related services, to offer solutions for two customer groups:

•	Our Personalized Oncology Solutions, or POS, business, which provides services to physicians and patients looking for information to help guide the development of personalized treatment plans.
•	Our Translational Oncology Solutions, or TOS, business, which provides services to pharmaceutical and biotechnology companies seeking personalized approaches to drug development that will lower costs and increase the speed of developing new drugs, as well as increase the adoption of existing drugs.

TumorGraft Technology Platform

Our technology platform consists of processes, physical tumors, and information that we use to personalize the development and use of oncology drugs.  Our process technology, which we call “TumorGrafts,” involves the:

•	implantation of human tumor fragments in immune-deficient mice;
•	expansion of the original human tumor into a larger colony of mice through the passage of the tumor to a limited number of generations of mice;
•	treatment of the implanted mice with oncology drugs; and
•	measurement of tumor growth inhibition in treated mice relative to a control group of mice to determine the response of the tumor to the drug.

Our process is used for our POS business to test numerous drugs or drug combinations against a single patient’s tumor in the mice to determine which therapy results in the most efficacious response from the tumor.

Our technology platform also includes a bank of tumors that we have acquired, collected, processed, validated, and stored for use in our TOS business, which we call our TumorBank.  We implant these tumors in mice to provide pharmaceutical and biotechnology companies the opportunity to test oncology compounds on multiple tumors to test efficacy and simulate the results of human clinical trials.

We are also developing an extensive database of information about the tumors in our TumorBank.  We expect that this database will include certain information about the patient (e.g. age, gender), the response of the tumors to different oncology drugs or drug combinations, mutational status of key oncogenes, and other genetic and epigenetic data about each tumor.  Our intention is to use this database to provide our pharmaceutical and biotechnology customers with information that may assist them with their drug development process.

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Our Strategy

Our strategy is to use TumorGrafts as a platform technology to drive multiple synergistic revenue streams. We continue to build this platform with investments in research and development. Our goal is to populate our TumorBank and its related database with tumors and information we receive from our POS business, research collaborations and validation studies. The tumors and information in the TumorBank are then available for TOS studies. We believe that the result is well-differentiated products for patients, physicians, and drug development companies. In addition, we are looking for additional opportunities to utilize the data we are gathering about the tumors to develop proprietary biomarkers and signatures of response that can predict the resistance or sensitivity of individual patients to oncology drugs.

Personalized Oncology Solutions Business

Our POS business offers physicians and patients information to help guide the development of personalized treatment plans.  Our core products, TumorGraft implants and drug panels, previously known as studies, utilize TumorGraft technology to empirically test the response of a patient’s tumor to multiple oncology drugs or drug combinations.  The process begins by implanting a fresh fragment of the patient’s tumor, typically received within 24 hours of surgery or biopsy, in a small colony of immune-deficient mice to grow the tumor tissue.  This colony is then expanded by reimplanting the grown tumor tissue from the first generation of mice into an increasing number of second generation of mice until a sufficient number of implanted mice with the individual patients’ tumor are available for testing.  At that point, the colony is randomized into different groups, and studies are performed on the mice whereby each mouse in a group is dosed with a different drug or drug combination.  The response of the tumor in each mouse is tracked over time and analyzed to determine which drug or drug combination is providing the highest level of tumor growth inhibition in the mice.  Our data, which is currently limited in nature, indicates that there may be a correlation between the response to drugs of a tumor in a mouse with the response to drugs of a tumor in a patient.

In addition to our core TumorGraft POS services, we offer non-core related POS services to our customers, including personalized tumor boards, previously known as tumor panels, and gene sequencing.  Personalized tumor boards are designed to provide access to oncologists with expertise in particular tumor types.  These tumor boards can be done in person or by teleconference and can include from three to more than 15 physicians. The physicians on the tumor board receive an overview of the patient’s history of treatment and current status, typically from the treating physician. The tumor board physicians may also receive the results of advanced molecular and sensitivity testing of the patient’s tumor, which may include information based on our TumorGraft testing. Based on their expertise and the research information available to them from their academic institutions and colleagues, these physicians can offer useful insight into possible treatments. We also provide gene sequencing that analyzes the genetic makeup of patient’s tumor for the purpose of identifying potentially useful drugs. We will continue to offer related personal oncology products to our customers; however, we expect future POS revenues to be driven by our core products.

We rely on the internet, word of mouth, and a small sales force to market these services to patients and physicians.

Translational Oncology Solutions Business

Our TOS business utilizes our technology platform to assist pharmaceutical and biotechnology companies with their drug development process.  We provide studies, or license tumors for use in studies, that we believe may predict the efficacy of experimental oncology drugs or approved drugs as stand-alone therapies or in combination with other drugs and can stimulate the results of human clinical trials.  These studies include in vivo studies that rely on implanting multiple tumors from our TumorBank in mice and testing the therapy of interest on these tumors.  Studies may also include bioinformatics analyses that reveal the differences in the genetic signatures of the tumors that responded to a therapy as compared to the tumors that did not respond.  Our studies can be used to determine which types of cancer, if any, may be inhibited by a drug.  The studies can also be used to identify specific sub-populations, often characterized by particular genetic mutations that are differentially sensitive or resistant to a drug or drug combination.  These studies, used in pre-clinical testing or during phase I or II of a clinical trial, can help guide the clinical development path of new compounds or find new indications or combinations for compounds that are already approved by the United States Food and Drug Administration, or FDA. We believe that the results may lead to lower costs and shorter timeframes for drug development.

Our sales and marketing efforts are dependent on a dedicated sales force that sells directly to pharmaceutical and biotechnology companies.

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Operations and Recent Developments

On July 30, 2013, the Company entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which the Company agreed to conduct TumorGraft studies on multiple proprietary chemical compounds provided by Teva to determine the activity or response of these compounds in potential clinical indications. Under the agreement, Teva agreed to pay an upfront payment and, under certain conditions, pay the Company various amounts upon achieving certain milestones, based on the performance of the compounds in preclinical testing and dependent upon testing the compound in clinical settings and obtaining FDA approval. In addition, Teva agreed to pay the Company royalties on any commercialized products developed under the agreement. This agreement terminated a prior collaborative agreement between Cephalon, Inc. a wholly-owned subsidiary of Teva, and the Company. For the year ended April 30, 2014, revenue of $194,000 were recognized related to this agreement.

In-licensed Compounds

In February 2010, the Company entered into an exclusive option agreement with a Canadian company. The option agreement granted the Company the exclusive right to review Irinophore C, a nanoparticle drug compound, for the treatment of various forms of cancer, including melanoma, prostate, breast, and lung cancer. As of June 26, 2014 the Company terminated its exclusive option agreement.

Competition

Our TumorGraft Technology Platform is proprietary and requires significant know-how to both initiate and operate, but is not patented.  It is, therefore, possible for competitors to develop other implantation procedures or to discover the same procedures utilized by the Company that could compete with the Company in its market.  Competition in our industry is intense and based significantly on scientific, technological, and market forces, which include the effectiveness of the technology and products and the ability to commercialize technological developments.  The Company faces significant competition from other healthcare companies in the United States and abroad.  The majority of these competitors are, and will be, substantially larger than the Company, and have substantially greater resources and operating histories.  There can be no assurance that developments by other companies will not render our products or technologies obsolete or non-competitive or that we will be able to keep pace with the technological or product developments of our competitors.  These companies, as well as academic institutions, governmental agencies, and private research organizations also compete with us in recruiting and retaining highly qualified scientific, technical and professional personnel and consultants.

Research and Development

We continue to expand our TumorBank through the acquisition of tumor tissue and implanted models from the POS business. In addition, we expect to grow our tumor bank through research collaborations and relationships with hospitals and academic institutions. Our research and development efforts were focused on increasing our understanding of our TumorGraft models, their clinical predictability, improving growth and tumor take rates, and other biological and molecular characteristics of the models.

Government Regulation

The research, development, and marketing of our products, the performance of our POS testing services, and the operation of our facilities are generally subject to federal, state, local, or foreign legislation, including licensure of our laboratory located in Baltimore, Maryland by the States of Maryland and New York, and compliance with federal, state, local or foreign legislation applicable to the use of live animals in scientific testing, research and education.

The FDA has claimed regulatory authority over laboratory developed tests such as our POS services, but has generally not exercised it. The FDA has announced regulatory and guidance initiatives that could increase federal regulation of our business. We are subject to federal and international regulations with regard to shipment of hazardous materials, including the Department of Transportation and the International Air Transit Authority. These regulations require interstate, intrastate, and foreign shipments comply with applicable labeling, documentation, and training requirements.

Employees

As of April 30, 2015, we had 68 full-time equivalent employees (FTEs), including 26 with doctoral or other advanced degrees.  Of our workforce, 43 FTEs are engaged in research and development and laboratory operations, 18 FTEs are engaged in sales and marketing, and 7 FTEs are engaged in finance and administration.  None of our employees are represented by a labor union or covered by collective bargaining agreements.  We have never experienced a work stoppage and believe our relationship with our employees is good.

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Risk Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	We historically incurred losses from operating activities, expect losses for the foreseeable future, require significant capital and may never achieve profitability.
•	We may not be able to maintain or increase our revenues due to our reduction in POS service prices, the length of time it takes to conduct TumorGrafts, the uncertainty of whether TumorGrafts will successfully implant and the limited information about the correlation between the response to drugs of a tumor in mice with the response to those drugs of the tumor in patients.
•	Our business could be adversely impacted by changes in the FDA's regulations.
•	Our laboratory is subject to regulation and licensure requirements, and the healthcare industry is highly regulated; we may face substantial penalties, and our business activities may be impacted, if we fail to comply.
•	If our laboratory facility is damaged or destroyed, we have a dispute with our landlord, or our mice population has a health crisis, our business would be negatively affected.
•	We have limited experience marketing and selling our products and may need to rely on third parties to successfully market and sell our products and generate revenues.
•	We will continue to be dependent upon key employees.
•	Because our industry is very competitive and many of our competitors have substantially greater capital resources and more experience in research and development, we may not succeed in selling or increasing sales of our products and technologies.
•	If we are unable to protect our intellectual property, we may not be able to compete as effectively.
•	Claims by others that our products infringe their patents or other intellectual property rights could adversely affect our financial condition.
•	Insiders own a significant amount of the outstanding common stock.

Company History

Our predecessor was incorporated under the laws of the State of Delaware on June 4, 1985, as “International Group, Inc.”  In September 1985, we completed a public offering and shortly thereafter, acquired the world-wide rights to the Champions sports-theme restaurant concept and changed our name to “Champions Sports, Inc.”  In November 1997, we sold our Champions service mark and concept to Marriott International, Inc. and until 2005, were a consultant to Marriott International, Inc. and operated one Champions sports bar restaurant.  In January 2007, we changed our business direction to focus on biotechnology and subsequently changed our name to Champions Biotechnology, Inc.  In April 2011, we changed our name to Champions Oncology, Inc. to reflect the Company's new strategic focus on developing advanced technologies to personalize the development and use of oncology drugs.

Available Information

Our internet website address is www.championsoncology.com.  Information on our website is not part of this Prospectus. Through our website, we make available, free of charge, access to all reports filed with the United States Securities and Exchange Commission, or SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Proxy Statements on Schedules 14A and amendments to those reports, as filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Copies of any materials we file with, or furnish to, the SEC can also be obtained free of charge through the SEC’s website at http://www.sec.gov or at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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Company Information

Our corporate headquarters are located at One University Plaza, Suite 307, Hackensack, NJ 07601. Our telephone number is (201) 808-8400.

The Offering

Common stock that may be offered by the selling security holders:	Up to 35,271,052 shares of common stock

Total shares of common stock outstanding(1)	104,425,103shares.
Number of shares of common stock issuable upon the exercise of warrants held by the selling security holders:	Up to 19,399,078 shares
Use of Proceeds

We will not receive any of the proceeds from the sale of our shares by the selling security holders. Any proceeds received by us from the exercise of warrants by the selling security holders will be used for general corporate purposes. See “Use of Proceeds” on page 15.

Risk Factors	See “Risk Factors” beginning on page 10 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTC Bulletin Board trading symbol	CSBR

(1) The number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of April 30, 2015. This number does not include, as of April 30, 2015:

•   25,318,082 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.48 per share;

•  24,048,019 shares of our common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $0.48 per share;

•  400,000 shares of our common stock issuable upon the vesting of restricted stock units; and

•  5,951,981 shares of our common stock available for future grants under our 2010 Equity Incentive Plan.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

We historically incurred losses from operating activities, expect losses for the foreseeable future, require significant capital and may never achieve profitability.

For the years ended April 30, 2014 and 2013, the Company had a net loss of approximately $7,406,000 and $6,330,000, respectively.  As of April 30, 2014, the Company has an accumulated deficit of approximately $38,880,000.

As of January 31, 2015, we had negative working capital of $4.7 million and cash and cash equivalents of $0.2 million. While we have raised approximately $14 million (net proceeds of approximately $13 million, which included the conversion of $2 million in convertible notes issued in December 2014) through our private placement closed on March 13, 2015, and as of March 31, 2015, we had working capital of $7.3 million and cash and cash equivalents of $9.8 million, we expect to continue to experience losses for the foreseeable future.

The amount of these losses may vary significantly from year-to-year and quarter-to-quarter and will depend on, among other factors:

•	the cost of continuing to build out our TumorGraft Technology Platform;
•	the cost and rate of progress toward growing our POS and TOS businesses;
•	the cost and rate of progress of our sales team;
•	the cost of increasing our research and development;
•	the cost of renting our laboratory and animal testing facilities and payment for associated services;
•	the timing and cost of obtaining and maintaining any necessary regulatory approvals;
•	the cost of expanding and building out our infrastructure; and
•	the cost incurred in hiring and maintaining qualified personnel.

Currently, the Company derives revenue from POS services and TOS products, while pursuing efforts to further develop bioinformatics from its TumorBank and its TumorGraft Technology Platform.  In addition, we are building our sales and marketing operations to grow our TOS and POS services.  Accordingly, we expect to generate operating losses in the future until such time as we are able to generate significantly more revenue.

To become profitable, we will need to generate revenues to offset our operating costs, including our research and development and general and administrative expenses. We may not achieve or, if achieved, sustain our revenue or profit objectives. Our losses may increase in the future, and, ultimately, we may have to cease operations.

In order to grow revenues, we must invest capital to implement our sales and marketing efforts and to successfully develop our bioinformatics from our TumorBank and our TumorGraft Technology Platform. Because we do not have sufficient history of commercial efforts, our sales and marketing efforts may never generate significant increases in revenues or achieve profitability and it is likely that we will be required to raise additional capital to continue our operations as currently contemplated. If we must devote a substantial amount of time to raising capital, it will delay our ability to achieve our business goals within the time frames that we now expect, which could increase the amount of capital we need. In addition, the amount of time expended by our management on fundraising distracts them from concentrating on our business affairs. If we require additional capital and are not successful in raising the needed capital, we may have to cease operations.

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We may not be able to maintain or increase our revenues due to our reduction in POS service prices, the length of time it takes to conduct TumorGrafts, the uncertainty of whether TumorGrafts will successfully implant and the limited information about the correlation between the response to drugs of a tumor in mice with the response to those drugs of the tumor in patients.

We may not be able to successfully maintain or increase our POS services on a profitable basis. In the 2012 fiscal year, we significantly reduced the pricing on our POS services as part of the strategic decision to increase the number of patients to whom we sell these products and increase the number of models in our TumorBank. As a result, our gross margin for this service has decreased, and was negative 12% for 2013 and negative 21% for 2014.

In addition, it can take more than six months from the time that a tumor is implanted until it has been expanded to a larger colony of mice and treated with the drugs, although we generally cease efforts after six months. As a result, potential POS customers who need information quickly for their treatment may not elect to use our TumorGraft products. Moreover, not all TumorGrafts result in successful tumor growths; if TumorGrafts are not successful, studies of drugs cannot be conducted, which makes the TumorGrafts of limited value to potential POS customers. Finally, our information about the correlation between the response to drugs of a tumor in mice to the response to those drugs of the tumor in a patient is based on a very limited amount of information, and so may not be accurate with respect to oncology patients in general. If we are unable to demonstrate a correlation between the TumorGraft drug study results and patients’ actual treatment results, customers may not be interested in our POS services, which could result in low growth or a decrease in revenues. In addition, the limited data regarding the clinical outcomes associated with the use of our POS services substantially restricts the promotional claims we may make about those products, limiting the effectiveness of our marketing efforts.

We may incur greater costs than anticipated, which could result in sustained losses.

We use reasonable efforts to assess and predict the expenses necessary to pursue our business strategies. However, implementing our business strategies may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than we estimate, which could result in ongoing and sustained losses.

We may not be able to implement our business strategies which could impair our ability to continue operations.

Implementation of our business strategies will depend in large part on our ability to (i) attract and maintain a significant number of customers; (ii) effectively provide acceptable services to our customers; (iii) develop and license new products and technologies; (iv)  maintain appropriate internal procedures, policies, and systems; (v) hire, train, and retain skilled employees and management; (vi) continue to operate despite increasing competition in our industry; and (vii) establish, develop and maintain our name recognition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

Our business could be adversely impacted by changes in FDA’s regulatory oversight of laboratory-developed tests such as our POS services that are currently under consideration or by other changes in the regulatory requirements applicable to our POS services imposed by the FDA or regulatory authorities in other countries in which our services are provided.

The FDA has claimed regulatory authority over all laboratory-developed tests, or LDTs, such as our POS services, but has generally not exercised its regulatory authority for most LDTs performed by CLIA-certified laboratories such as our facilities. The FDA has announced several regulatory and guidance initiatives that may impact our business, including by increasing FDA’s regulation of LDTs.

On July 31, 2014 the FDA notified Congress of the FDA’s intent to issue a draft oversight framework for LDTs based on risk to patients rather than whether they were made by a conventional manufacturer or a single laboratory. This draft oversight framework includes pre-market review for higher-risk LDTs, like those used to guide treatment decisions, including the many companion diagnostics that have entered the market as LDTs. In addition, under the draft framework, the FDA would continue to exercise enforcement discretion for low-risk LDTs and LDTs for rare diseases, among others. The framework would be phased in over many years. If this framework is implemented, these initiatives may lead to an increased regulatory burden on our Company, which may result in a requirement for FDA review and clearance or approval of our POS services. Any increased regulatory burdens would probably result in an increase in the cost of our POS services and could keep us from selling POS services until such time as any required FDA clearance or approval is obtained. If our POS services become subject to FDA’s approval and oversight as medical devices, the additional regulatory burdens may be significant, and may require the addition of experienced medical device quality, regulatory and compliance personnel to assume these burdens. Any POS services that we provide in other countries may be similarly subject to regulation by foreign regulatory agencies, which would also increase our costs. These matters could hurt our business and our financial results.

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Our laboratory is subject to regulation and licensure requirements, and the healthcare industry is highly regulated; we may face substantial penalties, and our business activities may be impacted, if we fail to comply.

Our TumorGraft products are performed in laboratories that are subject to state regulation and licensure requirements. Such regulation and requirements are subject to change, and may result in additional costs or delays in providing our products to our customers. In addition, the healthcare industry in general is highly regulated in the United States at both the federal and state levels. We seek to conduct our business in compliance with all applicable laws, but many of the laws and regulations potentially applicable to us are vague or unclear. These laws and regulations may be interpreted or applied by an authority in a way that could require us to make changes in our business. We may not be able to obtain all regulatory approvals needed to operate our business or sell our services. If we fail to do so, we could be subject to civil and criminal penalties or fines or lose the authorizations necessary to operate our business, as well as incur additional liabilities from third parties. If any of these events happened, they could hurt our business and financial results.

If our laboratory facilities are damaged or destroyed, we have a dispute with our landlord, or our mice population has a health crisis, our business would be negatively affected.

We currently utilize laboratories in Maryland and New York to perform our tumor studies and develop and bank our TumorGraft Technology Platform models. The majority of our studies are conducted in our main laboratory in Baltimore, Maryland. If this facility were to be significantly damaged or destroyed, we could suffer a loss of our ongoing and future drug studies, as well as our TumorGraft bank. In addition, we lease the space for this laboratory from a third party. If we had a dispute with our landlord or otherwise could not utilize this space, it would take time to find and move to a new facility, which could negatively affect our results of operations. Finally, our TumorGraft operations depend on having a colony of live mice available. If this population experienced a health crisis, such as a virus, that would affect the success of both current POS and TOS business and future business as we would have to rebuild the population and repeat current TumorGrafts.

We have limited experience marketing and selling our products and may need to rely on third parties to successfully market and sell our products and generate revenues.

We need to continue building a marketing and sales function or enter into agreements with consultants to market our products. Our ability to gain market acceptance and generate revenues will be substantially dependent upon our ability to successfully market our products and/or enter into such agreements on favorable terms and to manage the efforts of those employees or service providers, as the case may be.  If we are not successful in building market share, profitability, and our future prospects will not be realized.

We will continue to be dependent upon key employees.

Our success, currently, is dependent upon the efforts of several full-time key employees, the loss of the services of one or more of which would have a material adverse effect on our business and financial condition. We intend to continue to develop our management team and attract and retain qualified personnel in all functional areas to expand and grow our business. This may be difficult in the healthcare industry where competition for skilled personnel is intense, even as the United States has seen an overall downturn in its economy.

Because our industry is very competitive and many of our competitors have substantially greater capital resources and more experience in research and development, we may not succeed in selling or increasing sales of our products and technologies.

We are engaged in a rapidly changing and highly competitive field. Potential competitors in the United States and abroad are numerous and include diagnostic companies and provides of clinical research services, most of which have substantially greater capital resources and more experience in research and development capabilities. Furthermore, new companies will likely enter our market from the United States and abroad, as scientific developments surrounding other cancer diagnostic services continue to accelerate in the multibillion dollar oncology marketplace.  Our competitors may succeed in selling their products to our potential patient and physician customers more effectively than we sell our products.   In addition, academic institutions, hospitals, governmental agencies, and other public and private research organizations also may conduct similar research, seek patent protection, and may develop and commercially introduce competing products or technologies on their own or through joint ventures. If one or more of our competitors succeeds in developing similar technologies and products that are more effective or successful than any of those that we currently sell or will develop, our results of operations will be significantly adversely affected.

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If we are unable to protect our intellectual property, we may not be able to compete as effectively.

•	It is important in the healthcare industry to obtain patent and trade secret protection for new technologies, products, and processes. Our success will depend, in part, upon our ability to obtain, enjoy, and enforce protection for any products we have, develop or acquire under United States and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets, and operate without infringing the proprietary rights of third parties. Where appropriate, we will seek patent protection for certain aspects of our technology. However, while our TumorGraft Technology Platform is proprietary and requires significant know-how to both initiate and operate, it is not patented. It is, therefore, possible for competitors to develop other implantation procedures, or to discover the same procedures utilized by us, that could compete with us in our market.

•             It also is unclear whether efforts to secure our trade secrets will provide useful protection. While we will use reasonable efforts to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our proprietary information to competitors resulting in a loss of protection. Enforcing a claim that someone else illegally obtained and is using our trade secrets, like patent litigation, is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Finally, our competitors may independently develop equivalent knowledge, methods and know-how.

Claims by others that our products infringe their patents or other intellectual property rights could adversely affect our financial condition.

The healthcare industry has been characterized by frequent litigation regarding patent and other intellectual property rights. Patent applications are maintained in secrecy in the United States and also are maintained in secrecy outside the United States until the application is published. Accordingly, we can conduct only limited searches to determine whether our technology infringes the patents or patent applications of others. Any claims of patent infringement asserted by third parties would be time-consuming and could likely:

•	result in costly litigation;
•	divert the time and attention of our technical personnel and management;
•	require us to develop non-infringing technology; or
•	require us to enter into royalty or licensing agreements.

We may invest or spend our cash in ways with which you may not agree or in ways which may not yield a significant return.

Our management has considerable discretion in the use of our cash. Our cash may be used for purposes that do not increase our operating results or market value. Until the cash is used, it may be placed in investments that do not produce significant income or that may lose value. The failure of our management to invest or spend our cash effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Risks Related to Our Common Stock

Investment in our common stock may be diluted if we issue additional shares in the future.

We may issue additional shares of common stock, which will reduce shareholders’ percentage ownership and may dilute per share value. Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock. As of April 30, 2015, we had 107,661,339 shares of common stock issued and 104,425,103 shares outstanding. The future issuance of all or part of the remaining authorized common stock would result in substantial dilution in the percentage of the common stock held by existing shareholders. The issuance of common stock for future services, acquisitions, or other corporate actions may have the effect of diluting the value of the shares held by existing shareholders, and might have an adverse effect on any market for our common stock.

Although we are not currently pursuing additional financing, to the extent that we raise additional funds by issuing equity securities or convertible debt securities, our stockholders may experience significant dilution. Sale of additional equity and/or convertible debt securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities we have previously sold. If additional funds are raised through a credit facility or the issuance of debt securities or preferred stock, lenders under the credit facility or holders of these debt securities or preferred stock would likely have rights that are senior to the rights of holders of our common stock, and any credit facility or additional securities could contain covenants that would restrict our operation.

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Potential future sales or issuances of our common stock to raise capital, or the perception that such sales could occur, could cause dilution to our current stockholders and the price of our common stock to fall.

We have historically supported our operations through the issuance of equity and expect to continue to do so in the future. Although we may not be successful in obtaining financing through equity sales on terms that are favorable to us, if at all, any such sales that do occur could result in substantial dilution to the interests of existing holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock or other equity securities to any new investors, or the anticipation of such sales, could cause the trading price of our common stock to fall.

The exercise of outstanding options and warrants may dilute current shareholders.

As of April 30, 2015, there were 49,366,101 warrants and options outstanding to purchase shares of our common stock, of which 42,429,162 shares are vested. The exercise of a substantial number of these outstanding warrants and options could adversely affect our share price and dilute current shareholders.

There is a limited trading market for our common stock, which may make it difficult for you to sell your shares and you may be subject to state securities laws for any resale.

Our common stock is quoted on the over-the-counter or OTC Bulletin Board. Like many stocks quoted on the OTC Bulletin Board, trading in our common stock is thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, trading on the OTC Bulletin Board is often more sporadic and volatile than the trading on security exchanges like NASDAQ or New York Stock Exchange. Accordingly, you may have difficulty reselling your shares of our common stock in short time periods. In addition, unlike shares of companies listed on NASDAQ or New York Stock Exchange, resales of our shares are not exempt from state, or “blue sky,” securities laws. As a result, you may need to comply with or find an exemption from any registration requirements of state securities laws if you resell our shares.

Our stock price is volatile.

The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price they paid for it. The market price for our common stock may be influenced by many factors, including:

•	regulatory developments in the United States and foreign countries;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	changes in the healthcare payment system overseas to the degree we receive revenue from such healthcare systems overseas;
•	announcements by us of significant acquisition, strategic partnerships, joint ventures or capital commitments;
•	sales of significant shares of stock by large investors;
•	intellectual property, product liability, or other litigation against us; and
•	the other key facts described in this “Risk Factors” section.

Our common stock may be deemed a “penny stock,” which would make it more difficult for you to sell your shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. These rules require, among other things, that brokers who trade penny stocks complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our common stock. Because our common stock is subject to the penny stock rules, you may find it more difficult to dispose of the shares of our common stock that you have purchased.

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Certain provisions of Delaware law, of our charter and bylaws and of our contractual agreements contain provisions that could delay and discourage takeover attempts and any attempts to replace our current management by shareholders.

Certain provisions of our certificate of incorporation and bylaws, applicable provisions of Delaware corporate law, and our contractual agreements could make it difficult for or prevent a third party from acquiring control of us or changing our Board of Directors and management. These provisions include:

•	requirements that our stockholders comply with advance notice procedures in order to nominate candidates for election to our Board of Directors or to place stockholders’ proposals on the agenda for consideration at meetings of stockholders; and
•	in connection with private placements of our stock in 2011, 2013 and 2015, we covenanted that we would not merge or consolidate with another company unless either the transaction and the trading volume of our stock met certain thresholds and qualifications or we obtained the consent of certain of the investors who purchased our stock in those private placements.

Insiders own a significant amount of the outstanding common stock.

Insiders own a significant amount of our outstanding common stock which could discourage takeover attempts. Our directors, affiliates and executive officers collectively beneficially own approximately 68% of our outstanding stock as of April 30, 2015.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling security holders. A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise of the warrants for cash, the selling security holders would pay us the exercise price of the warrants. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling security holders upon any exercise of the warrants. Instead, the selling security holders would satisfy their obligation to pay the exercise price through a formula-based transfer of warrant shares to us. The additional proceeds we could receive from the exercise of such warrants have not yet been earmarked for any specific use beyond working capital needs because there is no certainty that we will ever receive any proceeds from the exercise of such warrants.

The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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PRICE RANGE OF COMMON STOCK

The following information sets forth the high and low quotation price for our common stock for each quarter within the last two fiscal years.  Our common stock, CSBR, is traded over-the-counter and quoted on the electronic Bulletin Board maintained by the National Association of Securities Dealers.  The quotations represent prices between dealers and do not reflect the retailer markups, markdowns or commissions, and may not represent actual transactions.  Our securities are presently classified as “penny stocks” as defined by existing securities laws.  This classification places significant restrictions upon broker-dealers desiring to make a market in such securities.  The price range per share reflected in the table below is the high and low sales prices of our common stock for the periods presented.

	High	Low
Month Ended
May 31, 2015 (through May 6, 2015)	$0.70	$0.62
Fiscal Year 2015
Fourth Quarter	$0.75	$0.23
Third Quarter	$1.65	$0.80
Second Quarter	$1.99	$1.08
First Quarter	$1.19	$0.43
Fiscal Year 2014
Fourth Quarter	$0.68	$0.44
Third Quarter	$0.64	$0.21
Second Quarter	$0.50	$0.25
First Quarter	$0.67	$0.37
Fiscal Year 2013
Fourth Quarter	$0.75	$0.62
Third Quarter	$0.95	$0.62
Second Quarter	$1.05	$0.65
First Quarter	$1.20	$0.76

The closing price of our common stock on the OTC QB on May 6, 2015 was $0.62 per share. As of April 30, 2015, there were approximately 2,100 record holders of the Company’s common stock.

DIVIDEND POLICY

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors.  No dividends have been paid with respect to our common stock and no dividends are anticipated to be paid in the foreseeable future.  Any future decisions as to the payment of dividends will be at the discretion of our Board of Directors, subject to applicable law.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS

OF OPERATIONS

You should read the following discussion and analysis together with our consolidated financial statements and the related notes included elsewhere in this prospectus.  This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations.  Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those we discuss under Item 1A – “Risk Factors” and elsewhere in this prospectus.

Overview and Recent Developments

Champions Oncology, Inc. is engaged in the development and sale of advanced technology solutions and products to personalize the development and use of oncology drugs.  The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care, based upon the implantation of human tumors in immune-deficient mice.  The Company uses this technology, in conjunction with related products, to offer solutions for two customer groups:

•	Our Personalized Oncology Solutions, or POS, business, which provides services to physicians and patients looking for information to help guide the development of personalized treatment plans.

•	Our Translational Oncology Solutions, or TOS, business, which provides services to pharmaceutical and biotechnology companies seeking personalized approaches to drug development that will lower costs and increase the speed of developing new drugs, as well as increase the adoption of existing drugs.

We plan to continue our efforts to expand our TumorGraft Technology Platform in order to expand our POS and TOS programs. In fiscal 2012, we modified our POS business strategy to focus on growing our core technology products, which includes TumorGraft implants and drug panels. As part of this strategy, which we continued to execute during fiscal 2014 and fiscal 2015, we lowered our prices for these products to increase the number of patients to whom we sell these products and increase the number of tumors in our TumorBank. We will continue to offer related personalized oncology products, such as the personalized tumor boards and gene sequencing, to our customers; however, we expect future POS revenues to be driven by our core products.

On July 30, 2013, the Company entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which the Company agreed to conduct TumorGraft studies on multiple proprietary chemical compounds provided by Teva to determine the activity or response of these compounds in potential clinical indications. Under the agreement, Teva agreed to pay an upfront payment and, under certain conditions, pay the Company various amounts upon achieving certain milestones, based on the performance of the compounds in preclinical testing and dependent upon testing the compound in clinical settings and obtaining FDA approval. In addition, Teva agreed to pay the Company royalties on any commercialized products developed under the agreement. This agreement terminated a prior collaborative agreement between Cephalon, Inc. a wholly-owned subsidiary of Teva, and the Company. For the year ended April 30, 2014, revenue of $194,000 were recognized related to this agreement.

On December 6, 2013, the Company entered into a licensing agreement with Pfizer Inc., pursuant to which the Pfizer acquired a license to utilize a portion of the Company’s TumorGraft technology platform for its studies. In addition, the Company and Pfizer will seek opportunities for further platform development and research collaboration. In consideration for the license, Pfizer will pay an aggregate payment $1,875,000, of which $937,500 is due upon execution of the agreement and the remaining $937,500 will be paid upon successful delivery.

On March 11, 2015, the Company entered into a 2015 Securities Purchase Agreement with related party and non-related party investors for the sale to the investors of 35,271,052 units, each unit consisting of one share of the Company's common stock, par value $0.001 per share, and a warrant to buy 0.55 shares of common stock at $0.48 per share, at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000 (net proceeds of approximately $13 million, which included the conversion of $2 million in convertible notes issued in December 2014). This transaction closed on March 13, 2015. See Note 10, “Subsequent Events,” to our unaudited consolidated financial statements for the nine months ended January 31, 2015, contained elsewhere in this prospectus, for more detail.

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Results of Operations

The following table summarizes our operating results for the periods presented below (dollars in thousands):

For the Three Months Ended January 31, 2015 and 2014:

	For the Three Months Ended January 31,
		% of		% of	%
	2015	Revenue	2014	Revenue	Change
Operating revenue:
Personalized oncology solutions	$453	24.8%	$590	16.0%	(23.2)%
Translational oncology solutions	1,376	75.2	3,100	84.0	(55.6)

Total operating revenue	1,829	100.0	3,690	100.0	(50.4)

Costs and operating expenses:
Cost of personalized oncology solutions	674	36.9	614	16.6	9.8
Cost of translational oncology solutions	1,301	71.1	1,008	27.3	29.1
Research and development	1,093	59.8	535	14.5	104.3
Sales and marketing	1,094	59.8	821	22.2	33.3
General and administrative	1,086	59.4	2,120	57.5	(48.8)

Total costs and operating expenses	5,248	286.9	5,098	138.2	2.9

Operating loss	$(3,419)	(186.9)%	$(1,408)	(38.2)%	142.8

For the Nine Months Ended January 31, 2015 and 2014:

	For the Nine Months Ended January 31,
		% of		% of	%
	2015	Revenue	2014	Revenue	Change
Operating revenue:
Personalized oncology solutions	$1,245	22.1%	$1,834	20.2%	(32.1)%
Translational oncology solutions	4,377	77.9	7,258	79.8	(39.7)

Total operating revenue	5,622	100.0	9,092	100.0	(38.2)

Costs and operating expenses:
Cost of personalized oncology solutions	2,190	39.0	2,139	23.5	2.4
Cost of translational oncology solutions	3,225	57.4	2,585	28.4	24.8
Research and development	3,757	66.8	1,614	17.8	132.8
Sales and marketing	3,340	59.4	2,160	23.8	54.6
General and administrative	3,944	70.2	4,476	49.3	(11.9)

Total costs and operating expenses	16,456	292.7	12,974	142.7	26.8

Operating loss	$(10,834)	(192.7)%	(3,882)	(42.7)%	179.1

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For the Fiscal Years Ended April 30, 2014 and 2013:

CHAMPIONS ONCOLOGY

MD&A OPERATING RESULTS

	For the Years Ended April 30,
		% of		% of	%
	2014	Revenue	2013	Revenue	Change
Operating revenue:
Personalized oncology solutions	$2,264	19.6%	$2,390	28.7%	(5.3)%
Translational oncology solutions	9,286	80.4	5,933	71.3	56.5

Total operating revenue	11,550	100.0	8,323	100.0	38.8

Costs and operating expenses:
Cost of personalized oncology solutions	2,731	23.6	2,672	32.1	2.2
Cost of translational oncology solutions	3,532	30.6	2,656	31.9	33.0
Research and development	2,265	19.6	1,920	23.1	18.0
Sales and marketing	3,155	27.3	2,665	32.0	18.4
General and administrative	6,127	53.0	4,631	55.6	32.3

Total costs and operating expenses	17,810	154.2	14,544	174.7	22.5

Loss from operations	$(6,260)	(54.2)%	$(6,221)	(74.7)%	0.6%

Comparison of Three Months and Nine Months Ended January 31, 2015 and 2014

Operating Revenues

Operating revenues were $1.8 million and $3.7 million for the three months ended January 31, 2015 and 2014, respectively, a decrease of $1.9 million or (50.4)%. Operating revenues were $5.6 million and $9.1 million for the nine months ended January 31, 2015 and 2014, respectively, a decrease of $3.5 million or (38.2)%.

Personalized Oncology Solutions Revenues

POS revenues were $0.5 million and $0.6 million for the three months ended January 31, 2015 and 2014, respectively, a decrease of $0.1 million, or (23.2%). Core revenue from our TumorGraft platform decreased $20,000 or (5%). This decrease is due to a 26% decline in implant revenue resulting from a 26% decline in commercial implant volume. The decline in implant revenue was offset by a 3% increase in panel revenue. Non-core revenue decreased $116,000 or (63%). POS revenues were $1.2 million and $1.8 million for the nine months ended January 31, 2015 and 2014, respectively, a decrease of $0.6 million, or (32.1%).

Translational Oncology Solutions Revenues

TOS revenues were $1.4 million and $3.1 million for the three months ended January 31, 2015 and 2014, respectively, a decrease of $1.7 million, or (55.6%). The decline is largely due to a $1.9 million licensing agreement signed in the third quarter of 2014 and immediate revenue recognition of $1.4 million. TOS revenues were $4.4 million and $7.3 million for the nine months ended January 31, 2015 and 2014, respectively, a decrease of $2.9 million, or (39.7%).

Cost of Personalized Oncology Solutions

Cost of POS for the three months ended January 31, 2015 and 2014 was $0.67 million and $0.61 million, respectively, an increase of $0.06 million, or 9.8%. Cost of POS for the nine months ended January 31, 2015 and 2014 was $2.2 million and $2.1 million, respectively, an increase of $0.1 million, or 2.4%. For the three months ended January 31, 2015 and 2014, gross margins for POS were (48.8%) and (4.1%), respectively. The decline in gross margin is attributed to the decline in POS revenue and a large fixed cost component to the cost of sales. For the nine months ended January 31, 2015 and 2014, gross margins for POS were (75.9%) and (16.6%), respectively.

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Cost of Translational Oncology Solutions

Cost of TOS for the three months ended January 31, 2015 and 2014 was $1.3 million and $1.0 million, respectively, an increase of $0.3 million, or 29.1%. Cost of TOS for the nine months ended January 31, 2015 and 2014 was $3.2 million and $2.6 million, respectively, an increase of $0.6 million, or 24.8%. For the three months ended January 31, 2015 and 2014, gross margins for TOS were 5.5% and 67.5%, respectively. Gross margin was below usual levels because of an increase in new TOS studies whose revenues will be recognized upon study completion.

For the nine months ended January 31, 2015 and 2014, gross margins for TOS were 26.3% and 64.4%, respectively.

Research and Development

Research and development expenses for the three months ended January 31, 2015 and 2014 was $1.1 million and $0.5 million, respectively, an increase of $0.6 million, or 104.3%. This increase reflects the Company’s commitment to continued investment in expanding and genomic characterizing our TumorBank. Research and development expenses for the nine months ended January 31, 2015 and 2014 was $3.8 million and $1.6 million, respectively, an increase of $2.2 million, or 132.8%.

Sales and Marketing

Sales and marketing expenses for the three months ended January 31, 2015 and 2014 were $1.1 million and $0.8 million, respectively, an increase of $0.3 million, or 33%. Sales and marketing expenses for the nine months ended January 31, 2015 and 2014 were $3.3 million and $2.2 million, respectively, an increase of $1.1 million, or 54.5%. The increase is due to the expansion of our TOS business development team.

General and Administrative

General and administrative expenses for the three months ended January 31, 2015 and 2014 were $1.1 million and $2.1 million, respectively, a decrease of $1.0 million, or (48.9%). The decline is due to the implementation of cost saving measures to reduce the Company’s cash burn. Additionally, a one-time charge in stock based compensation expense was taken in the third quarter of 2014. General and administrative expenses for the nine months ended January 31, 2015 and 2014 were $3.9 million and $4.5 million, respectively, a decrease of $0.6 million, or (12%).

Other Income

Other income (expense) for the three months ended January 31, 2015 and 2014 was $0.6 million and $0.8 million, a decrease in income of $0.2 million.  Other income (expense) for the nine months ended January 31, 2015 and 2014 was $1.3 million and ($1.2) million, a decrease in expense of $2.5 million. During the three months ended January 31, 2015 and 2014, the Company recognized income of $0.6 million and $0.8 million for the change in fair value of warrants that are accounted for as liabilities and are described further below and in Note 8 to our unaudited condensed consolidated financial statements. The Company will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise of the warrants, or expiration of the warrants. This change in fair value of warrant liability was a result of revaluing the warrant liability based on the Monte Carlo simulation valuation model, impacted primarily by the quoted price of the Company's common stock. The revaluation of the warrant liability has no impact on our cash balances.

Inflation

Inflation does not have a meaningful impact on the results of our operations.

Comparison of Years Ended April 2014 and 2013

Operating Revenues

Operating revenues for the years ended April 30, 2014 and 2013 were $11.6 million and $8.3 million, respectively, an increase of $3.3 million, or 38.8%, primarily driven by the increase in TOS revenue.

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Personalized Oncology Solutions Revenues

POS revenues were $2.3 million and $2.4 million for the years ended April 30, 2014 and 2013, respectively, a decrease of $0.1 million or 5.3%. In 2014 we made a strategic decision to focus on growing our core POS revenues, implants and drug panels. Core revenues were $1.8 million and $1.5 million for the years ended April 30, 2014 and 2013, respectively, an increase of 20%. The number of implants during fiscal 2014 was 223, an increase of 57% over fiscal 2013. The number of patients for whom studies were completed was 87 for fiscal 2014, an increase of 67% over fiscal 2013. Non-core revenues, consisting of tumor boards and sequencing, were $0.5 million and $0.9 million for the years ended April 30, 2014 and 2013, respectively, a decrease of 55%.

Translational Oncology Solutions Revenues

TOS revenues were $9.3 million and $5.9 million for the years ended April 30, 2014 and 2013, respectively, an increase of $3.4 million or 56.5%.The increase was due primarily to growth in sales volume and customer mix of these products resulting from our continued sales and marketing efforts.

Cost of Personalized Oncology Solutions

POS cost of sales was $2.7 million for both years ended April 30, 2014 and 2013. For the years ended April 30, 2014 and 2013, gross margins for POS were negative 21% and negative 12%, respectively. The declines in gross margins are attributed to the shift in focus to core revenues which are lower margin products.

Cost of Translational Oncology Solutions

TOS cost of sales was $3.5 million and $2.7 million for the years ended April 30, 2014 and 2013, respectively, an increase of $0.8 million, or 33%. For the years ended April 30, 2014 and 2013, gross margins for TOS were 63% and 55%, respectively.

Research and Development

Research and development expense was $2.3 million and $1.9 million for the years ended April 30, 2014 and 2013, respectively, an increase of $0.4 million or 18%.

Sales and Marketing

Sales and marketing expense was $3.2 million and $2.7 million for the years ended April 30, 2014 and 2013, respectively, an increase of $0.5 million, or 18.4%. The increase is primarily due to performance based payments to sales representatives for achieving certain revenue targets and the addition of a sales and marketing senior executive.

General and Administrative

General and administrative expense was $6.1 million and $4.6 million for the years ended April 30, 2014 and 2013, respectively, an increase of $1.5 million, or 32.3%. This increase can be attributed to stock-based compensation expense and other costs associated with business expansion.

Other Expense

Other expense consists of the change in the fair value of warrants that are accounted for as liabilities and are described further below and in Note 6 to the accompanying consolidated financial statements. Other expense was ($1.1) million and ($0.1) million for the years ended April 30, 2014 and 2013, respectively. The Company will continue to adjust the warrant liability for changes in fair value, until the earlier of the exercise of the warrants or expiration of the warrants. This change in the fair value of the warrant liability was a result of revaluing the warrant liability based on the Monte Carlo simulation valuation model, impacted primarily by the quoted price of the Company's common stock. The revaluation of the warrant liability has no impact on our cash balances.

Inflation

Inflation does not have a meaningful impact on the results of our operations.

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Liquidity and Capital Resources

Our liquidity needs have typically arisen from the funding of our research and development programs and the launch of new products, working capital requirements, and other strategic initiatives. In the past, we have met these cash requirements through our cash and cash equivalents, working capital management, and proceeds from certain private placements of our securities. As of March 31, 2015, we had working capital of $7.3 million and cash and cash equivalents of $9.8 million. We believe that our cash and cash equivalents on hand at March 31, 2015 is adequate to fund operation for the next twelve months. Should the Company be required to raise additional capital, there can be no assurance that management would be successful in raising such capital on terms acceptable to us, if at all.

On January 28, 2013, the Company entered into a Securities Purchase Agreement with several accredited investors for the sale of an aggregate 18,600,000 shares of the Company’s Common Stock at a purchase price of $0.50 per share, for aggregate proceeds of $9.3 million, $0.5 million of which was sold to officers and directors of the Company. As part of this transaction, the Company also issued warrants to purchase an aggregate 1,860,000 shares of Common Stock at an exercise price of $0.66 per share. These warrants expire five years after the closing date. The Company also entered into an Amended and Restated Registration Rights Agreement on January 28, 2013 which provided certain registration rights with respect to the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the warrants, as well as shares of Common Stock issued and shares of Common Stock issuable upon exercise of warrants issued in a private placement in April 2011. Furthermore, certain investors will have the right to require the Company to redeem the purchased common shares held by all of the investors for cash of $0.50 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets. The put option will terminate upon the achievement of certain financial milestones by the Company, the sale of 25% of the common shares purchased by an investor, with respect only to the shares owned by such investor, or in certain other circumstances as outlined in the Securities Purchase Agreement. The investors also have certain participation rights with respect to future financings of the Company.

Due to the put option described above and a similar put option for an April 2011 private placement, the Company had historically accounted for Common Stock issued in the January 2013 private placement and the April 2011 private placement as temporary equity, which was reflected under the caption “redeemable common stock” on the consolidated balance sheets included in this report. The total amount allocated to these common shares was $16.9 million, which is equal to the total proceeds less the amount allocated to the fair value of the warrants and is also net of the direct and incremental costs associated with the private placement.

On January 29, 2014, the Company executed amendments to the 2011 Securities Purchase Agreement and to the 2013 Securities Purchase Agreement with certain of the parties thereto, in each case revising the definition of “Change of Control” as it appears on the Securities Purchase Agreements.

On January 29, 2014, the Company also entered into an agreement with Joel Ackerman, its Chief Executive Officer and a Director, and Ronnie Morris, its President and a Director, both of whom bought securities from the Company pursuant to the Securities Purchase Agreements, that, if the Company’s Board of Directors votes on a transaction, event or approval that would constitute a Put Option Trigger Event (as defined in each of the Securities Purchase Agreements), each of Ackerman and Morris shall either (a) recuse themselves from voting as a member of the Board of Directors on such transaction, event or approval or (b) be entitled to vote but forego exercising or receiving the benefit of their Put Right (as defined in each of the Securities Purchase Agreements).

Prior to the January 29, 2014 amendments, the Put Option Trigger Event (as defined in each of the Securities Purchase Agreements) was outside of the Company’s control.  Subsequent to the January 29, 2014 amendments the Put Option Trigger Event is within the Company’s control.  This change resulted in the common stock related to the April 2011 Private Placement and the 2013 Private Placement to be reclassified from outside of permanent equity (reflected under the caption “redeemable common stock”) to inside permanent equity (reflected in the captions “common stock” and “additional paid-in capital”) for 2014.

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On March 11, 2015, the Company entered into a Securities Purchase Agreement with several accredited investors for the sale of an aggregate 35,271,052 units, each unit consisting of one share of the Company’s common stock, par value $0.0001 per share, and a warrant to buy 0.55 shares of common stock at $0.48 per share, at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000 (net proceeds of approximately $13 million, which included the conversion of $2 million in convertible notes issued in December 2014 further described in this paragraph). This private placement transaction closed on March 13, 2015 (the “March 2015 Private Placement”). These warrants expire five years after the closing date. As part of the $14 million transaction, two directors converted convertible promissory notes dated December 1, 2014 in the principal amounts of $1 million each, plus accrued interest, into the units at a 5% discount, pursuant to the terms of the convertible promissory notes, and received 2,710,526 units each. Additionally, the Investors will have the right to require the Company to repurchase the purchased shares (the “2015 Private Placement Put Option”) for cash for $0.40 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets approved by the Company’s board of directors. The Private Placement Put Option will terminate upon the achievement of certain financial and other milestones. The March 2015 Private Placement investors have certain participation rights with respect to future financings of the Company. The Company covenanted to register the resale of the shares of Common Stock to be issued to the Investors and the shares of Common Stock issuable upon exercise of the Warrants pursuant to a 2015 Amended and Restated Registration Rights Agreement, and to pay certain liquidated damages if the Company fails to file such registration statement by a certain deadline, have it declared effective by a certain deadline or keep it effective for a certain period of time. The issuance of the shares of Common Stock and the Warrants resulted in the Company issuing 2,264,450 shares of Common Stock to investors who purchased shares of Common Stock pursuant to a Securities Purchase Agreement dated as of March 24, 2011 (the “2011 Securities Purchase Agreement”) due to contractual anti-dilution provisions in that 2011 Securities Purchase Agreement. The Company amended and restated the 2011 Securities Purchase Agreement to eliminate these anti-dilution provisions going forward, and conform aspects of the put option in that 2011 Securities Purchase Agreement to the Put Option in the 2015 Securities Purchase Agreement.

As of March 31, 2015, Management believes that the Company has sufficient cash on hand to continue as a going concern for at least the next 12 months.

Cash Flows for Nine Months Ended January 31, 2015 and 2014

The following discussion relates to the major components of our cash flows:

Cash Flows from Operating Activities

Net cash used in operating activities was $7.6 million and $2.5 million for the nine months ended January 31, 2015 and 2014, respectively, an increase of $5.1 million. These cash flows primarily relate to investment in new senior management personnel, TumorBank development to promote business expansion, stock compensation and gain on fair value of warrants.

Cash Flows from Investing Activities

Net cash used in investing activities was $84 and $76 for the nine months ended January 31, 2015 and 2014, respectively.  These cash flows primarily relate to the purchase of property and equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities was $2,000 and $9 for the nine months ended January 31, 2015 and 2014, respectively.  These cash flows primarily relate to the proceeds of note financing.

Cash Flows for Years Ended April 30, 2014 and 2013

The following discussion relates to the major components of our cash flows:

Cash Flows from Operating Activities

Net cash used in operating activities was $3.4 million and $4.3 million for the years ended April 30, 2014 and 2013, respectively. The decrease of $0.9 million cash used in operations relates to an increase in revenues to cover operational expenses. The net loss increase was due primarily to an increase in non-cash stock based compensation and warrant expense.

Cash Flows from Investing Activities

Cash used in investing activities was $0.2 million and $0.1 million for the years ended April 30, 2014 and 2013, respectively. These cash flows relate to the purchase of property and equipment.

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Cash Flows from Financing Activities

Net cash provided by financing activities was nil and $9.1 million for the years ended April 30, 2014 and 2013, respectively. These cash flows in 2013 primarily relate to the private placement of common stock and warrants that occurred on January 28, 2013, which is explained more in Liquidity and Capital Resources, and the exercise of stock options and warrants.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to apply methodologies and make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates of the Company include, among other things, accounts receivable realization, valuation allowances for deferred tax assets, valuation of goodwill, and stock compensation assumptions. Actual results could differ from those estimates. We believe that of our significant accounting policies (refer to the Notes to Consolidated Financial Statements contained elsewhere in this prospectus), the following may involve a higher degree of judgment and complexity:

General

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States or GAAP.  The preparation of the consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosure of contingent assets and liabilities. Significant estimates of the Company include, among other things, accounts receivable realization, revenue recognition (replacement of licensed tumors), valuation allowance for deferred tax assets, valuation of goodwill, and stock compensation and warrant assumptions. We have not identified any estimates that require a significant level of judgment or are otherwise subject to an inherent degree of uncertainty.   We base our estimates on historical experience, our observance of trends in particular areas and information or valuations and various other assumptions that we believe to be reasonable under the circumstances and which form the basis for making judgments about the carrying value of assets and liabilities that may not be readily apparent from other sources.  Actual amounts could differ significantly from amounts previously estimated.

Revenue Recognition

We derive revenue from our POS and TOS businesses.  Personalized oncology solutions assist physicians by providing information to help guide the development of personalized treatment plans for their patients using our core offerings, including testing oncology drugs and drug combinations on personalized TumorGrafts, and through other products.  Translational oncology solutions offer a TumorGraft platform to pharmaceutical and biotechnology companies using proprietary TumorGraft studies, which may be predictive of how drugs may perform in clinical settings.  We recognize revenue when the following four basic criteria are met: (i) a contract has been entered into with our customers; (ii) delivery has occurred; (iii) the fee charged is fixed and determinable as noted in the contract; and (iv) collectability is reasonably assured.  For TOS, we utilize a proportional performance revenue recognition model, under which we recognize revenue as performance occurs, based on the relative outputs of the performance that have occurred up to that point in time under the respective agreement, typically the delivery of reports and/or data to our customers documenting the results of our testing protocols.

When a POS or TOS arrangement involves multiple elements, the items included in the arrangement (deliverables) are evaluated to determine whether they represent separate units of accounting.  We perform this evaluation at the inception of an arrangement and as each item in the arrangement is delivered.  Generally, we account for a deliverable (or a group of deliverables) separately if: (i) the delivered item(s) has standalone value to the customer, and (ii) we have given the customer a general right of return relative to the delivered item(s) and the delivery or performance of the undelivered item(s) or service(s) is probable and substantially in our control. Revenue on multiple element arrangements is recognized using a proportional method for each separately identified element.  All revenue from contracts determined not to have separate units of accounting is recognized based on consideration of the most substantive delivery factor of all the elements in the contract or if there is no predominant deliverable upon delivery of the final element of the arrangement.

During the third quarter of fiscal year 2014 we entered into a contract that may require the replacement of licensed tumors in the event that certain contractual terms have not been satisfied. Due to such requirements we have estimated an amount of licensed tumors that may need to be replaced, and we have deferred this revenue until all provisions of the agreement have been met. There was $258,000 of deferred revenue as of April 30, 2014 relating to our estimate of replacement of licensed tumors.

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Share-Based Payments

We typically recognize expense for share-based payments based on the fair value of awards on the date of grant.  We use the Black-Scholes option pricing model to estimate fair value.  The option pricing model requires us to estimate certain key assumptions such as expected life, volatility, risk free interest rates, and dividend yield to determine the fair value of share-based awards.  These assumptions are based on historical information and management judgment.  We expense share-based payments over the period that the awards are expected to vest, net of estimated forfeitures.  If actual forfeitures differ from management’s estimates, compensation expense is adjusted.  We report cash flows resulting from tax deductions in excess of the compensation cost recognized from those options (excess tax benefits) as financing cash flows when the cash tax benefit is received.

Goodwill

Goodwill represents the excess of the cost over the fair market value of the net assets acquired including identifiable assets.  Goodwill is tested annually, or more frequently, if circumstances indicate potential impairment, by comparing its fair value to its carrying amount.  The determination of whether or not goodwill is impaired involves significant judgment.  Although we believe our goodwill is not impaired, changes in strategy or market conditions could significantly impact the judgments and may require future adjustments to the carrying value of goodwill.  We use a two-step process to test for goodwill impairment.  The first step is to screen for potential impairment, while the second step measures the amount of the impairment, if any.  The first step of the goodwill impairment test compares the fair value of each reporting unit with its carrying amount, including goodwill.  If the fair value of the reporting unit exceeds its carrying value, goodwill is not impaired.  If the carrying value of the reporting unit’s net assets, including goodwill, exceeds the fair value of the reporting unit, then we determine the implied fair value of goodwill.  If the carrying value of goodwill exceeds its implied fair value, then an impairment of goodwill has occurred and an impairment loss would be recognized for the difference between the carrying amount and the implied fair value of goodwill as a component of operating income.  The implied fair value of goodwill is calculated by subtracting the fair value of tangible and intangible assets associated with the reporting unit from the fair value of the unit.

In addition, we evaluate impairment if events or circumstances change between the annual assessments, indicating a possible impairment.  Examples of such events or circumstances include: (i) a significant adverse change in legal factors or in the business climate; (ii) an adverse action or assessment by a regulator; or (iii) a significant decline in market capitalization as compared to book value.

We have two operating segments and two reporting units. The estimated fair value of each reporting unit, as calculated for the April 30, 2014 impairment test, exceeded the carrying value of the reporting unit.  Judgments regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance of the acquired businesses.  Future events, including but not limited to continued declines in economic activity, loss of contracts or a significant number of customers or a rapid increase in costs or capital expenditures, could cause us to conclude that impairment indicators exist and that goodwill is impaired.  Any resulting goodwill impairment could have a material adverse impact on our financial condition and results of operations.

Accounting for Income Taxes

We use the asset and liability method to account for income taxes.  Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets.  In preparing the consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate.  This process involves estimating the actual current tax liability together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, depreciation on property, plant and equipment, goodwill and losses for tax and accounting purposes.  These differences result in deferred tax assets, which include tax loss carry-forwards, and liabilities, which are included within the consolidated balance sheet.  We then assess the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established.  To the extent a valuation allowance is established or increased in a period, we include an expense within the tax provision of the consolidated statements of operations.  As of April 30, 2014 and 2013, we have established a full valuation allowance for all deferred tax assets.

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As of April 30, 2014 and 2013, we did not recognize any assets or liabilities relative to uncertain tax positions, nor do we anticipate any significant unrecognized tax benefits will be recorded during the next 12 months.  Any interest or penalties related to unrecognized tax benefits is recognized in income tax expense. Since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. For further discussion on this examination, see Note 13 to the Company’s audited financial statements included with this report.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers (Topic 606). This guidance is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. It will be effective for our first quarter of fiscal year 2018 and early adoption is not permitted. We have not yet determined the impact from adoption of this new accounting pronouncement on our financial statements.

Off-Balance Sheet Financing

We have no off-balance sheet debt or similar obligations.  We have no transactions or obligations with related parties that are not disclosed, consolidated into or reflected in our reported results of operations or financial position.  We do not guarantee any third-party debt.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

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BUSINESS

Overview

Champions Oncology, Inc. is engaged in the development and sale of advanced technology solutions and products to personalize the development and use of oncology drugs.  The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care, based upon the implantation of human tumors in immune-deficient mice.  The Company uses this technology, in conjunction with related services, to offer solutions for two customer groups:

•	Our Personalized Oncology Solutions, or POS, business, which provides services to physicians and patients looking for information to help guide the development of personalized treatment plans.
•	Our Translational Oncology Solutions, or TOS, business, which provides services to pharmaceutical and biotechnology companies seeking personalized approaches to drug development that will lower costs and increase the speed of developing new drugs, as well as increase the adoption of existing drugs.

TumorGraft Technology Platform

Our technology platform consists of processes, physical tumors, and information that we use to personalize the development and use of oncology drugs.  Our process technology, which we call “TumorGrafts,” involves the:

•	implantation of human tumor fragments in immune-deficient mice;
•	expansion of the original human tumor into a larger colony of mice through the passage of the tumor to a limited number of generations of mice;
•	treatment of the implanted mice with oncology drugs; and
•	measurement of tumor growth inhibition in treated mice relative to a control group of mice to determine the response of the tumor to the drug.

Our process is used for our POS business to test numerous drugs or drug combinations against a single patient’s tumor in the mice to determine which therapy results in the most efficacious response from the tumor.

Our technology platform also includes a bank of tumors that we have acquired, collected, processed, validated, and stored for use in our TOS business, which we call our TumorBank.  We implant these tumors in mice to provide pharmaceutical and biotechnology companies the opportunity to test oncology compounds on multiple tumors to test efficacy and simulate the results of human clinical trials.

We are also developing an extensive database of information about the tumors in our TumorBank.  We expect that this database will include certain information about the patient (e.g., age, gender), the response of the tumors to different oncology drugs or drug combinations, mutational status of key oncogenes, and other genetic and epigenetic data about each tumor.  Our intention is to use this database to provide our pharmaceutical and biotechnology customers with information that may assist them with their drug development process.

Our Strategy

Our strategy is to use TumorGrafts as a platform technology to drive multiple synergistic revenue streams. We continue to build this platform with investments in research and development. Our goal is to populate our TumorBank and its related database with tumors and information we receive from our POS business, research collaborations and validation studies. The tumors and information in the TumorBank are then available for TOS studies. We believe that the result is well-differentiated products for patients, physicians, and drug development companies. In addition, we are looking for additional opportunities to utilize the data we are gathering about the tumors to develop proprietary biomarkers and signatures of response that can predict the resistance or sensitivity of individual patients to oncology drugs.

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Personalized Oncology Solutions Business

Our POS business offers physicians and patients information to help guide the development of personalized treatment plans.  Our core products, TumorGraft implants and drug panels, previously known as studies, utilize TumorGraft technology to empirically test the response of a patient’s tumor to multiple oncology drugs or drug combinations.  The process begins by implanting a fresh fragment of the patient’s tumor, typically received within 24 hours of surgery or biopsy, in a small colony of immune-deficient mice to grow the tumor tissue.  This colony is then expanded by reimplanting the grown tumor tissue from the first generation of mice into an increasing number of second generation of mice until a sufficient number of implanted mice with the individual patients’ tumor are available for testing.  At that point, the colony is randomized into different groups, and studies are performed on the mice whereby each mouse in a group is dosed with a different drug or drug combination.  The response of the tumor in each mouse is tracked over time and analyzed to determine which drug or drug combination is providing the highest level of tumor growth inhibition in the mice.  Our data, which is currently limited in nature, indicates that there may be a correlation between the response to drugs of a tumor in a mouse with the response to drugs of a tumor in a patient.

In addition to our core TumorGraft POS services, we offer non-core related POS services to our customers, including personalized tumor boards, previously known as tumor panels, and gene sequencing.  Personalized tumor boards are designed to provide access to oncologists with expertise in particular tumor types.  These tumor boards can be done in person or by teleconference and can include from three to more than 15 physicians. The physicians on the tumor board receive an overview of the patient’s history of treatment and current status, typically from the treating physician. The tumor board physicians may also receive the results of advanced molecular and sensitivity testing of the patient’s tumor, which may include information based on our TumorGraft testing. Based on their expertise and the research information available to them from their academic institutions and colleagues, these physicians can offer useful insight into possible treatments. We also provide gene sequencing that analyzes the genetic makeup of patient’s tumor for the purpose of identifying potentially useful drugs. We will continue to offer related personal oncology products to our customers; however, we expect future POS revenues to be driven by our core products.

We rely on the internet, word of mouth, and a small sales force to market these services to patients and physicians.

For the year ended April 30, 2014, our revenues from POS totaled $2.3 million, a 5.3% decrease from the previous year. POS revenues were $1.2 million and $1.8 million for the nine months ended January 31, 2015 and 2014, respectively, a decrease of $0.6 million, or (32.1%).

Translational Oncology Solutions Business

Our TOS business utilizes our technology platform to assist pharmaceutical and biotechnology companies with their drug development process.  We provide studies, or license tumors for use in studies, that we believe may predict the efficacy of experimental oncology drugs or approved drugs as stand-alone therapies or in combination with other drugs and can stimulate the results of human clinical trials.  These studies include in vivo studies that rely on implanting multiple tumors from our TumorBank in mice and testing the therapy of interest on these tumors.  Studies may also include bioinformatics analyses that reveal the differences in the genetic signatures of the tumors that responded to a therapy as compared to the tumors that did not respond.  Our studies can be used to determine which types of cancer, if any, may be inhibited by a drug.  The studies can also be used to identify specific sub-populations, often characterized by particular genetic mutations that are differentially sensitive or resistant to a drug or drug combination.  These studies, used in pre-clinical testing or during phase I or II of a clinical trial, can help guide the clinical development path of new compounds or find new indications or combinations for compounds that are already approved by the United States Food and Drug Administration, or FDA. We believe that the results may lead to lower costs and shorter timeframes for drug development.

Our sales and marketing efforts are dependent on a dedicated sales force that sells directly to pharmaceutical and biotechnology companies.

For the year ended April 30, 2014, our revenues from TOS products totaled $9.3 million, an increase of 56.5% from the previous year. TOS revenues were $4.4 million and $7.3 million for the nine months ended January 31, 2015 and 2014, respectively, a decrease of $2.9 million, or (39.7%).

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Operations and Recent Developments

On July 30, 2013, the Company entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which the Company agreed to conduct TumorGraft studies on multiple proprietary chemical compounds provided by Teva to determine the activity or response of these compounds in potential clinical indications. Under the agreement, Teva agreed to pay an upfront payment and, under certain conditions, pay the Company various amounts upon achieving certain milestones, based on the performance of the compounds in preclinical testing and dependent upon testing the compound in clinical settings and obtaining FDA approval. In addition, Teva agreed to pay the Company royalties on any commercialized products developed under the agreement. This agreement terminated a prior collaborative agreement between Cephalon, Inc. a wholly-owned subsidiary of Teva, and the Company. For the year ended April 30, 2014, revenue of $194,000 were recognized related to this agreement.

In-licensed Compounds

In February 2010, the Company entered into an exclusive option agreement with a Canadian company. The option agreement granted the Company the exclusive right to review Irinophore C, a nanoparticle drug compound, for the treatment of various forms of cancer, including melanoma, prostate, breast, and lung cancer. As of June 26, 2014 the Company terminated its exclusive option agreement.

Competition

Our TumorGraft Technology Platform is proprietary and requires significant know-how to both initiate and operate, but is not patented.  It is, therefore, possible for competitors to develop other implantation procedures or to discover the same procedures utilized by the Company that could compete with the Company in its market.  Competition in our industry is intense and based significantly on scientific, technological, and market forces, which include the effectiveness of the technology and products and the ability to commercialize technological developments.  The Company faces significant competition from other healthcare companies in the United States and abroad.  The majority of these competitors are, and will be, substantially larger than the Company, and have substantially greater resources and operating histories.  There can be no assurance that developments by other companies will not render our products or technologies obsolete or non-competitive or that we will be able to keep pace with the technological or product developments of our competitors.  These companies, as well as academic institutions, governmental agencies, and private research organizations also compete with us in recruiting and retaining highly qualified scientific, technical and professional personnel and consultants.

Research and Development

For the years ended April 30, 2014 and 2013, we spent approximately $2,265,000 and $1,920,000, respectively, to develop our TumorGraft Technology Platform. We continue to expand our TumorBank through the acquisition of tumor tissue and implanted models from the POS business. In addition, we expect to grow our tumor bank through research collaborations and relationships with hospitals and academic institutions. Our research and development efforts were focused on increasing our understanding of our TumorGraft models, their clinical predictability, improving growth and tumor take rates, and other biological and molecular characteristics of the models.

Research and development expenses for the nine months ended January 31, 2015 and 2014 was $3.8 million and $1.6 million, respectively, an increase of $2.2 million, or 132.8%.

Government Regulation

The research, development, and marketing of our products, the performance of our POS testing services, and the operation of our facilities are generally subject to federal, state, local, or foreign legislation, including licensure of our laboratory located in Baltimore, Maryland by the States of Maryland and New York, and compliance with federal, state, local or foreign legislation applicable to the use of live animals in scientific testing, research and education.

The FDA has claimed regulatory authority over laboratory developed tests such as our POS services, but has generally not exercised it. The FDA has announced regulatory and guidance initiatives that could increase federal regulation of our business. We are subject to federal and international regulations with regard to shipment of hazardous materials, including the Department of Transportation and the International Air Transit Authority. These regulations require interstate, intrastate, and foreign shipments comply with applicable labeling, documentation, and training requirements.

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Employees

As of April 30, 2015, we had 68 full-time equivalent employees (FTEs), including 26 with doctoral or other advanced degrees.  Of our workforce, 43 FTEs are engaged in research and development and laboratory operations, 18 FTEs are engaged in sales and marketing, and 7 FTEs are engaged in finance and administration.  None of our employees are represented by a labor union or covered by collective bargaining agreements.  We have never experienced a work stoppage and believe our relationship with our employees is good.

Company History

Our predecessor was incorporated under the laws of the State of Delaware on June 4, 1985, as “International Group, Inc.”  In September 1985, we completed a public offering and shortly thereafter, acquired the world-wide rights to the Champions sports-theme restaurant concept and changed our name to “Champions Sports, Inc.”  In November 1997, we sold our Champions service mark and concept to Marriott International, Inc. and until 2005, were a consultant to Marriott International, Inc. and operated one Champions sports bar restaurant.  In January 2007, we changed our business direction to focus on biotechnology and subsequently changed our name to Champions Biotechnology, Inc.  In April 2011, we changed our name to Champions Oncology, Inc. to reflect the Company's new strategic focus on developing advanced technologies to personalize the development and use of oncology drugs.

Available Information

Our internet website address is www.championsoncology.com.  Information on our website is not part of this Annual Report. Through our website, we make available, free of charge, access to all reports filed with the United States Securities and Exchange Commission, or SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Proxy Statements on Schedules 14A and amendments to those reports, as filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Copies of any materials we file with, or furnish to, the SEC can also be obtained free of charge through the SEC’s website at http://www.sec.gov or at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company as of April 30, 2015 are as follows:

Name	Position(s) Presently Held
David Sidransky, M.D.	Director, Chairman of the Board
Joel Ackerman	Chief Executive Officer, Director
Ronnie Morris, M.D.	President and Director
David Miller	Vice President of Finance
Arthur G. Epker, III	Director
Daniel Mendelson	Director
Abba David Poliakoff	Director
Scott R. Tobin	Director

David Sidransky, M.D., age 54, has served as Chairman of the Company since October 2007 and a director of the Company since August 2007.  Dr. Sidransky is the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine and is a Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital.  In the field of oncology, Dr. Sidransky is one of the most highly-cited researchers in clinical and medical journals in the world, with over 400 peer-reviewed publications in the past decade.  He has also contributed to more than 60 cancer reviews and chapters.  Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents.  He has served as Vice Chairman of the Board of Directors of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care, and was a director, until its merger with Eli Lilly. Dr. Sidransky remains Chairman of Tamir Biotechnology and serves on the Boards of Directors of KV Pharmaceutical Company and Rosetta Genomics.  Dr. Sidransky is serving and has served on scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. From 2005 to 2008, Dr. Sidransky served as Director of the American Association for Cancer Research (AACR) and was the Chairperson of the first and second (September 2006 and 2007) AACR International Conferences on Molecular Diagnostics in Cancer Therapeutic Development:  Maximizing Opportunities for Individualized Treatment.  Dr. Sidransky is the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Hinda and Richard Rosenthal Award from the AACR.  Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine.  Dr. Sidransky received his bachelor’s degree from Brandeis University and his medical degree from the Baylor College of Medicine.

Joel Ackerman, age 49, has served as Chief Executive Officer and a director of the Company since October 2010.  Mr. Ackerman received a bachelor’s degree from Columbia University, where he graduated summa cum laude in 1988, and a master’s degree in Physics from Harvard University in 1990.  From 1990 to 1993, Mr. Ackerman was an associate with Mercer Management Consulting, a global strategy consulting firm.  From 1993 to 2008, Mr. Ackerman was employed by Warburg Pincus, LLC, a global private equity investment firm.  There, Mr. Ackerman served in various capacities including Managing Director, Head of Healthcare Services, and as a member of the firm’s executive management team. During 2010, Mr. Ackerman served as a senior portfolio fellow with Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to address global poverty.  Mr. Ackerman is currently a member of the board of directors of Kindred Healthcare, Inc., a publicly traded company that operates hospitals and nursing homes. Mr. Ackerman’s employment agreement with the Company provides that the Company will nominate him for election as a director for so long as he serves as an executive officer of the Company.

Ronnie Morris, M.D., age 48, has served as President and a director of the Company since October 2010. Dr. Morris received his medical degree from the University of Medicine and Dentistry of New Jersey in 1993, completed his residency at the Long Island Jewish Medical Center in 1996, and obtained his certification from the American Board of Internal Medicine in 1996. From 1996 to 2004, Dr. Morris practiced internal medicine and was a managing partner of Prohealth Medical Group in Boca Raton, Florida where, in addition to his personal medical practice of more than 2,500 patients, he managed over 30 physicians in a multi-specialty practice, was responsible for the practice’s financial operations, and coordinated and created ancillary revenue services for the practice. From 2004 to 2006, Dr. Morris was Vice President and Medical Director of AllianceCare Inc. in Boynton Beach, Florida, a company that provides home health care, physical therapy, and doctor “house calls”. In that capacity, Dr. Morris was responsible for the physician house call business, developed new markets, managed and directed 150 employees, tripled revenue and brought his division to profitability. In 2001, in Boca Raton, Florida, Dr. Morris co-founded MDVIP, Inc., a personalized healthcare services company. Until 2009, when MDVIP was acquired by Procter and Gamble Co., Dr. Morris served on MDVIP’s Board of Directors, as Medical Director, and as a member of its executive management team. In those capacities, Dr. Morris conceptualized, developed and helped build MDVIP from a start-up company into a national leader in personalized healthcare services, with a network of 400 doctors in 29 states and 125,000 consumers/patients. Since 2009, Dr. Morris has been a private investor. Dr. Morris’s employment agreement with the Company provides that the Company will nominate him for election as a director for so long as he serves as an executive officer of the Company.

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David Miller, age 46, has served as our Vice President, Finance since June 2013. Prior to joining the Company, Mr. Miller served as the Vice President of Finance and Operations at DMCWW, LLC, a private equity company focused on investing and operating start-up enterprises in the consumer technology space. From January 2006 to March 2010, Mr. Miller served as the Chief Financial Officer of NAF Funding, LLC, a nationwide financial services firm that brokers transactions involving the trading of life insurance policies. From January 2000 to December 2005, Mr. Miller was the Vice President of Finance and Operations at IDT Corp., where he led the creation and growth of the consumer phone services division to over one million customers of local and long distance service. From 1997 to 1999, he was an Assistant Vice President of the Internal Audit Department at Deutche Bank. Mr. Miller also held Senior Accountant positions at Schonbraun, Safris, Sternlieb, LLC and Margolin, Winer and Evans. Mr. Miller earned a B.S. from Yeshiva University in 1991 and an MBA from Fordham in 1999. He is a Certified Public Accountant.

Arthur G. Epker, III, age 52, has served as a director of the Company since March 2013. Mr. Epker is a Vice President and partner of PAR Capital Management, Inc., an investment adviser that manages PAR Investment Partners, L.P., a private investment fund. Mr. Epker is a member of the boards of directors of Pure Cycle Corporation, a publicly traded company that provides wholesale water services. He received his undergraduate degree in computer science and economics with highest distinction from the University of Michigan (1983) and his Masters of Business Administration from Harvard Business School (1987). PAR Investment Partners purchased common stock and warrants of the Company in a private placement on January 28, 2013. As part of that transaction, the Company agreed to appoint a designee of PAR Investment Partners, to its board of directors. Mr. Epker is the designee chosen by PAR Investment Partners.

Daniel Mendelson, age 50, has served as a director of the Company since March 2013. Mr. Mendelson is the Chief Executive Officer and founder of Avalere Health, a strategic advisory company focused on devising innovative solutions to complex healthcare problems. The firm’s customer base includes Fortune 500 healthcare companies, provider organizations, medical foundations, and government. Mr. Mendelson is also currently Adjunct Professor of Business Administration at The Fuqua School of Business at Duke University and sits on the board of directors of HMS Holdings Corp., a publicly traded company that provides cost containment services to government and private healthcare payers and sponsors. From 1998 to 2000, Mr. Mendelson served as Associate Director for Health at the Office of Management and Budget (OMB). Prior to joining OMB, Mr. Mendelson was Senior Vice President of The Lewin Group and Director of the Medical Technology practice. He holds an undergraduate degree in economics and viola performance from Oberlin College, and a M.P.P. from the Kennedy School of Government at Harvard University.

Abba David Poliakoff, age 63, has served as a director of the Company since March 2008. Mr. Poliakoff is a member of the law firm of Gordon Feinblatt LLC in Baltimore, Maryland, and chair of its Securities Law Group. He is a member of the Maryland State Bar Association’s Business Law Section, former Chair of its Committee on Securities, and a former member of the Business Regulations Article Review Committee of the Committee to Revise the Maryland Annotated Code.  Mr. Poliakoff is the Chairman Emeritus of the Maryland Israel Development Center, a joint venture between the State of Maryland Department of Business and Economic Development and the State of Israel Ministry of Industry and Trade. Governor Lawrence J. Hogan, Jr. has appointed Mr. Poliakoff to co-chair the Business Regulation Review Commission. Previously, Governor Martin J. O’Malley of Maryland has appointed Mr. Poliakoff to the Governor’s International Advisory Council on International Commerce and Trade. Before that, he was appointed by Maryland Governor Robert C. Ehrlich, Jr. to the Governor’s Transition Committee.  He currently serves on a number of Boards, including the Board of Visitors of the University of Maryland School of Medicine, the Board of Directors of the BioTechnical Institute of Maryland, the Board of Directors of the JET Incubator of Baltimore and on several advisory boards. In his community work, he is Vice President and on the Board of Directors of the Baltimore Jewish Council, and on the Board of Directors of The Associated Jewish Community Federation of Baltimore, and a founder and past president of the Jewish Arbitration and Mediation Board of Baltimore. He is also on the Board of Directors of Levindale Hebrew Geriatric Center and Hospital, a member company of LifeBridge Health, and on the Investment Committee of LifeBridge Health.

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Mr. Poliakoff is well-qualified to serve as a member of the Company’s Board due to his extensive experience with biotechnology, start-up companies, and venture capital.

Scott R. Tobin, age 44, has served as a director of the Company since June 2011, pursuant to the terms of the Securities Purchase Agreement dated March 24, 2011 between the Company, Battery Ventures IX, L.P. (“Battery”) and certain other investors and the Securities Purchase Agreement dated January 28, 2013 between the Company, Battery and certain other investors, in which the Company agreed to appoint one nominee nominated by Battery to become a member of the Company’s Board of Directors. In 1997, Mr. Tobin joined Battery Partners IX, LLC, the general partner of Battery, where he has been a managing member of various funds since May 2000. Prior to joining Battery Partners IX, LLC, Mr. Tobin held positions at First Albany Corp. and at Future Vision, a venture-backed software company that was sold to Softkey International. Mr. Tobin received a bachelor’s degree with honors in International Relations and Islamic and Middle Eastern Studies from Brandeis University in 1992.

The term of office of each director is until the next annual election of Directors and until a successor is elected and qualified or until the Director’s earlier death, resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There is no family relationship between or among any of the Company’s directors or officers. The Board of Directors met eight times during the year ended April 30, 2014. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors held during the 2014 fiscal year and the total number of meetings held by all committees on which the director served during such year.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the industry experience, vision and energy brought to the Board of Directors by the Chairman, Dr. Sidransky, and the Chief Executive Officer, Mr. Ackerman.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Independence of Directors

The Board of Directors has determined that Messrs. Epker, Mendelson, Poliakoff and Tobin are “independent” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules (“NASDAQ Rules”). Although the Company is not listed on an exchange, the Company has opted to use the NASDAQ Rules definition of “independent.”

Board of Directors Meetings

During the fiscal year ended April 30, 2014, the Board of Directors met eight times. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company held during the year and (2) the total number of meetings held by all committees on which the director served during such year. Our policy is that directors are expected to attend our annual meetings of stockholders. At our annual meeting of stockholders on October 15, 2014, two of our directors attended.

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Board Committees

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the Audit Committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

The current members of the Audit Committee are: (i) Scott Tobin, who is serving as Chairperson, (ii) Arthur G. Epker III and (iii) Abba David Poliakoff, each of whom is independent under the NASDAQ Rules. Our Audit Committee members are not required to meet the heightened independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, since our securities are not listed or traded on a national securities exchange. However, our Board of Directors has reviewed whether our Audit Committee members meet those heightened independence standards, and concluded that each member meets such requirements. The Board has also examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Tobin satisfies this definition. Accordingly, Mr. Tobin has been designated by the Board as the Company’s audit committee financial expert. The Audit Committee met four times during the fiscal year ended April 30, 2014.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to assure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and the stockholders on an ongoing basis. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluates the current composition and governance structure of the Board and determines its future requirements; makes recommendations concerning the qualifications, compensation and retirement age of directors; recommends nominees for election to the Board and establishes and administers a Board evaluation process; makes recommendations to the Board about the appointment of directors to the Board Committees and the selection of the Chairpersons of the Board Committees; and reviews timely nominations by stockholders for the election of directors and ensures that such stockholders are advised of any action taken by the Board with respect thereto.

The current members of Nominating and Corporate Governance Committee are: (i) Daniel Mendelson, who is serving as Chairperson, (ii) Abba David Poliakoff and (iii) Arthur G. Epker III, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee met one time during the fiscal year ended April 30, 2014. The policy of our Board is to encourage the selection of directors who will contribute to our company. The Nominating and Corporate Governance Committee considers recommendations from stockholders, as well as other people, as it deems appropriate. Stockholders wishing to nominate a director candidate must comply with certain procedures. We explain the procedures for nominating a director candidate at next year’s annual meeting in “Other Matters.”

Compensation Committee. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee, among other things, reviews all forms of compensation for senior management of the Company, including the form and amount of current salary, deferred salary, cash and non-case benefits and all compensation plans of the Company; approves base salary amounts, incentive and bonus compensation amounts and individual stock and/or option grants and awards for all corporate officers at or above the Vice President level (including the President) and all other reporting officers of the Company; administers the Company’s 2010 Equity Incentive Plan; prepares and approves reports to stockholders on compensation matters required by the Securities and Exchange Commission and other government bodies; performs an annual performance appraisal for the President and other senior managers designated by the Board; and establishes levels of director compensation.

The current members of the Compensation Committee are: (i) Abba David Poliakoff, who is serving as Chairperson; (ii) Scott Tobin; and (iii) Daniel Mendelson, each of whom is independent under the NASDAQ Rules. The Compensation Committee met one time during the fiscal year ended April 30, 2014.

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Director Compensation

The following table summarizes the compensation paid to directors, other than directors who are also named executive officers and whose compensation as directors is reflected in the Summary Compensation Table in the Executive Compensation section of this proxy statement, for the fiscal year ended April 30, 2014.

Name (1)	Fees Earned or Paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)	All other compensation ($)	Total ($)
Arthur G. Epker, III	-	-	154,683	-	154,683
Daniel Mendelson	-	-	154,683	-	154,683
Abba David Poliakoff	-	-	111,372	-	111,372
David Sidransky	-	-	185,620	-	185,620
Scott R. Tobin	-	-	111,372	-	111,372

(1)	Joel Ackerman and Ronnie Morris are named executive officers whose compensation is set forth in the Summary Compensation Table and related disclosure in the “Executive Compensation” section of this proxy statement. Mr. Ackerman and Dr. Morris did not receive any additional compensation for their service as directors.

(2)	Included in the Stock Awards column is the grant date fair value of restricted stock grants, calculated in accordance with FASB ASC Topic 718.

(3)	Included in the Option Awards column is the grant date fair value of stock option grants, calculated in accordance with FASB ASC Topic 718.

Messrs. Epker and Mendelson each received options to purchase 166,666 Shares for their initial election to the Board of Directors and for their services on the Board of Directors and its committees in fiscal 2014. Messrs. Poliakoff and Tobin each received an option to purchase 120,000 Shares for their services on the Board of Directors and its committees in fiscal 2014. Mr. Sidransky received an option award to purchase 200,000 Shares for his service as the Chairman of the Board in fiscal 2014.

Code of Ethics

The Company has a Code of Ethics that applies to all Company employees as well as members of the Board of Directors. The Company’s Code of Ethics has been filed as Exhibit 14 to the Company’s Annual Report on Form 10-KSB for the year ended April 30, 2008.

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Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them in fiscal 2014, except that James McGorry did not file a Form 3 and Scott Tobin and David Sidransky each filed a Form 4 late.

EXECUTIVE COMPENSATION

Management

At April 30, 2014, the Company had four executive officers: Joel Ackerman, our Chief Executive Officer; Ronnie Morris, our President; James J. McGorry, our Executive Vice President and General Manager, Translational Oncology Solutions, and David Miller, our Vice President, Finance. See “Directors and Executive Officers” above for the biographical information of Mr. Ackerman, Dr. Morris and Mr. Miller. Mr. McGorry’s biographical information appears below.

James J. McGorry, age 58, has served as our Executive Vice President and General Manager, Translational Oncology Solutions since September 2013. Mr. McGorry is a seasoned life science executive with over twenty-five years of leadership experience in both medical technology and biotechnology businesses. Since February 2013, Mr. McGorry has been a director of Harvard Apparatus Regenerative Technology, Inc., a publicly traded biotech company making regenerated organs for transplant. From 2011 to 2012, Mr. McGorry was Executive Vice-President of Accellent, a medical device contract-manufacturing firm. From 1998 to 2010, Mr. McGorry worked at Genzyme Corporation as a Senior Vice President in both BioSurgery and Oncology. At Genzyme Corporation, he was responsible for commercial operations resulting in global expansion, product extensions and profitable growth. From 1985 to 1996, Mr. McGorry worked at American Hospital Supply Corporation, which merged to form Baxter Healthcare. Mr. McGorry received his MBA from Duke University Fuqua School of Business and his B.A. from the United States Military Academy at West Point.

Executive Compensation Introduction

In this section, information is discussed with respect to “named executive officers.” As defined by the Securities and Exchange Commission regulations applicable to the Company, “named executive officers” include all individuals who served as the Company’s principal executive officer during the year ended April 30, 2014, the Company’s two most highly compensated executive officers whose total compensation for the fiscal year ended April 30, 2014 exceeded $100,000 (other than the principal executive officer) and who were serving in such capacities on April 30, 2014, and up to two additional individuals for whom disclosure would have been provided as the two most highly compensated executive officers but for the fact that they were not serving as executive officers on April 30, 2014. The Company’s only principal executive officer during fiscal 2014 was Mr. Ackerman and the Company’s two most highly compensated other executive officers at April 30, 2014 and during fiscal 2014 were Dr. Morris and Mr. McGorry.

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Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended April 30, 2014 and 2013.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation	Total ($)

Joel Ackerman (2)	2014	53,182	-	-	3,126,571	-	3,179,753
Chief Executive Officer	2013	-	-	-	-	-	-

Ronnie Morris (3)	2014	43,527	-	-	3,126,571	-	3,170,098
President	2013	12,000	-	-	-	-	12,000

James J. McGorry	2014	181,250	-	-	1,061,700	-	1,242,950
Executive Vice President and General Manager, Translational Oncology Solutions (4)	2013	-	-	-	-	-	-

Gary Gemignani	2014	-	-	-	-	-	-
Executive Vice President and Chief Financial Officer (5)	2013	240,000	25,000	-	-	-	265,000

(1)	The amounts shown on the “Option Awards” column reflect the grant date value of the stock option awards computed in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of valuation assumptions, see elsewhere in this Annual Report. While these amounts are deductible for federal income tax purposes, for financial statement purposes, these amounts are charged to additional paid-in capital.

(2)	Mr. Ackerman became a Director and commenced his employment on October 26, 2010.

(3)	Dr. Morris became a Director and commenced his employment on October 26, 2010.

(4)	Mr. McGorry commenced his employment on September 3, 2013.

(5)	Mr. Gemignani commenced his employment on November 1, 2011. On April 19, 2013, Mr. Gemignani informed the company of his intention to resign. Mr. Gemignani’s resignation became effective on June 30, 2013.

The Compensation Committee has the right to change and increase the compensation of executive officers at any time.

Joel Ackerman, Chief Executive Officer

The Company entered into an employment agreement dated October 25, 2010 with Mr. Ackerman to serve as Chief Executive Officer. Under the terms of the agreement, the Company also agreed to nominate Mr. Ackerman for election as a member of the Board. Mr. Ackerman agreed to serve without salary or compensation except for the options discussed below. Mr. Ackerman received options to purchase 2,500,000 Shares at an exercise price of $0.875 per share (the “Non-Contingent Options”), which vest and become exercisable in 36 equal monthly installments beginning on October 26, 2010. Mr. Ackerman also received options to purchase an additional 2,500,000 Shares at an exercise price of $0.875 per share (the “Contingent Options”), which vest in 36 equal monthly installments beginning on October 26, 2010, but are only exercisable upon the Company meeting all of certain milestones during the three year period following October 26, 2010. All options were granted under the Company’s 2010 Equity Incentive Plan. All unvested options vest immediately upon a change of control of the Company or the termination of Mr. Ackerman without cause. All unexercised Non-Contingent Options will lapse and be canceled 90 days following the termination of Mr. Ackerman with cause or by his resignation from the Company.

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On November 5, 2013, the Company entered into new employment agreement with Mr. Ackerman. Mr. Ackerman’s new employment agreement provides for Mr. Ackerman’s continued employment as Chief Executive Officer, and provides further that his annual salary will be $325,000 per year. For the first year, compensation will consist of $108,000 in cash and the balance in the form of an option to purchase 215,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan. For the second year, compensation will consist of $216,000 in cash and the balance in stock options. For the third year, compensation will consist of $325,000 in cash. Mr. Ackerman will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s board of directors. In addition, Mr. Ackerman will be granted (i) an option to purchase 1,500,000 shares of the Company’s common stock, subject to time-based vesting and (ii) an option to purchase 1,500,000 shares of the Company’s common stock, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan. Mr. Ackerman will not be entitled to receive severance upon his departure from the Company and has elected to waive any employee benefits offered by the Company.

On March 16, 2015, the Company and Mr. Ackerman agreed to amend his employment agreement with the Company for the second year of the employment agreement. For the employment year dated November 1, 2014 to October 31, 2015, Mr. Ackerman agreed to accept all of his compensation in options to purchase common stock. Mr. Ackerman received an option to purchase 1,155,400 shares of common stock at an exercise price of $0.41.

Mr. Ackerman’s employment is on an at-will basis.

Ronnie Morris, M.D., President

The Company entered into an employment agreement dated October 25, 2010 with Dr. Ronnie Morris to serve as President of the Company. Under the terms of the agreement, the Company also agreed to nominate Dr. Morris for election as a member of the Board. Dr. Morris agreed to be paid the minimum wage in Israel. Dr. Morris received options to purchase 2,500,000 Shares at an exercise price of $0.875 per share (the “Non-Contingent Options”), which vest and become exercisable in 36 equal monthly installments beginning on October 26, 2010. Dr. Morris also received options to purchase an additional 2,500,000 Shares at an exercise price of $0.875 per share (the “Contingent Options”), which vest in 36 equal monthly installments beginning on October 26, 2010, but are only exercisable upon the Company meeting all of certain milestones during the three year period following October 26, 2010. All options were granted under the Company’s 2010 Equity Incentive Plan. All unvested options vest immediately upon a change of control of the Company or the termination of Dr. Morris without cause. All unexercised Non-Contingent Options will lapse and be canceled 90 days following the termination of Dr. Morris with cause or by his resignation from the Company.

On November 5, 2013, the Company entered into new employment agreement with Dr. Morris. Dr. Morris’ new employment agreement provides for Dr. Morris’ continued employment as President of the Company and provides further that his annual salary will be $305,000 per year. For the first years, compensation will consist of $88,000 in cash and the balance in the form of an option to purchase 215,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan. For the second year, compensation will consist of $196,000 in cash and the balance in stock options. For the third year, compensation will consist of $305,000 in cash. Dr. Morris will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s board of directors. In addition, Dr. Morris will be granted (i) an option to purchase 1,500,000 shares of the Company’s common stock, subject to time-based vesting and (ii) an option to purchase 1,500,000 shares of the Company’s common stock, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan. Dr. Morris will not be entitled to receive severance upon his departure from the Company and has elected to waive any employee benefits offered by the Company.

On March 16, 2015, the Company and Dr. Morris agreed to amend his employment agreement with the Company for the second year of the employment agreement. For the employment year dated November 1, 2014 to October 31, 2015, Dr. Morris agreed to accept all of his compensation in options to purchase common stock. Dr. Morris received an option to purchase 1,084,298 shares of common stock at an exercise price of $0.41.

Dr. Morris’ employment is on an at-will basis.

James J. McGorry, Executive Vice President and General Manager, Translational Oncology Services

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Mr. McGorry accepted an offer letter from the Company, dated August 12, 2013, to serve as the Company’s Executive Vice President and General Manager, Translational Oncology Services. Pursuant to such offer letter, Mr. McGorry’s compensation included an annual base salary of $276,000, participation in the Company’s employee benefit plans, an option to purchase 1,000,000 Shares, and a target bonus between 33% and 50% of his annual base salary for his first year of employment. On September 3, 2013, Mr. McGorry received the option grant to purchase 1,000,000 Shares at an exercise price of $1.33 per Share. The option vests and become exercisable with respect to 333,352 Shares upon the first anniversary of his employment and an additional 27,777 Shares monthly for twenty-four months thereafter. In addition, the option immediately vests with respect to all 1,000,000 Shares upon a change of control.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year at April 30, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)

Joel Ackerman (2)	5,000,000	-	$0.88	10/25/2020
	125,000	1,375,000	$1.25	11/04/2023
	53,750	161,250	$1.25	11/04/2023
	-	1,500,000	$1.25	11/04/2023

Ronnie Morris, M.D. (2)	5,000,000	-	$0.88	10/25/2020
	125,000	1,375,000	$1.25	11/04/2023
	53,750	161,250	$1.25	11/04/2023
	-	1,500,000	$1.25	11/04/2023

James G. McGorry (3)	333,350	666,650	$1.33	9/03/2023

(1)	All vested options will be exercisable over a ten-year period expiring on the tenth anniversary of the grant date, subject to earlier termination upon certain events.

(2)	Comprised of 5,000,000 options vested ratably over three years from October 25, 2010, the date of grant as follows: 1,500,000 options that vest 1/12 per three-month period with the first vesting to occur on February 5, 2014; 215,000 options that vest 1/4 per three-month period with the first vesting to occur on February 5, 2014; and 1,500,000 that vest upon certain achieved metrics determined by the Compensation Committee.

(3)	Comprised of 1,000,000 options which vest as follows: 333,352 shares on September 3, 2014 and 27,777 Shares monthly for twenty-four months thereafter.

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Equity Compensation Plan Information

The following table provides information, as of April 30, 2014 with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options and rights (b)	Weighted-average exercise price of outstanding options and rights (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c))

Equity compensation plans approved by stockholders 2010 Equity Incentive Plan	22,308,333	$1.02	7,691,667

Equity compensation plans not approved by stockholders Directors Compensation Plan 2008 Equity Incentive Plan	1,042,704	$0.89	4,957,296

Total	23,351,037	$1.01	12,648,963

RELATED PARTY TRANSACTIONS

Related party transactions include transactions between the Company and its shareholders, management, or affiliates.  The following transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the parties.

Consulting Services

During the years ended April 30, 2014 and 2013, the Company paid certain members of its Board of Directors $150,000 and $160,000, respectively, for consulting services unrelated to their duties as board members. During the years ended April 30, 2014 and 2013, the Company paid a substantial stockholder and former member of its Board of Directors $2,000 and $3,000, respectively, for consulting services. During the year ended April 30, 2014, the Company paid a board member’s company $15,800 for consulting services. All of the amounts paid to and received from these related parties have been recognized in revenue and expensed in the period the services were performed. All of the amounts paid to these related parties have been expensed.

Revenue

During the year ended April 30, 2013 and 2014, the Company earned no revenues through related party transactions.

Private Placement

During the years ended April 30, 2013 and 2014, the Company sold an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share and warrants to purchase an aggregate of 100,000 additional shares of common stock at an exercise price of $0.66 per share to two of its officers and directors in the January 2013 Private Placement described in Note 8 below. Our chief executive officer, Joel Ackerman, and our President, Ronnie Morris, also each received an additional 28,315 shares of common stock due to certain anti-dilution rights invoked by this private placement. Battery Ventures IX, L.P. and its affiliate, Battery Investment Partners IX, LLC, collectively purchased 7,000,000 Shares of our common stock at a price of $0.50 per Share, for a total of $3,500,000 and received warrants to purchase an aggregate of 700,000 additional Shares of our common stock at an exercise price of $0.66 per Share in that same private placement in January 2013. Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC also each received 459,776 and 4,597 additional Shares due to certain anti-dilution rights invoked by this private placement. One of our directors is an employee of the Battery entities pursuant to agreements we have with the Battery entities, including the securities purchase agreement for the January 2013 private placement. PAR Investment Partners, L.P. purchased 10,000,000 Shares of our common stock at a price of $0.50 per Share, for a total of $5,000,000 and received warrants to purchase 1,000,000 additional Shares of common stock at an exercise price of $0.66 per Share in the January 2013 private placement. Another director is a Vice President and partner of PAR Capital Management, Inc., an investment adviser that manages PAR Investment Partners, L.P., pursuant to an agreement we have with PAR Investment Partners, L.P. in the securities purchase agreement for the January 2013 private placement.

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On March 13, 2015, in connection with a private placement, we sold 35,271,052 units, each unit consisting of one share of the Company's common stock, par value $0.001 per share, and a warrant to buy 0.55 shares of common stock, at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000 (net proceeds of approximately $13 million, which included the conversion of $2 million in convertible notes issued in December 2014). See Note 10, “Subsequent Events,” to our unaudited consolidated financial statements for the nine months ended January 31, 2015, contained elsewhere in this prospectus, for more detail. New Enterprise Associates 14, L.P. purchased 18,750,000 units at an aggregate purchase price of $7.5 million in this private placement, and became a significant shareholder as a result. See “Principal Stockholders” below for more information. Mr. Ackerman and Dr. Morris also each received 70,826 shares of common stock due to certain anti-dilution rights invoked by this private placement. Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC also received 1,150,050 and 11,499 additional shares of common stock, respectively, due to certain anti-dilution rights invoked by this private placement. As discussed in the preceding paragraph, one of our directors is an employee of the Battery entities in connection with agreements we have with the Battery entities, including the securities purchase agreement for the January 2013 private placement.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 30, 2015 the total number of common stock owned beneficially by (i) each of our named executive officers, (ii) each of our directors and (iii) all of our current directors and officers as a group and (iv) the present owners of 5% or more of the outstanding shares of our common stock. For purposes of calculating beneficial ownership, the applicable percentage of ownership is based upon 104,425,103shares of common stock outstanding as of April 30, 2015. Shares issuable pursuant to options or warrants exercisable within 60 days after April 30, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership for any other person. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares of our common stock represents sole voting and investment power with respect to those shares.

Name and Address (1)	Title of Class	Amount and nature of beneficial ownership	Percentage of class
Directors, Nominees and Named Executive Officers
Joel Ackerman (2)	Common Stock	11,043,105	9.9
Arthur G. Epker, III (3)	Common Stock	11,891,666	11.2
James McGorry (4)	Common Stock	536,164	*
Daniel Mendelson (5)	Common Stock	1,404,166	1.3
David Miller (6)	Common Stock	73,851	*
Ronnie Morris, M.D. (7)	Common Stock	11,007,554	9.9
Abba David Poliakoff (8)	Common Stock	848,666	*
David Sidransky, M.D. (9)	Common Stock	11,830,000	11.2
Scott R. Tobin (10)	Common Stock	30,190,089	27.2
All directors and executive officers as a group (9 persons) (11)	Common Stock	78,825,261	60.3
5% Owners (not included above)
Battery Partners IX, LLC (12)	Common Stock	29,880,089	27
Battery Ventures IX, L.P. (13)	Common Stock	29,584,277	26.7
New Enterprise Associates 14, L.P. (14)	Common Stock	29,062,500	25.3
PAR Capital Management Inc. (15)	Common Stock	11,650,000	11
PAR Group, L.P. (16)	Common Stock	11,650,000	11
PAR Investment Partners, L.P. (17)	Common Stock	11,650,000	11

* Less than one percent.

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(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Champions Oncology, Inc., One University Place, Suite 307, Hackensack, NJ 07601.
(2)	Includes 7,329,278 shares issuable upon the exercise of options and warrants have vested or will vest within 60 days of April 30, 2015.
(3)	Includes 241,666 shares issuable upon the exercise of options that have vested or will vest within 60 days of April 30, 2015. Also consists of 10,000,000 shares outstanding and 1,650,000 shares issuable upon exercise of a warrant that has vested held by PAR Investment Partners, L.P. (“PIP”). PAR Group, L.P. (“PAR Group”) is the general partner of PIP and PAR Capital Management, Inc. (“PCM”) is the general partner of PAR Group. Mr. Epker is the Vice President of PCM and through this position has been delegated voting power, including the power to vote and direct the voting, over these securities except to the extent of his pecuniary interests therein, if any, as a result of his direct or indirect ownership interests in PIP and a contingent right on the part of PAR Group to receive a performance-based incentive allocation from PIP. This information is derived from a Schedule 13D/A filed by PIP on March 19, 2013.
(4)	Consists of 536,164 shares issuable upon exercise of options that have vested or will vest within 60 days of April 30, 2015.
(5)	Consists of 100,000 shares held by a revocable living trust of which Mr. Mendelson is the lifetime beneficiary and co-trustee and 654,166 shares issuable upon the exercise of warrants that have vested or will vest within 60 days of April 30, 2015.
(6)	Consists of 73,851 shares issuable upon the exercise of options that have vested.
(7)	Includes 7,293,728 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of April 30, 2015 and 100,000 shares held by a partnership in which Dr. Morris is a partner.
(8)	Includes 410,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of April 30, 2015.
(9)	Includes 1,130,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of April 30, 2015.
(10)	Includes 310,000 shares issuable upon the exercise of options that have vested or will vest within 60 days of April 30, 2015. Also consists of 23,210,508 shares held by Battery Ventures IX, L.P. (“BVIX”) and 232,081 shares held by Battery Investment Partners IX, LLC (“BIPIX”). Also includes 6,373,769 shares which BVIX has the right to acquire through the exercise of a warrant, and 63,731 shares which BIPIX has the right to acquire through the exercise of a warrant. BVIX and BIPIX are under common control, as Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole manager of BIPIX. Mr. Tobin is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX and BIPIX. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(11)	Includes 26,208,005 shares issuable upon the exercise of options and warrants that have vested or will vest within 60 days of the April 30, 2015.
(12)	Consists of 23,210,508 shares held by BVIX and 232,081 shares held by BIPIX. Also includes 6,373,769 shares which BVIX has the right to acquire through the exercise of a warrant, and 63,731 shares which BIPIX has the right to acquire through the exercise of a warrant. BVIX and BIPIX are under common control, as Battery Partners IX, LLC (“BPIX”) is the sole general partner of BVIX and the sole manager of BIPIX. Mr. Tobin, Thomas J. Crotty, Richard D. Frisbie, Kenneth P. Lawler, R. David Tabors, Roger H. Lee, Neeraj Agrawal, Michael M. Brown, Jesse Feldman and Brian O’Malley are each a member manager of BPIX and therefore may be deemed to beneficially own and have Shared voting and dispositive control over the shares beneficially owned by BVIX and BIPIX. Mr. Tobin, Mr. Crotty, Mr. Frisbie, Mr. Lawler, Mr. Tabors, Mr. Lee, Mr. Agrawal, Mr. Brown, Mr. Feldman and Mr. O’Malley each expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX except to the extent of their indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX and BIPIX. The business address of BVIX, BIPIX and BPIX is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(13)	Includes 6,373,769 shares which BVIX has the right to acquire through the exercise of a warrant. The Company has agreed that it will not approve or effect certain mergers or consolidations without the consent of BVIX. The Company has also granted certain registration rights to certain shares and shares issuable upon of warrants held by BVIX. The business address of BVIX is c/o Battery Ventures, 930 Winter Street, Suite 2500, Waltham, MA 02451. This information is derived from a Schedule 13D/A filed by BVIX, BIPIX and BPIX filed on January 30, 2013.
(14)	Includes 10,312,500 shares issuable upon exercise of a warrant. For more information regarding New Enterprise Associates 14, L.P., see “Voting/Dispositive Power for Selling Security Holders” below.
(15)	Includes 1,650,000 shares issuable upon exercise of a warrant that has vested, held by PIP. PAR Group is the general partner of PIP and PCM is the general partner of PAR Group. The business address of PCM is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on March 19, 2013.
(16)	Includes 1,650,000 shares issuable upon exercise of a warrant that has vested, held by PIP. PAR Group is the general partner of PIP. The business address of PAR Group is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on March 19, 2013.
(17)	Includes 1,650,000 shares issuable upon exercise of a warrant that has vested. The business address of PIP is c/o PAR Investment Partners, One International Place, Suite 2401, Boston, MA 02110. This information is derived from a Schedule 13D filed by PIP, PAR Group and PCM on March 19, 2013.

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Selling Security Holders

When we refer to “selling security holders” in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors, and others who later come to hold any of the selling security holders’ interests in shares of our common stock other than through a public sale.

This prospectus relates to the offering and sale, from time to time, of up to 54,670,130 shares of our common stock, which amount includes 19,399,078 shares of common stock issuable upon the exercise of warrants held by the selling security holders. The selling security holders may exercise their warrants at any time in their sole discretion.

On March 11, 2015, the Company entered into a securities purchase agreement and a registration rights agreement (the “2015 Amended and Restated Registration Rights Agreement”) with certain accredited investors in connection with our private placement sale of 35,271,052 units, each unit consisting of one share of the Company's common stock, par value $0.001 per share, and a warrant to buy 0.55 shares of common stock at $0.48 per share, at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000 (net proceeds of approximately $13 million, which included the conversion of $2 million in convertible notes issued in December 2014). This transaction closed on March 13, 2015. Pursuant to the terms of the registration rights agreement, we agreed to register a secondary offering on such selling security holders’ behalf, all of the securities sold under the 2015 Securities Purchase Agreement.

We are registering the following shares of common stock:

•	up to 35,271,052 shares of common stock issued to the selling security holders in the registrant’s private placement offering closed on March 13, 2015; and

•	up to 19,399,078 shares of our common stock issuable upon the exercise of warrants issued to the selling security holders in the private placement offering closed on March 13, 2015.

The selling security holders may sell some, all or none of their shares. We do not know how long the selling security holders will hold the shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the selling security holders regarding the sale of any of the shares by them other than the 2015 Amended and Restated Registration Rights Agreement. The shares offered by this prospectus may be offered from time to time by the selling security holders. The selling security holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling security holders may change over time.

The information set forth below is based on information known to us. The following table sets forth the name of each selling security holder, the number of shares owned by such selling security holder (including shares underlying warrants) as of April 30, 2015, the number of shares that may be offered under this prospectus by such selling security holder, and the number of shares of our common stock and the percentage (if one percent or more) of our common stock to be owned by such selling security holder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column “Shares of Common Stock That May Be Offered in the Offering” represents all of the shares that a selling security holder may offer under this prospectus, which includes the shares issuable upon exercise of the warrants covered by this prospectus. Except as otherwise disclosed in this prospectus, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us. The selling security holders have advised us that they may enter into short sales in the ordinary course of their business of investing and trading securities. Other than the costs of preparing and providing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

Ownership reflected in this table for each selling security holder is based upon information provided to us by the selling security holder and reflects holdings as of April 30, 2015. The percentages of common stock owned after the offering are based on 104,425,103 shares of our common stock outstanding as of April 30, 2015, including the shares of common stock issued in the private placements. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. In computing the number of shares owned by and the percentage ownership of a selling security holder, shares of common stock that could be issued upon the exercise of outstanding options, warrants or other rights held by that selling security holder that are currently exercisable or exercisable within 60 days of April 30, 2015 are considered outstanding.

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Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name	Outstanding Shares of Common Stock	Shares of Common Stock Subject to Options/Warrants	Total Shares of Common Stock Beneficially Owned (2)	Shares of Common Stock That May Be Offered in the Offering (1)	Common Stock Beneficially Owned After Offering (1)(2)	Percent After Offering
Joel Ackerman (3)	3,643,001	7,400,104	11,043,105	4,201,315	6,841,790	6.2
Battery Investment Partners IX, LLC (4)	220,582	49,079	269,661	95,906	173,755	*
Battery Ventures IX, L.P. (5)	23,210,508	6,373,769	29,584,277	9,591,594	19,992,683	18.6
Daniel Mendelson (6)	850,000	412,500	1,404,166	1,162,500	241,666	*
Rich Molinsky	62,500	34,375	96,875	96,875	—	*
Ronnie Morris (7)	3,643,000	7,364,554	11,007,554	4,201,315	6,806,239	6.2
Sam Morse	187,500	103,125	290,625	290,625	—	*
New Enterprise Associates 14, L.P. (8)	18,750,000	10,312,500	29,062,500	29,062,500	—	*
Perceptive Life Sciences Master Fund, Ltd.	2,143,750	1,179,063	3,322,813	3,322,813	—	*
Sabby Healthcare Master Fund, Ltd.	1,350,000	742,500	2,092,500	2,092,500	—	*
Titan Perc, Ltd.	356,250	195,937	552,187	552,187	—	*
Total	54,417,091	34,167,506	88,726,263	54,670,130	34,056,133

* Indicates less than one percent of the outstanding shares of the Company’s common stock.

(1)	Includes shares of common stock issuable upon the exercise of warrants, and is adjusted to reflect the sale of shares pursuant to this offering.
(2)	Includes shares of common stock issuable upon the exercise of outstanding options, warrants or other rights held by that selling security holder that are currently exercisable or exercisable within 60 days of April 30, 2015.
(3)	Mr. Ackerman is the Company’s Chief Executive Officer and a director.
(4)	Is under the same common control as Battery Ventures IX, L.P. (“BVIX”), as Battery Partners IX, LLC (“BPIX”) is the sole manager of Battery Investment Partners IX, LLC (“BIPIX”), and the sole general partner of Battery Ventures IX, L.P. Mr. Scott Tobin, one of our directors, is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all Shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations, and certain other material decisions, without the consent of BVIX,
(5)	Is under the same common control as BIPIX, as BPIX is the sole manager of BIPIX, and the sole general partner of BVIX. Mr. Scott Tobin, one of our directors, is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all Shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations, and certain other material decisions, without the consent of BVIX.
(6)	Is one of our directors.
(7)	Dr. Morris is the Company’s President and a director.
(8)	For information regarding New Enterprise Associates 14, L.P., see “Voting/Dispositive Power for Selling Security Holders” below.

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Voting/Dispositive Power for Selling Security Holders

Set forth below is the natural person or persons who exercise the sole or shared voting and/or dispositive powers with respect to the shares to be offered by the Selling Security Holders that are legal entities.

Selling Security Holder Entity	Natural Person(s) Who Exercise Sole or Shared Voting Powers	Natural Person(s) Who Exercise Sole or Shared Dispositive Powers

Battery Investment Partners IX, LLC (1)	Scott Tobin	Scott Tobin

Battery Ventures IX, L.P. (2)	Scott Tobin	Scott Tobin

New Enterprise Associates 14, L.P. (3)

M. James Barrett, Peter J. Barris,

Forest Baskett, Ryan D. Drant,

Anthony Florence, Jr., Patrick J. Kerins,

Krishna Koliuri, David M. Mott,

Scott D. Sandell, Peter Sonsini,

Ravi Viswanathan, Harry Weller

M. James Barrett, Peter J. Barris,

Forest Baskett, Ryan D. Drant,

Anthony Florence, Jr., Patrick J. Kerins,

Krishna Koliuri, David M. Mott,

Scott D. Sandell, Peter Sonsini,

Ravi Viswanathan, Harry Weller

Perceptive Life Sciences Master Fund, Ltd. (4)	Joseph Edelman	Joseph Edelman

Sabby Healthcare Master Fund, Ltd. (5)	Hal Mintz	Hal Mintz

Titan Perc, Ltd. (6)	Joseph Edelman	Joseph Edelman

(1)	Battery Investment Partners IX, LLC is under the same common control as Battery Ventures IX, L.P. (“BVIX”), as Battery Partners IX, LLC (“BPIX”) is the sole manager of Battery Investment Partners IX, LLC (“BIPIX”), and the sole general partner of Battery Ventures IX, L.P. Mr. Scott Tobin, one of our directors, is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The business address of BIPIX is 930 Winter Street, Suite 2500, Waltham, MA 02451.
(2)	Battery Ventures IX, L.P. is under the same common control as BIPIX, as BPIX is the sole manager of BIPIX, and the sole general partner of BVIX. Mr. Scott Tobin, one of our directors, is a member manager of BPIX. Mr. Tobin expressly disclaims beneficial ownership over all shares held by BVIX and BIPIX, except to the extent of his indirect pecuniary interest therein. The business address of Battery Ventures IX, L.P. is 930 Winter Street, Suite 2500, Waltham, MA 02451.
(3)	The sole general partner of New Enterprise Associates 14, L.P. (“NEA 14”) is NEA Partners 14, L.P. ("NEA Partners 14"). NEA 14 GP, LTD ("NEA 14 LTD") is the sole general partner of NEA Partners 14. The individual directors of NEA 14 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony Florence, Jr., Patrick J. Kerins, Krishna "Kittu" Koliuri, David M. Mott, Scott D. Sandell, Peter Sonsini, Ravi Viswanathan and Harry Weller. Each of NEA Partners 14, NEA 14 LTD and M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony Florence, Jr., Patrick J. Kerins, Krishna "Kittu" Koliuri, David M. Mott, Scott D. Sandell, Peter Sonsini, Ravi Viswanathan and Harry Weller expressly disclaims beneficial ownership over all shares held by NEA 14, except to the extent of their indirect pecuniary interest therein. The Company has agreed that it will not approve or effect certain mergers or consolidations, and certain other material decisions, without the consent of NEA 14. The business address of NEA 14 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093-4135.
(4)	Perceptive Advisors, LLC, serves as the investment manager of Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman is the manager of Perceptive Advisors, LLC. Each of Perceptive Advisors, LLC and Mr. Edelman expressly disclaims beneficial ownership over all shares held by Perceptive Life Sciences Master Fund, Ltd., except to the extent of his indirect pecuniary interest therein. The business address of Perceptive Advisors, LLC is 499 Park Avenue, 25th floor, New York, BY 10022.
(5)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the shares held by Sabby Healthcare Master Fund, Ltd., except to the extent of its pecuniary interest therein. The business address of Sabby Management, LLC is 10 Mountain Road, Suite 205, Upper Saddle River, NJ 07458.

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(6)	Perceptive Advisors, LLC, serves as the investment manager of Titan Perc, Ltd. Joseph Edelman is the manager of Perceptive Advisors, LLC. Each of Perceptive Advisors, LLC and Mr. Edelman expressly disclaims beneficial ownership over all shares held by Titan Perc, Ltd., except to the extent of his indirect pecuniary interest therein. The business address of Perceptive Advisors, LLC is 750 Washington Boulevard, 10th Floor, Stamford, CT 06901.

DESCRIPTION OF SECURITIES

General

As of April 30, 2015, our authorized capital stock consisted of 200,000,000 shares of common stock, $0.001 par value per share. As of April 30, 2015, there are 104,425,103shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities.

Stock Options

As of April 30, 2015 we had 24,048,019 stock options issued and outstanding, of which 17,111,080 are exercisable, with a weighted average exercise price of $0.48 per share.

Warrants

As of April 30, 2015 we had 25,318,082 warrants outstanding, all of which are exercisable, with a weighted average exercise price of $0.48 per share.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

46

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide our board of directors with the ability to alter its bylaws without stockholder approval; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mountain Share Transfer, LLC.

Listing

The shares of our common stock are currently quoted on the OTC QB.

47

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
2.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
3.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
4.	an exchange distribution in accordance with the rules of the applicable exchange;
5.	privately negotiated transactions;
6.	short sales;
7.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
8.	a combination of any such methods of sale; and
9.	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agent that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

48

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus has been passed upon for us by Epstein, Becker & Green, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Champions Oncology, Inc. as of April 30, 2014 and 2013, and for each of the two years in the period ended April 30, 2014, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

49

50

CHAMPIONS ONCOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	January 31,	April 30,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182	$5,891
Accounts receivable, net	1,092	1,325
Prepaid expenses and other current assets	258	383

Total current assets	1,532	7,599

Restricted cash	163	165
Property and equipment, net	469	434
Goodwill	669	669

Total assets	$2,833	$8,867

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Accounts payable	$1,362	$981
Accrued liabilities	598	587
Notes Payable, related party	2,000	-
Deferred revenue	2,309	2,091

Total current liabilities	6,269	3,659

Warrant liability	610	2,011
Other Non-current liability	98	-

Total liabilities	6,977	5,670

Stockholders' (deficit) equity:
Common stock, $.001 par value; 125,000,000 shares authorized, including redeemable common stock, 70,125,836 and 70,121,741 shares issued and 66,889,600 and 66,885,741 shares outstanding as of January 31, 2015 and April 30, 2014, respectively	70	70
Treasury stock, at cost, 3,236,236 common shares as of January 31, 2015 and April 30, 2014	(1,252)	(1,252)
Additional paid-in capital	45,388	43,259
Accumulated deficit	(48,350)	(38,880)

Total stockholders' (deficit) equity	(4,144)	3,197

Total liabilities and stockholders' (deficit) equity	$2,833	$8,867

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-1

CHAMPIONS ONCOLOGY, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Operating revenue:
Personalized oncology solutions	$453	$590	$1,245	$1,834
Translational oncology solutions	1,376	3,100	4,377	7,258

Total operating revenue	1,829	3,690	5,622	9,092

Costs and operating expenses:
Cost of personalized oncology solutions	674	614	2,190	2,139
Cost of translational oncology solutions	1,301	1,008	3,225	2,585
Research and development	1,093	535	3,757	1,614
Sales and marketing	1,094	821	3,340	2,160
General and administrative	1,086	2,120	3,944	4,476

Total costs and operating expenses	5,248	5,098	16,456	12,974

Loss from operations	(3,419)	(1,408)	(10,834)	(3,882)

Other income (expense):
Change in fair value of warrant liability	621	846	1,401	(1,202)
Other income/(expense), net	(6)	(7)	(3)	(37)

Total other income (expense)	615	839	1,398	(1,239)

Loss before provision for income taxes	(2,804)	(569)	(9,436)	(5,121)
Provision for income taxes	12	5	27	13

Net loss	$(2,816)	$(574)	$(9,463)	$(5,134)

Net loss per common share outstanding, including redeemable common stock, basic	$(0.04)	$(0.01)	$(0.14)	$(0.08)
and diluted	$(0.05)	$(0.02)	$(0.16)	$(0.08)

Weighted average common shares outstanding, including redeemable common stock, basic	66,893,364	66,867,114	66,890,929	66,860,792
and diluted	67,245,577	66,867,114	67,243,142	66,860,792

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Dollars in Thousands)

Net loss	$(2,816)	$(574)	$(9,463)	$(5,134)
Foreign currency translation adjustment	-	1	-	(23)

Comprehensive loss	$(2,816)	$(573)	$(9,463)	$(5,157)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-2

CHAMPIONS ONCOLOGY, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Nine Months Ended
	January 31,
	2015	2014
Operating activities:
Net loss	$(9,463)	$(5,134)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,284	1,968
Depreciation expense	166	158
Change in fair value of warrant liability	(1,401)	1,202
Changes in operating assets and liabilities:
Accounts receivable	233	(2,623)
Prepaid expenses and other current assets	125	34
Restricted cash	2	28
Accounts payable	381	(266)
Accrued liabilities	(167)	94
Deferred revenue	218	981

Net cash used in operating activities	(7,622)	(3,558)

Investing activities:
Purchase of property and equipment	(84)	(164)

Net cash used in investing activities	(84)	(164)

Financing activities:
Proceeds from executive note financing	2,000	-
Capital lease payments	(5)	-
Proceeds from exercise of options	2	-

Net cash provided by financing activities	1,997	-

Exchange rate effect on cash and cash equivalents	-	(27)

Decrease in cash and cash equivalents	(5,709)	(3,749)
Cash and cash equivalents, beginning of period	5,891	9,561

Cash and cash equivalents, end of period	$182	$5,812

Non-cash investing activities:
Purchased equipment under capital lease	124	-

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

F-3

CHAMPIONS ONCOLOGY, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Use of Estimates and Basis of Presentation

Champions Oncology, Inc. (the “Company”), is engaged in the development and sale of advanced technology solutions and products to personalize the development and use of oncology drugs. The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care based upon the implantation of human tumors in immune-deficient mice. The Company uses this technology, in conjunction with related services, to offer solutions for two consumer groups: Personalized Oncology Solutions (“POS”) and Translational Oncology Solutions (“TOS”). POS assists physicians in developing personalized treatment options for their cancer patients through tumor specific data obtained from drug panels and related personalized oncology services. The Company’s TOS business offers a technology platform to pharmaceutical and biotechnology companies using proprietary TumorGraft studies, which the Company believes may be predictive of how drugs may perform in clinical settings.

The Company has three operating subsidiaries: Champions Oncology (Israel), Limited, Champions Biotechnology U.K., Limited and Champions Oncology Singapore, PTE LTD. For the three and nine months ended January 31, 2015 and 2014, there were no material revenues earned by these subsidiaries.

The Company’s foreign subsidiaries functional currency is the U.S. dollar. Transaction gains and losses are recognized in earnings. The Company is subject to foreign exchange rate fluctuations in connection with the Company’s international operations.

These unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission or the SEC. All significant intercompany transactions and accounts have been eliminated. All figures are presented in thousands of U.S. dollars, except share data, or except where expressly stated otherwise. Certain information related to the Company’s organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States or GAAP has been condensed or omitted. The accounting policies followed in the preparation of these unaudited condensed consolidated financial statements are consistent with those followed in the Company’s annual consolidated financial statements for the year ended April 30, 2014, as filed on Form 10-K. In the opinion of management, these unaudited condensed consolidated financial statements contain all material adjustments necessary to fairly state our financial position, results of operations and cash flows for the periods presented and the presentations and disclosures herein are adequate when read in conjunction with the Company’s Annual Report on Form 10-K for the year ended April 30, 2014.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

F-4

Earnings Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of shares of common stock plus dilutive potential common stock considered outstanding during the period. Such dilutive shares consist of incremental shares that would be issued upon exercise of the Company’s derivative warrants.

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014
Basic loss per share computation
Net loss attributable to common stockholders	$(2,816,465)	$(574,207)	$(9,462,281)	$(5,133,684)
Weighted Average common shares - basic	66,893,364	66,867,114	66,890,929	66,860,792
Basic net loss per share	$(0.04)	$(0.01)	$(0.14)	$(0.08)

Diluted loss per share computation
Net loss attributable to common stockholders	$(2,816,465)	$(574,207)	$(9,462,281)	$(5,133,684)
Less: Gain on derivative warrant liability	620,687	845,774	1,401,314	-
Loss available to common stockholders	$(3,437,152)	$(1,419,981)	$(10,863,595)	$(5,133,684)

Weighted Average common shares	66,893,364	66,867,114	66,890,929	66,860,792
Incremental shares from assumed exercise of warrants and stock options	352,213	-	352,213	-
Adjusted weighted average share - diluted	67,245,577	66,867,114	67,243,142	66,860,792

Diluted net loss per share	$(0.05)	$(0.02)	$(0.16)	$(0.08)

The following table reflects the total potential share-based instruments outstanding at January 31, 2015 and 2014 that could have an effect on the future computation of dilution per common share:

	January 31,
	2015	2014

Stock options	23,990,008	22,633,955
Warrants	3,126,667	3,276,667

Total common stock equivalents	27,116,675	25,910,622

Liquidity

Our liquidity needs have typically arisen from the funding of our research and development programs and the launch of new products, working capital requirements, and other strategic initiatives. In the past, we have met these cash requirements through our sales of products and services, cash and cash equivalents, working capital management, and proceeds from certain private placements of our securities. As of January 31, 2015, we had negative working capital of $4.7 million and cash and cash equivalents on hand of $0.2 million.

On March 11, 2015, the Company entered into a 2015 Securities Purchase Agreement with related party and non-related party investors for the sale to the investors of 35,271,052 units, each unit consisting of one share of the Company's common stock, par value $0.001 per share, and a warrant to buy 0.55 shares of common stock at $0.48 per share, at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000 ( net proceeds of approximately $13,000,000, which includes the conversion of $2 million in convertible notes issued in December 2014). This transaction closed on March 13, 2015. See Note 10 for more detail.

F-5

As of March 17, 2015, Management believes that the Company has sufficient cash on hand to continue as a going concern for at least the next 12 months.

Provision for Income Taxes

Deferred income taxes have been provided to show the effect of temporary differences between the recognition of expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities, and their reported amounts in the consolidated financial statements. As of January 31, 2015 and 2014, the Company provided a valuation allowance for all net deferred tax assets, as it is not more likely than not that the assets will not be recovered based on an insufficient history of earnings.

The income tax provision for the nine months ended January 31, 2015 was $27 as compared to $13 for the corresponding period in the previous year, and primarily consists of income tax obligations payable to the foreign jurisdictions.

There were no uncertain tax position identified by the Company.

Note 2. Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles and is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU 2014-09 allows for both retrospective and prospective methods of adoption and is effective for periods beginning after December 15, 2016. The Company is currently evaluating the impact that the adoption of ASU 2014-09 will have on our financial statements.

In June 2014, FASB has issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s condensed consolidated balance sheets and results of operations.

In August 2014, FASB issued Accounting Standards Update (“ASU”) 2014-15, “Presentation of Financial Statements — Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. This ASU requires management to evaluate, in connection with preparing financial statements for each annual and interim reporting period, whether there are conditions or events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable) and provide related disclosures. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2014-15 on its financial statements.

F-6

Note 3. Property and Equipment

Property and equipment is recorded at cost and consists of laboratory equipment, furniture and fixtures, and computer hardware and software. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets ranging from three to seven years. Property and equipment consisted of the following (in thousands):

	January 31,	April 30,
	2015	2014
	(unaudited)
Furniture and fixtures	$70	$69
Computer equipment and software	694	655
Laboratory equipment	457	296
Leasehold improvements	2	2

Total property and equipment	1,223	1,022
Less: Accumulated depreciation	(754)	(588)

Property and equipment, net	$469	$434

Depreciation expense was $52 and $56 for the three months ended January 31, 2015 and 2014, respectively, and $166 and $158 for the nine months ended January 31, 2015 and 2014, respectively. As of January 31, 2015 and April 30, 2014, property, plant and equipment included assets held under capital lease of $124 and $0, respectively. Related depreciation expense was $6 and $0, respectively.

Capital Lease

In November 2014, the Company entered into a lease for laboratory equipment. The lease is a capital lease that has costs of approximately $149 through November 2019. The current monthly capital lease payment is approximately $3.

The following is a schedule by years of future minimum lease payments under this capital lease together with the present value of the net minimum lease payments as of January 31, 2015:

For the Years Ended April 30,	2015	$6
	2016	23
	2017	24
	2018	25
	2019	26
	2020	16
Total minimum lease payments		$120
Less: current maturity		(22)
Long-term maturity		98

The present value of minimum future obligations shown above is calculated based on interest rate of 5%.

Note 4. Share-Based Payments

The Company has in place a 2010 Equity Incentive Plan and a 2008 Equity Incentive Plan. In general, these plans provide for stock-based compensation in the form of (i) Non-statutory Stock Options; (ii) Restricted Stock Awards; and (iii) Stock Appreciation Rights to the Company’s employees, directors and non-employees. The plans also provide for limits on the aggregate number of shares that may be granted, the term of grants and the strike price of option awards.

F-7

Stock-based compensation in the amount of $657 and $941 was recognized for the three months ended January 31, 2015 and 2014, respectively and $2,284 and $1,968 for the nine months ended January 31, 2015 and 2014, respectively.  As of January 31, 2015, $158 of stock compensation is included within accrued liabilities line item on the balance sheet. Stock-based compensation expense was recognized as follows (in thousands):

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014

General and administrative	$474	$866	$1,530	$1,686
Sales and marketing	114	63	447	189
Research and development	65	4	267	19
TOS cost of sales	2	2	20	12
POS cost of sales	2	6	20	62

Total stock-based compensation expense	$657	$941	$2,284	$1,968

Stock Option Grants

Black-Scholes assumptions used to calculate the fair value of options granted during the three and nine months ended January 31, 2015 and 2014 were as follows (in thousands):

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2015	2014	2015	2014

Expected term in years	-	5 - 6	3 - 6	5 - 6
Risk-free interest rates	-	1.4% - 2.1%	0.79% - 1.94%	0.8% - 2.4%
Volatility	-	97% - 102%	85.8% - 102.1%	97% - 102%
Dividend yield	-	0%	0%	0%

The weighted average fair value of stock options granted during the three months ended January 31, 2015 and 2014 was nil and $0.97, respectively. The weighted average fair value of stock options granted during the nine months ended January 31, 2015 and 2014 was $0.67 and $0.96, respectively. The Company’s stock options activity for the nine months ended January 31, 2015 is as follows:

F-8

					Weighted
				Weighted	Average
		Directors		Average	Remaining	Aggregate
	Non-	and		Exercise	Contractual	Intrinsic
	Employees	Employees	Total	Price	Life (Years)	Value

Outstanding, May 1, 2014	765,000	22,586,037	23,351,037	$1.01	7.5	$985
Granted	80,000	1,013,175	1,093,175	0.72	5.9	-
Exercised	-	(3,750)	(3,750)	0.49
Forfeited	-	(101,250)	(101,250)	0.96
Expired	(150,000)	(199,204)	(349,204)	1.04

Outstanding, January 31, 2015	695,000	23,295,008	23,990,008	1.00	6.6	63

Vested and expected to vest as of January 31, 2015	695,000	23,295,008	23,990,008	1.00	6.6	63

Exercisable as of January 31, 2015	487,500	16,544,466	17,031,966	0.91	5.8	62

Included in the beginning balances outstanding in the table above are 3,000,000 options granted to the Company’s Chief Executive Officer and President which vest based on service criteria and 3,000,000 options granted to the Company’s Chief Executive Officer and President which vest based on performance criteria.  The service-based conditions of these options provide for vesting to occur monthly over a period of three years.  Since the straight-line method is not available for performance or market-based share-based payments, the 3,000,000 performance-based options will be expensed on an accelerated basis once the Company determines it is probable that the performance-based conditions will be met.

Stock Purchase Warrants

As of January 31, 2015 and April 30, 2014, the Company had warrants outstanding for the purchase of 3,276,667 shares of its common stock, all of which were exercisable. Of these warrants, 1,266,667 were issued in connection with the April 2011 Private Placement and 1,860,000 were issued in connection with the January 2013 Private Placement and are accounted for as liabilities. The remaining 150,000 warrants, with an exercise price of $1.00, were accounted for as equity instruments and expired on July 31, 2014. Activity related to these warrants, which expire at various dates through April 2016, is summarized as follows (dollars in thousands):

			Weighted
		Weighted	Average
	Number	Average	Remaining	Aggregate
	of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value

Outstanding, May 1, 2014	3,276,667	$0.61	2.9	$984
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	(150,000)	-	-	-

Outstanding, January 31, 2015	3,126,667	$0.60	2.3	$-

The warrants issued in connection with both the April 2011 Private Placement and January 2013 Private Placement contain certain exercise price reset provisions. Under these provisions, the exercise price of the warrants may be adjusted downward should the Company have future sales of its Common Stock for no consideration or for a consideration per share less than the Per Share Price (as such term is defined in the April 2011 Private Placement and January 2013 Private Placement). These exercise price reset provisions resulted in a downward adjustment to the exercise price of the warrants issued in the April 2011 Private Placement from $0.90 to $0.50.

F-9

The Company has accounted for the warrants issued in connection with the April 2011 Private Placement and January 2013 Private Placement as a liability based on the exercise price reset provisions described above. This liability, which is recorded at fair value on the accompanying consolidated balance sheets, totaled $0.8 million at the time of the close of the January 2013 Private Placement Agreement. As of January 31, 2015 and April 30, 2014, the fair value of these warrants was $0.6 million and $2.01 million, respectively. The change in fair value of these warrants has been, and will be, recognized as other income (expense) on the Company’s consolidated statements of operations. The fair value of these warrants was calculated by the Monte Carlo simulation valuation method. Assumptions used to calculate the fair value of these warrants were as follows:

	January 31,	April 30,
	2015	2014

Expected term in years	1.2 - 3.0	1.9 - 3.7
Risk-free interest rates	0.6% - 1.05%	0.4% - 1.17%
Volatility	73% - 100%	95% - 113%
Dividend yield	0%	0%

The Company estimated the volatility based upon the applicable look-back periods or historical volatility observed for the Company. For the Risk-free rate the Company used the yield on a T-bill with maturity closest to the expected time to the warrant expiration.

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing and if that financing is registered or not and what that stock price would be for the financing at that time.

The Company will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise of the warrants, at which time the liability will be reclassified to stockholders' equity, or expiration of the warrants.

The Company has granted demand registration rights in connection with the investment in common shares and the common shares underlying the warrants for both the April 2011 Private Placement and January 2013 Private Placement. These rights include the requirement of the Company to file certain registration statements within a specified time period and to have these registration statements declared effective within a specified time period. If the Company is not able to comply with these registration requirements, the Company will be required to pay cash penalties equal to 1.0% of the aggregate Purchase Price paid by the investors for each 30-day period in which a Registration Default, as defined in the Securities Purchase Agreement, exists. These penalties are subject to a 10% limit of the aggregate Purchase Price paid by the investors. The Company may become subject to these penalty provisions if it fails to have a registration statement for the common shares declared effective, or to maintain the effectiveness of such registration statement. The total amount of potential penalties under this registration payment arrangement ranges from $50 to $130 for each 30-day period in which a registration default exists; however, as of January 31, 2015 and April 30, 2014, and through the date of this filing, the Company does not believe these penalties to be probable and accordingly, has not established an accrual for such registration payment arrangements.

Note 5. Related Party Transactions

Related party transactions include transactions between the Company and its shareholders, management, or affiliates.  The following transactions were in the normal course of operations and were measured and recorded at the exchange amount, which is the amount of consideration established and agreed to by the parties.

Consulting Services

During the nine months ended January 31, 2015 and 2014, the Company paid a member of its Board of Directors $75 and $115, respectively, for consulting services unrelated to his duties as a board member. All of the amounts paid to this related party have been recognized and expensed in the period the services were performed.

F-10

Notes Payable

On December 1, 2014, the Company entered into note purchase agreements with and issued convertible promissory notes in the principal amount of $1 million each to Joel Ackerman, the Company’s Chief Executive Officer, and Dr. Ronnie Morris, the Company’s President, to finance the operations of the Company. The transaction was approved by the Company’s audit committee.

The notes bear interest at 12% per annum and have a term of 90 days. The notes, including any accrued but unpaid interest, are convertible at the option of each noteholder: (a) upon the closing of any equity financing that occurs during the term of the notes, into the securities offered in the financing to other investors at a 5% discount to the price per share paid by other investors in the financing; and (b) upon the maturity date of the notes, into the Company’s common stock at the volume weighted average closing price of the common stock for the five trading days prior to such conversion.

On February 28, 2015, the Company entered into amendments to the convertible promissory notes issued on December 1, 2014. The amendments extended the maturity dates of the convertible promissory notes to April 1, 2015. The amendments were approved by the Company’s audit committee.

On March 13, 2015, the convertible promissory notes were converted into equity as part of the 2015 Securities Purchase Agreement. See Note 10 for further details.

Note 6. Commitments and Contingencies

Operating Leases

As of January 31, 2015, we lease the following facilities under non-cancelable operating lease agreements:

•	One University Plaza, Suite 307, Hackensack, New Jersey 07601, which, since November 2011, serves as the Company’s corporate headquarters. The lease expires in November 2016. The Company recognized $64 and $53 of rental costs relative to this lease for the nine months ended January 31, 2015 and 2014, respectively.

•	855 North Wolfe Street, Suite 619, Baltimore, Maryland 21205, which consists of laboratories and office space where the Company conducts operations related to its primary service offerings. This lease expires June 2016. The Company recognized $65 and $64 of rental costs relative to this lease for nine months ended January 31, 2015 and 2014, respectively.

•	17 Hatidhar Street, Ra’anana, Israel, which served as office headquarters for Champions Oncology, Israel. This lease expired in July 2013 and was not renewed. The Company recognized nil and $6 of rental costs relative to this lease for the nine months ended January 31, 2015 and 2014, respectively.

•	57 Mohamed Sultan Road, Singapore, which serves as office headquarters for Champions Oncology, Singapore. The lease expired in January 2015. The Company has not renewed this lease. We incurred $4 of rental expense for both the nine months ended January 31, 2015 and 2014, respectively.

•	450 East 29th Street, New York, New York, 10016, which is a laboratory at which we implant tumors. We incurred $35 of rental expense for the nine months ended January 31, 2015. The lease began in March 2014. The lease expires in September 2015 and can be renewed by the Company for subsequent one year terms.

Legal Matters

The Company is not currently party to any legal matters to its knowledge. The Company is not aware of any other matters that would have a material impact on the Company’s financial position or results of operations.

F-11

Registration Payment Arrangements

The Company has entered into an Amended and Restated Registration Rights Agreement in connection with the April 2011 Private Placement and January 2013 Private Placement and is discussed more fully in Note 4. This Amended and Restated Registration Rights Agreement contains provisions that may call for the Company to pay penalties in certain circumstances. This registration payment arrangement primarily relates to the Company’s ability to file a registration statement within a particular time period, have a registration statement declared effective within a particular time period and to maintain the effectiveness of the registration statement for a particular time period. The Company does not believe it is probable that penalty payments will be made for the Amended and Restated Registration Rights Agreement discussed in Note 4 and, accordingly, has not accrued for such potential penalties as of January 31, 2015 and April 30, 2014.

Note 7. Teva Agreement

On July 30, 2013, the Company entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which the Company agreed to conduct TumorGraft studies on multiple proprietary chemical compounds provided by Teva to determine the activity or response of these compounds in potential clinical indications. Under the agreement, Teva agreed to pay an upfront payment and, under certain conditions, pay the Company various amounts upon achieving certain milestones, based on the performance of the compounds in preclinical testing and dependent upon testing the compound in clinical settings and obtaining FDA approval. In addition, Teva agreed to pay the Company royalties on any commercialized products developed under the agreement. This agreement terminated a prior collaborative agreement between Cephalon, Inc. a wholly-owned subsidiary of Teva, and the Company. Revenue recognized related to this agreement for the three months ended January 31, 2015 and 2014, was $94 and nil, respectively. Revenue recognized related to this agreement for the nine months ended January 31, 2015 and 2014, was $574 and $194, respectively.

Note 8. Fair Value

The carrying value of cash and cash equivalents, accounts receivable, prepaid expenses, deposits and other receivables, accounts payable, and accrued liabilities approximate their fair value based on the liquidity or the short-term maturities of these instruments. The fair value hierarchy promulgated by GAAP consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;
•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has one liability measured at fair value on a recurring basis, which are warrants that were issued in connection with private placements of the Company’s securities that are discussed more fully in Note 4. As of January 31, 2015 and April 30, 2014, these warrants had an estimated fair value of $0.6 million and $2.01 million, respectively, which was calculated by the Monte Carlo simulation valuation method using level three inputs. The Company has no assets that are measured at fair value on a recurring basis and there were no assets or liabilities measured at fair value on a non-recurring basis during the nine months ended January 31, 2015 and 2014.

The following table presents information about our warrants liability, which was our only financial instrument measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of January 31, 2015 and April 30, 2014 (in thousands):

F-12

Balance, May 1, 2014	$(2,011)
Transfers to (from) Level 3	-
Total (gains) losses included in earnings	1,401
Purchases, issuances and settlements, net	-

Balance, January 31, 2015	$(610)

Note 9. Segment Information

The Company operates in two reportable segments, POS and TOS. The accounting policies of the Company’s segments are the same as those described in Note 2 of the Company’s annual financial statements for the year ended April 30, 2014, as filed on Form 10-K. The Company evaluates performance of its segments based on profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes (“segment profit”). Management uses segment profit information for internal reporting and control purposes and considers it important in making decisions regarding the allocation of capital and other resources, risk assessment, and employee compensation, among other matters. The following tables summarize, for the periods indicated, operating results by reportable segment (in thousands):

Three Months Ended January 31, 2015	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$453	$1,376	$-	$1,829
Direct cost of services	(672)	(1,300)	-	(1,972)
Sales and marketing costs	(366)	(613)	-	(979)
Other operating expenses	-	(1,028)	(612)	(1,640)
Stock- based compensation expense (1)	-	-	(657)	(657)

Segment profit (loss)	$(585)	$(1,565)	$(1,269)	$(3,419)

Three Months Ended January 31, 2014	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$590	$3,100	$-	$3,690
Direct cost of services	(608)	(1,007)	-	(1,615)
Sales and marketing costs	(405)	(352)	-	(757)
Other operating expenses	-	(531)	(1,254)	(1,785)
Stock- based compensation expense (1)	-	-	(941)	(941)

Segment profit (loss)	$(423)	$1,210	$(2,195)	$(1,408)

F-13

Nine Months Ended January 31, 2015	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$1,245	$4,377	$-	$5,622
Direct cost of services	(2,171)	(3,205)	-	(5,376)
Sales and marketing costs	(1,243)	(1,650)	-	(2,893)
Other operating expenses	-	(3,490)	(2,413)	(5,903)
Stock- based compensation expense (1)	-	-	(2,284)	(2,284)

Segment profit (loss)	$(2,169)	$(3,968)	$(4,697)	$(10,834)

Nine Months Ended January 31, 2014	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$1,834	$7,258	$-	$9,092
Direct cost of services	(2,078)	(2,572)	-	(4,650)
Sales and marketing costs	(1,159)	(812)	-	(1,971)
Other operating expenses	-	(1,595)	(2,790)	(4,385)
Stock- based compensation expense (1)	-	-	(1,968)	(1,968)

Segment profit (loss)	$(1,403)	$2,279	$(4,758)	$(3,882)

(1) Stock compensation expense is shown separately and is excluded from direct costs of services, sales and marketing costs, and other operating expenses, as it is managed on a consolidated basis and is not used by management to evaluate the performance of its segments.

All of the Company’s revenue is recorded in the United States and substantially all of its long-lived assets are in the United States.

Note 10. Subsequent Events

On February 28, 2015, the Company entered into amendments to the convertible promissory notes issued on December 1, 2014. The amendments extended the maturity dates of the convertible promissory notes to April 1, 2015 (see Note 5).

On March 13, 2015, the Company entered into a 2015 Securities Purchase Agreement (the "2015 Securities Purchase Agreement") with Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC (collectively, "Battery"), New Enterprise Associates 14, Limited Partnership ("NEA"), Joel Ackerman, Chief Executive Officer and a director of the Company ("Ackerman"), Dr. Ronnie Morris, President and a director of the Company ("Morris"), Daniel Mendelson, a director of the Company ("Mendelson") and certain other investors (collectively with Battery, NEA, Ackerman, Morris and Mendelson, the "Investors"), for the sale to the Investors of units, each unit consisting of one share of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and a warrant to buy 0.55 shares of Common Stock at $0.48 per share (the "Warrants"), at a purchase price of $0.40 per unit, for an aggregate of approximately $14,000,000. The Warrants expire five years after the closing date. As part of the $14 million transaction, Ackerman and Morris converted convertible promissory notes dated December 1, 2014 in the principal amounts of $1 million each, plus accrued interest, into the units at a 5% discount, pursuant to the terms of the convertible promissory notes.

F-14

The Investors have the right to require the Company to repurchase the purchased shares (the "Put Option") for cash for $0.40 per share upon a change of control or sale or exclusive license of substantially all of the Company's assets only if approved by the Company's board of directors. The Put Option will terminate upon the achievement of certain financial and other milestones.

The Investors have certain participation rights with respect to future financings of the Company, and have certain voting rights with respect to certain specified Company corporate actions, including the liquidation or dissolution of the Company; certain share repurchases by the Company; and mergers and consolidations by the Company below a stated sale price threshold. The Company covenanted to register the resale of the shares of Common Stock to be issued to the Investors and the shares of Common Stock issuable upon exercise of the Warrants pursuant to a 2015 Amended and Restated Registration Rights Agreement, to pay certain liquidated damages if the Company fails to file such registration statement by a certain deadline, and to have it declared effective by a certain deadline or keep it effective for a certain period of time.

The issuance of the shares of Common Stock resulted in the Company issuing an additional 2,264,450 shares of Common Stock to investors who purchased shares of Common Stock pursuant to a Securities Purchase Agreement dated as of March 24, 2011 (the "2011 Securities Purchase Agreement") due to contractual anti-dilution provisions in that 2011 Securities Purchase Agreement. The Company also amended and restated the 2011 Securities Purchase Agreement to eliminate these anti-dilution provisions going forward, and conform aspects of the put option in that 2011 Securities Purchase Agreement to terms of the Put Option in the 2015 Securities Purchase Agreement. The Company also issued an additional 1,583,335 warrants to its investors under the 2011 Warrant Agreements under the Securities Purchase Agreement and had its investors agree on certain amendments of the warrants to eliminate the anti-dilution rights for future transactions, by extending the term of the warrants by one year, and revising the exercise price to $0.40.

The Company and its investors have  amended and restated its Securities Purchase Agreement dated January 28, 2013 (the "2013 Securities Purchase Agreement") to conform aspects of the put option in that 2013 Securities Purchase Agreement to the Put Option in the 2015 Securities Purchase Agreement. The Company issued an additional 1,209,001 warrants to investors under the 2013 Warrant Agreements under the Securities Purchase Agreement and had its investors agree on certain amendments of these warrants issued in connection with the 2013 Securities Purchase Agreement to eliminate the antidilution rights for future transactions, by extending the term of the warrant  by one year, revising the exercise price to $0.40.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Champions Oncology, Inc.

We have audited the accompanying consolidated balance sheets Champions Oncology, Inc. (the “Company”) as of April 30, 2014 and 2013, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended April 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Champions Oncology, Inc. at April 30, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the two years in the period ended April 30, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Baltimore, Maryland

July 28, 2014

F-16

CHAMPIONS ONCOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

AS OF APRIL 30

(Dollars in Thousands)

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$5,891	$9,561
Accounts receivable, net	1,325	500
Prepaid expenses and other current assets	383	315

Total current assets	7,599	10,376

Restricted cash	165	192
Property and equipment, net	434	414
Goodwill	669	669

Total assets	$8,867	$11,651

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$981	$1,204
Accrued liabilities	587	611
Deferred revenue	2,091	1,114

Total current liabilities	3,659	2,929

Warrant liability	2,011	1,046

Total liabilities	5,670	3,975

Redeemable common stock; $0.001 par value; nil and 31,133,333 contingently puttable common shares outstanding as of April 30, 2014 and 2013, respectively	-	16,882

Stockholders' equity (deficit):
Common stock, $.001 par value; 125,000,000 shares authorized including redeemable common stock; 70,121,741 and 38,855,003 shares issued and 66,885,741 and 35,643,658 shares outstanding as of April 30, 2014 and 2013, respectively	70	39
Treasury stock, at cost, 3,236,000 common shares as of April 30, 2014 and 2013	(1,252)	(1,252)
Additional paid-in capital	43,259	23,580
Accumulated deficit	(38,880)	(31,473)
Accumulated other comprehensive loss	-	(100)

Total stockholders' equity (deficit)	3,197	(9,206)

Total liabilities, redeemable common stock and stockholders' equity (deficit)	$8,867	$11,651

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-17

CHAMPIONS ONCOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands Except Per Share Amounts)

	Year Ended April 30,
	2014	2013
Operating revenue:
Personalized oncology solutions	$2,264	$2,390
Translational oncology solutions	9,286	5,933

Total operating revenue	11,550	8,323

Costs and operating expenses:
Cost of personalized oncology solutions	2,731	2,672
Cost of translational oncology solutions	3,532	2,656
Research and development	2,265	1,920
Sales and marketing	3,155	2,665
General and administrative	6,127	4,631

Total costs and operating expenses	17,810	14,544

Loss from operations	(6,260)	(6,221)

Other expense:
Change in fair value of warrant liability	(965)	(74)
Other expense	(164)	(25)

Total other expense	(1,129)	(99)

Net loss before income tax expense	(7,389)	(6,320)
Provision for income tax	17	10

Net loss	$(7,406)	$(6,330)

Net loss per common share outstanding, including redeemable common stock, basic and diluted	$(0.11)	$(0.12)

Weighted average common shares outstanding, including redeemable common stock, basic and diluted	66,863,915	52,046,766

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Dollars in Thousands)

Net loss	$(7,406)	$(6,330)
Foreign currency translation adjustment	100	25

Comprehensive loss	$(7,306)	$(6,305)

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-18

CHAMPIONS ONCOLOGY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Dollars in Thousands)

							Accumulated	Total
					Additional		Other	Stockholders'
	Common Stock		Treasury Stock		Paid-in	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	(Deficit)

Balance, April 30, 2012	34,529,000	38	3,236,000	(1,252)	21,204	(25,143)	(125)	(5,278)
Stock-based compensation	-	-	-	-	2,376	-	-	2,376
Exercise of options and warrants	-	-	-	-	-	-	-	-
Issuance of restricted stock	50,000	-	-	-	-	-	-	-
Issuance of Anti-Dilutive shares as it relates to 2013 financing	1,064,658	1	-	-	-	-	-	1
Foreign currency translation adjustment	-	-	-	-	-	-	25	25
Net loss	-	-	-	-	-	(6,330)	-	(6,330)

Balance, April 30, 2013	35,643,658	$39	3,236,000	$(1,252)	$23,580	$(31,474)	$(100)	$(9,206)

Stock-based compensation	-	-	-	-	2,807	-	-	2,807
Exercise of options and warrants	33,750	-	-	-	21	-	-	21
Issuance of restricted stock	75,000	-	-	-	-	-	-	-
Amendment to Redeemable Stock	31,133,333	31			16,851			16,881
Foreign currency translation adjustment	-	-	-	-	-	-	100	100
Net loss	-	-	-	-	-	(7,406)	-	(7,406)

Balance, April 30, 2014	66,885,741	$70	3,236,000	$(1,252)	$43,259	$(38,880)	$-	$3,197

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-19

CHAMPIONS ONCOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Year Ended April 30,
	2014	2013
Operating activities:
Net loss	$(7,406)	$(6,330)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,807	2,376
Net foreign currency remeasurement loss	124	-
Depreciation expense	213	203
Change in fair value of warrant liability	965	74
Changes in operating assets and liabilities:
Accounts receivable	(825)	84
Grant receivable	-	-
Prepaid expenses, deposits and other	(68)	(110)
Restricted cash	27	(42)
Accounts payable	(223)	(472)
Accrued liabilities	(24)	(14)
Deferred revenue	977	(71)

Net cash used in operating activities	(3,433)	(4,302)

Investing activities:
Purchase of property and equipment	(234)	(57)

Net cash used in investing activities	(234)	(57)

Financing activities:
Private placement of commons shares and warrants	-	9,141
Proceeds from exercise of options and warrants	21	-

Net cash provided by financing activities	21	9,141

Exchange rate effect on cash and cash equivalents	(24)	25

Increase (decrease) in cash and cash equivalents	(3,670)	4,807
Cash and cash equivalents, beginning of year	9,561	4,754

Cash and cash equivalents, end of year	$5,891	$9,561

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-20

CHAMPIONS ONCOLOGY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Basis of Presentation

Background

Champions Oncology, Inc. (the “Company”), is engaged in the development and sale of advanced technology solutions and products to personalize the development and use of oncology drugs. The Company’s TumorGraft Technology Platform is a novel approach to personalizing cancer care based upon the implantation of human tumors in immune-deficient mice. The Company uses this technology, in conjunction with related services, to offer solutions for two consumer groups: Personalized Oncology Solutions (“POS”) and Translational Oncology Solutions (“TOS”). POS assists physicians in developing personalized treatment options for their cancer patients through tumor specific data obtained from drug panels and related personalized oncology services. The Company’s TOS business offers a technology platform to pharmaceutical and biotechnology companies using proprietary TumorGraft studies, which the Company believes may be predictive of how drugs may perform in clinical settings.

The Company has three operating subsidiaries: Champions Oncology (Israel), Limited, Champions Biotechnology U.K., Limited and Champions Oncology Singapore, PTE LTD. For the years ended April 30, 2014 and 2013, there were no material revenues earned by these subsidiaries.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The Company’s foreign subsidiaries, functional currency is the U.S. dollar. Transaction gains and losses are recognized in earnings. The Company is subject to foreign exchange rate fluctuations in connection with the Company’s international operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less at the time of purchase, to be cash equivalents. At various times, the Company has amounts on deposit at financial institutions in excess of federally insured limits.

Fair Value

The carrying value of cash and cash equivalents, accounts receivable, prepaid expenses, deposits and other receivables, accounts payable, and accrued liabilities approximate their fair value based on the liquidity or the short-term maturities of these instruments. The fair value hierarchy promulgated by GAAP consists of three levels:

F-21

•            Level one — Quoted market prices in active markets for identical assets or liabilities;

•           Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•           Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has one liability measured at fair value on a recurring basis, which are warrants that were issued in connection with private placements of the Company’s securities that are discussed more fully in Note 6. As of April 30, 2014 and 2013, these warrants had an estimated fair value of $2,011,000 and $1,046,000, respectively, which was calculated by the Monte Carlo simulation valuation method using level three inputs. The Company has no assets that are measured at fair value on a recurring basis and there were no assets or liabilities measured at fair value on a non-recurring basis during the years ended April 30, 2014 and 2013.

The following table presents information about our warrant liability, which was our only financial instrument measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of April 30 (dollars in thousands):

	2014	2013

Balance beginning of year	$(1,046)	$(555)
Transfers to (from) Level 3	-	-
Total gains (losses) included in earnings	(965)	(74)
Issuances	-	(417)

Balance end of year	$(2,011)	$(1,046)

Accounts Receivable

Accounts receivable represent amounts due under agreements with pharmaceutical and biotechnology companies for TOS and amounts due under agreements with patients for POS. At each reporting period, the Company evaluates open accounts receivable for collectability and records an allowance for potentially uncollectible accounts. As of April 30, 2014 and 2013, the allowance for these accounts was $2,000 and $19,000, respectively. Accounts receivable is also comprised of certain unbilled accounts receivable for services completed under TOS that have not been billed as of the balance sheet date. As of April 30, 2014 and 2013, the Company had unbilled receivables of $884,000 and $200,000, respectively.

Restricted Cash

As of April 30, 2014 and 2013, the Company has restricted cash of $165,000 and $192,000, respectively, which is classified as a noncurrent asset on the consolidated balance sheets. This restricted cash serves as collateral for corporate credit cards to provide financial assurance that the Company will fulfill its obligations. The cash is held in custody by the issuing bank, is restricted as to withdrawal or use, and is currently invested in an interest-bearing Certificate of Deposit (“CD”). Though the CD matures in the second quarter of fiscal 2015, the cash will be reinvested into another CD to continue use of the corporate cards. The Company accounts for this CD as a non-current asset supporting operations of the business.

F-22

Property and Equipment

Property and equipment is recorded at cost and primarily consists of laboratory equipment, furniture and fixtures, and computer hardware and software. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets ranging from three to seven years. Property and equipment consisted of the following (in thousands):

	April 30,
	2014	2013

Furniture and fixtures	$69	$59
Computer equipment and software	655	549
Laboratory equipment	296	179
Leasehold improvements	2	2

Total property and equipment	1,022	789
Less: Accumulated depreciation	(588)	(375)

Property and equipment, net	$434	$414

Depreciation expense was $213,000 and $203,000 for the years ended April 30, 2014 and 2013, respectively.

Impairment of Long-Lived Assets

Impairment losses are to be recognized when the carrying amount of a long-lived asset is not recoverable or exceeds its fair value.  The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that a carrying value may not be recoverable.  The Company uses estimates of future cash flows over the remaining useful life of a long- lived asset or asset group to determine the recoverability of the asset.  These estimates only include the net cash flows directly associated with, and that are expected to arise as a direct result of, the use and eventual disposition of the asset or asset group.  The Company has not recognized any impairment losses for the Company’s long-lived assets for the years ending April 30, 2014 and 2013.

Goodwill

Goodwill represents the excess of the cost over the fair market value of the net assets acquired including identifiable assets. Goodwill is tested annually, or more frequently if circumstances indicate potential impairment, by comparing its fair value to its carrying amount. The determination of whether or not goodwill is impaired involves significant judgment. Although the Company believes its goodwill is not impaired, changes in strategy or market conditions could significantly impact the judgments and may require future adjustments to the carrying value of goodwill. The Company uses a two-step process to test for goodwill impairment. The first step is to screen for potential impairment, while the second step measures the amount of the impairment, if any. The first step of the goodwill impairment test compares the fair value of each reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying value, goodwill is not impaired. If the carrying value of the reporting unit’s net assets, including goodwill, exceeds the fair value of the reporting unit, then the Company determines the implied fair value of goodwill. If the carrying value of goodwill exceeds its implied fair value, then an impairment of goodwill has occurred and an impairment loss would be recognized for the difference between the carrying amount and the implied fair value of goodwill as a component of operating income. The implied fair value of goodwill is calculated by subtracting the fair value of tangible and intangible assets associated with the reporting unit from the fair value of the unit. The Company tests for goodwill impairment at the operating segment level.

The Company has not recognized any impairment losses for the Company’s goodwill for the years ending April 30, 2014 and 2013.

Deferred Revenue

Deferred revenue represents payments received in advance for products to be delivered.  When products are delivered, deferred revenue is then recognized as earned.

F-23

Warrant Liability

Warrant liability represents the fair value of warrants issued in connection with private placements of the Company’s common stock, which are described more fully in Note 7. These warrants are presented as liabilities based on the certain exercise price reset provisions.  The liability, which is recorded at fair value on the accompanying consolidated balance sheets, is calculated by the Monte Carlo simulation valuation method.  The change in fair value of these warrants is recognized as other income or expense in the consolidated statements of operations.

Revenue Recognition

The Company derives revenue from its POS and TOS businesses. Personalized oncology solutions assist physicians by providing information to help guide the development of personalized treatment plans for their patients using our core offerings, including testing oncology drugs and drug combinations on personalized TumorGrafts, and through other products. Translational oncology solutions offer a preclinical TumorGraft platform to pharmaceutical and biotechnology companies using proprietary TumorGraft studies, which the Company believes may be predictive of how drugs may perform in clinical settings. The Company recognizes revenue when the following four basic criteria are met: (i) a contract has been entered into with its customers; (ii) delivery has occurred or services rendered to its customers; (iii) the fee is fixed and determinable as noted in the contract; and (iv) collectability is reasonably assured. The Company utilizes a proportional performance revenue recognition model for its TOS business, under which it recognizes revenue as performance occurs, based on the relative outputs of the performance that have occurred up to that point in time under the respective agreement, typically the delivery of reports to its customers documenting the results of testing protocols.

When a POS or TOS arrangement involves multiple elements, the items included in the arrangement (deliverables) are evaluated to determine whether they represent separate units of accounting. The Company performs this evaluation at the inception of an arrangement and as each item in the arrangement is delivered. Generally, the Company accounts for a deliverable (or a group of deliverables) separately if: (i) the delivered item(s) has standalone value to the customer, and (ii) if the Company has given the customer a general right of return relative to the delivered item(s) and the delivery or performance of the undelivered item(s) or service(s) is probable and substantially in the Company’s control. All revenue from contracts determined not to have separate units of accounting is recognized based on consideration of the most substantive delivery factor of all the elements in the contract or if there is no predominant deliverable upon delivery of the final element of the arrangement.

During the third quarter of fiscal year 2014 we entered into a contract that may require the replacement of licensed tumors in the event that certain contractual terms have not been satisfied. Due to such requirements we have estimated an amount of licensed tumors that may need to be replaced, and we have deferred this revenue until all provisions of the agreement have been met. There was $258,000 of deferred revenue as of April 30, 2014 relating to our estimate of replacement of licensed tumors.

Cost of Personalized Oncology Solutions

Cost of POS consists of costs related to POS revenue earned from implantations, drug panels, tumor boards, and gene sequencing services, as well as indirect internal costs, such as salaries for personnel directly engaged in these products. Direct costs associated with implantation revenues are primarily related to mice purchases and maintenance and shipping of tumor tissue. Direct drug panel costs are primarily incurred from mice purchases and maintenance and drug purchases. Direct tumor board costs are primarily related to physicians’ honorariums and any tumor board participation costs such as travel, lodging and meals. Direct gene sequencing costs are primarily related to costs billed from the gene sequencing service provider. All costs are expensed as incurred.

Cost of Translational Oncology Solutions

Cost of TOS consists of costs related to TOS revenue. Direct costs include mice purchases and maintenance costs for studies completed internally and charges from CROs for studies handled externally. Indirect costs include salaries for personnel directly engaged in providing TOS products. All costs of performing studies in-house are expensed as incurred.

F-24

Research and Development

Research and development costs represent both costs incurred internally for research and development activities, including personnel costs and mice purchases and maintenance, as well as costs incurred externally to facilitate research activities, such as tumor tissue procurement and characterization expenses.  All research and development costs are expensed as incurred. .

Sales and Marketing

Selling and marketing expenses represent costs incurred to promote the Company’s products offered, including salaries, benefits and related costs of our sales and marketing personnel, and represent costs of advertising and other selling and marketing expenses. All sales and marketing costs, including advertising costs, are expensed as incurred.

Basic and Dilutive Loss Per Common Share

Basic loss per share is calculated by dividing loss available to common shareholders by the weighted average number of common shares (including redeemable common stock) outstanding for the year.  Diluted loss per share is calculated based on the weighted average number of common shares (including redeemable common stock) outstanding for the year, plus the dilutive effect of common stock purchase warrants, stock options and restricted stock units using the treasury stock method.  Contingently issuable shares are included in the calculation of basic earnings per share when all contingencies surrounding the issuance of the shares are met and the shares are issued or issuable.  Contingently issuable shares are included in the calculation of dilutive earnings per share as of the beginning of the reporting period if, at the end of the reporting period, all contingencies surrounding the issuance of the shares are satisfied or would be satisfied if the end of the reporting period were the end of the contingency period.  Due to the net losses for the years ended April 30, 2014 and 2013, basic and diluted loss per share were the same, as the effect of potentially dilutive securities (as listed below) would have been anti-dilutive.

The following table reflects the total potential share-based instruments outstanding at April 30, 2014 and 2013, that could have an effect on the future computation of dilution per common share:

	Year Ended April 30,
	2014	2013

Stock options	23,351,037	13,890,205
Warrants	3,276,667	3,276,667
Restricted stock	-	50,000

Total common stock equivalents	26,627,704	17,216,872

Share-Based Payments

The Company typically recognizes expense for share-based payments based on the fair value of awards on the date of grant. The Company uses the Black-Scholes option pricing model to estimate fair value. The Black-Scholes option valuation model was developed for use in estimating the fair value of short-traded options that have no vesting restrictions and are fully transferable. The option pricing model requires the Company to estimate certain key assumptions such as expected life, volatility, risk free interest rates and dividend yield to determine the fair value of share-based awards. These assumptions are based on historical information and management judgment. The risk-free interest rate used is based on the United States treasury security rate with a term consistent with the expected term of the award at the time of the grant. Since the Company has limited option exercise history, it has generally elected to estimate the expected life of an award based upon the Securities and Exchange Commission-approved “simplified method” noted under the provisions of Staff Accounting Bulletin No. 107 with the continued use of this method extended under the provisions of Staff Accounting Bulletin No. 110. During fiscal 2013, the Company changed its method used to calculate expected volatility from an index, which was based on the Company’s historic volatility and certain comparable guideline companies, to the use of only the Company’s historic volatility which had an immaterial effect on the financial statements. The Company does not anticipate paying a dividend, and therefore, no expected dividend yield was used.

The Company expenses share-based payments over the period that the awards are expected to vest, net of estimated forfeitures. If actual forfeitures differ from management’s estimates, compensation expense is adjusted. The Company will report cash flows resulting from tax deductions in excess of the compensation cost recognized from those options (excess tax benefits) as financing cash flows, if they should arise.

F-25

Income Taxes

Deferred income taxes have been provided to show the effect of temporary differences between the recognition of expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities, and their reported amounts in the consolidated financial statements.  In assessing the realizability of deferred tax assets, the Company assesses the likelihood that deferred tax assets will be recovered through tax planning strategies or from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established.  The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized.  As of April 30, 2014 and 2013, the Company provided a valuation allowance for all net deferred tax assets, as recovery is not more likely than not based on an insufficient history of earnings.

Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the consolidated financial statements.  Tax positions include, but are not limited to, the following:

•	An allocation or shift of income between taxing jurisdictions;
•	The characterization of income or a decision to exclude reportable taxable income in a tax return; or
•	A decision to classify a transaction, entity or other position in a tax return as tax exempt.

The Company reflects tax benefits only if it is more likely than not that we will be able to sustain the tax position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. The Company has no unrecognized tax benefits as of April 30, 2014 and 2013.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheets at April 30, 2013 and 2012, and has not recognized interest and/or penalties in the statement of operations for either period.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers (Topic 606). This guidance is intended to improve and converge with international standards the financial reporting requirements for revenue from contracts with customers. It will be effective for our first quarter of fiscal year 2018 and early adoption is not permitted. We have not yet determined the impact from adoption of this new accounting pronouncement on our financial statements.

Note 3. Teva Agreement

On July 30, 2013, the Company entered into an agreement with Teva Pharmaceutical Industries Ltd., pursuant to which the Company agreed to conduct TumorGraft studies on multiple proprietary chemical compounds provided by Teva to determine the activity or response of these compounds in potential clinical indications. Under the agreement, Teva agreed to pay an upfront payment and, under certain conditions, pay the Company various amounts upon achieving certain milestones, based on the performance of the compounds in preclinical testing and dependent upon testing the compound in clinical settings and obtaining FDA approval. In addition, Teva agreed to pay the Company royalties on any commercialized products developed under the agreement. This agreement terminated a prior collaborative agreement between Cephalon, Inc. a wholly-owned subsidiary of Teva, and the Company. For the year ended April 30, 2014, revenue of $194,000 were recognized relating to this agreement.

Note 4. Significant Customers

For the year ended April 30, 2014, three of our customers accounted for more than 10.0% of our total revenue in the amount of $1.6 million, $1.5 million and $1.5 million. The revenue from these customers is captured in the TOS revenue line item within the income statement.

F-26

Note 5. Commitments and Contingencies

Operating Leases

As of April 30, 2014, we lease the following facilities under non-cancelable operating lease agreements:

•          One University Plaza, Suite 307, Hackensack, New Jersey 07601, which, since November 2011, serves as the Company’s corporate headquarters. The lease expires in November 2016. The Company recognized $75,000 and $69,000 of rental costs relative to this lease for fiscal 2014 and 2013, respectively.

•          855 North Wolfe Street, Suite 619, Baltimore, Maryland 21205, which consists of laboratories and office space where the Company conducts operations related to its primary service offerings.  This lease expired in June 2014. The Company is currently in the process of renewing the lease. The Company recognized $85,000 and $90,000 of rental costs relative to this lease for fiscal 2014 and 2013, respectively.

•          17 Hatidhar Street, Ra’anana, Israel, which serves as office headquarters for Champions Oncology, Israel. The Company recognized $6,000 and $28,000 of rental costs relative to this lease for fiscal 2014 and 2013, respectively. Following the expiration of this lease, the Company utilizes office space on a limited basis from one of its stockholders. The fair value of rental costs associated with the new office space is immaterial.

•          57 Mohamed Sultan Road, Singapore, which serves as office headquarters for Champions Oncology, Singapore. The lease was renewed for one year and expires in January 2015. We incurred $5,000 and $2,000 of rental expense relative to this lease for fiscal 2014 and 2013, respectively

•          450 East 29th Street, New York, New York, 10016, which is a laboratory at which we implant tumors.  We incurred no material costs relative to this lease in 2014 as the lease began in March 2014. The lease expires in September 2014 and can be renewed by the Company for subsequent one year terms.

Future minimum lease payments due each fiscal year are as follows (in thousands):

2015	$102,826
2016	85,185
2017	49,691

Total	$237,702

Legal Matters

The Company is not currently party to any legal matters to its knowledge. The Company is not aware of any other matters that would have a material impact on the Company’s financial position or results of operations.

Registration Payment Arrangements

The Company has entered into an Amended and Restated Registration Rights Agreement in connection with the April 2011 Private Placement and January 2013 Private Placement and is discussed more fully in Note 7 below. This Amended and Restated Registration Rights Agreement contains provisions that may call for the Company to pay penalties in certain circumstances. This registration payment arrangement primarily relates to the Company’s ability to file a registration statement within a particular time period, have a registration statement declared effective within a particular time period and to maintain the effectiveness of the registration statement for a particular time period. The Company does not believe it is probable that penalty payments will be made for the Amended and Restated Registration Rights Agreement discussed in Note 7 and, accordingly, has not accrued for such potential penalties as of April 30, 2014 and 2013.

F-27

Note 6. Licensing Agreements

In February 2010, the Company entered into an exclusive option agreement with a Canadian company. The option agreement granted the Company the exclusive right to review Irinophore C, a nanoparticle drug compound, for the treatment of various forms of cancer, including melanoma, prostate, breast, and lung cancer. On June 26th, 2014 the Company terminated its exclusive option agreement.

Note 7. Share-Based Payments

Stock-based compensation in the amount of $2.8 million and $2.4 million was recognized for years ended April 30, 2014 and 2013, respectively.  Stock-based compensation costs were recorded as follows (in thousands):

	Year Ended April 30,
	2014	2013

General and administrative	$2,298	$1,984
Sales and marketing	352	263
Research and development	36	37
TOS cost of sales	56	20
POS cost of sales	65	72

Total stock-based compensation expense	$2,807	$2,376

2010 Equity Incentive Plan

On February 18, 2011, shareholders owning a majority of the issued and outstanding shares of the Company executed a written consent approving the 2010 Equity Incentive Plan (“2010 Equity Plan”). The purpose of the 2010 Equity Plan is to grant (i) Non-statutory Stock Options; (ii) Restricted Stock Awards; and (iii) Stock Appreciation Rights (collectively, stock-based compensation) to its employees, directors and non-employees. Total stock awards under the 2010 Equity Plan shall not exceed 30,000,000 shares of common stock. Options and Stock Appreciation Rights expire no later than ten years from the date of grant and the awards vest as determined by the Board of Directors. Options and Stock Appreciation Rights have a strike price not less than 100% of the fair market value of the common stock subject to the option or right at the date of grant.

2008 Equity Incentive Plan

The Company has previously granted (i) Non-statutory Stock Options; (ii) Restricted Stock Awards; and (iii) Stock Appreciation Rights (collectively, stock-based compensation) to its employees, directors and non-employees under a 2008 Equity Incentive Plan (the “2008 Equity Plan”).  Such awards may be granted by the Company’s Board of Directors.  Options granted under the 2008 Equity Plan expire no later than ten years from the date of grant and the awards vest as determined by the Board of Directors.

For share-based payments to non-employee consultants under both the 2010 and 2008 Equity Incentive Plan, the fair value of the share-based consideration issued is used to measure the transaction, as management believes this to be a more reliable measure of fair value than the services received.  The fair value of the award is expensed over the period service is provided to the Company; however, it is ultimately measured at the price of the Company’s common stock or the fair value of stock options using the Black-Scholes valuation model on the date that the commitment for performance by the non-employee consultant has been reached or performance is complete, which is generally the vesting date of the award.

Director Compensation Plan

On December 12, 2013, the Compensation Committee of the Board of Directors of the Company adopted changes to the Director Compensation Plan of 2010 (the “Director Plan”) effective commencing December 1, 2013.  Under the Director Plan, independent directors of the Company are entitled to an annual award of a five-year option to purchase 100,000 shares of the Company’s common stock, and the Chairman of the Board of the Company is entitled to an annual award of a five year option to purchase 200,000 shares of the Company’s common stock.  Independent directors who serve as chairperson of a committee will also receive an annual grant of a five-year option to purchase 20,000 shares of the Company’s unregistered common stock. All options issued under the Director Plan vest quarterly at a rate of 25%. Option grants will typically be issued after the annual shareholder meeting which will generally be held in September of each year. New directors will receive a grant upon joining the Board equal to the pro-rata annual grant for the remainder of the year.

F-28

Stock Option Grants

Black-Scholes assumptions used to calculate the fair value of options granted during the years ended April 30, 2014 and 2013 were as follows:

	Year Ended April 30,
	2014	2013

Expected term in years	3.0 - 6.0	3.0 - 6.0
Risk-free interest rates	0.7% - 2.4%	0.7% - 1.3%
Volatility	84% - 102%	88% - 104%
Dividend yield	0%	0%

The weighted average fair value of stock options granted during the years ending April 30, 2014 and 2013, was $0.96 and $0.41, respectively. The Company’s stock options activity and related information as of and for the years ended April 30, 2014 and 2013 is as follows (dollars in thousands):

					Weighted
				Weighted	Average
		Directors		Average	Remaining	Aggregate
	Non-	and		Exercise	Contractual	Intrinsic
	Employees	Employees	Total	Price	Life (Years)	Value

Outstanding, May 1, 2013	765,000	13,125,205	13,890,205	$0.85	7.0	$89,000
Granted	-	9,793,332	9,793,332	1.23
Exercised	-	(33,750)	(33,750)	0.63
Canceled	-	-	-	-
Forfeited	-	(72,500)	(72,500)	0.82
Expired	-	(226,250)	(226,250)	0.73

Outstanding, April 30, 2014	765,000	22,586,037	23,351,037	1.01	7.5	$985,000

Vested and expected to vest as of April 30, 2014	765,000	22,586,037	23,351,037		7.5	$985,000

Exercisable as of April 30, 2014	522,292	13,042,285	13,564,577	0.85	6.1	$927,000

F-29

					Weighted
				Weighted	Average
		Directors		Average	Remaining	Aggregate
	Non-	and		Exercise	Contractual	Intrinsic
	Employees	Employees	Total	Price	Life (Years)	Value

Outstanding, May 1, 2012	1,410,000	13,456,038	14,866,038	$0.88	7.6	$-
Granted	130,000	611,250	741,250	0.41
Exercised	-	-	-	-
Canceled	-	(25,000)	(25,000)	0.62
Forfeited	-	(551,250)	(551,250)	0.72
Expired	(775,000)	(365,833)	(1,140,833)	0.95

Outstanding, April 30, 2013	765,000	13,125,205	13,890,205	0.85	7.0	$89,000

Vested and expected to vest as of April 30, 2013	765,000	13,125,205	13,890,205		7.0	$89,000

Exercisable as of April 30, 2013	458,334	10,886,120	11,344,454	0.86	6.9	$54,000

Included in the balances outstanding in the table above are 3,000,000 options (which vest based on service criteria) granted to the Company’s Chief Executive Officer and its President as of November 5, 2013 as part of their new employment agreements. In addition to the above, there are 3,000,000 additional options granted to the Company’s Chief Executive Officer and President which vest based on both service and performance criteria.  The service-based conditions of these options provide for vesting to occur monthly over a period of three years.  The service-based options, like all of the Company’s service-based options, are expensed on a straight-line basis.  Since the straight-line method is not available for performance or market-based share-based payments, the 3,000,000 performance-based options will be expensed on an accelerated basis once the Company determines it is probable that the performance-based conditions will be met.

Restricted Stock Grants

A summary of the activity related to restricted stock grants for the years ended April 30, 2014 and 2013 is as follows (dollars in thousands):

	2014		2013
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Total	Fair Value	Total	Fair Value
	Shares	Per Share	Shares	Per Share

Nonvested, beginning of period	50,000	$0.30	25,000	$0.75
Granted	-	-	100,000	0.30
Vested	(50,000)	0.30	(75,000)	0.45
Forfeited	-	-	-
Expired	-	-	-

Nonvested, end of period	-	-	50,000	0.30

The total fair value of shares vested during the years ended April 30, 2014 and 2013 was $15,000 and $34,000, respectively. As of April 30, 2014, there was no unrecognized stock compensation expense related to nonvested restricted stock awards.

Stock Purchase Warrants

As of April 30, 2014, the Company had warrants outstanding for the purchase of 3,276,667 shares of its common stock, all of which were exercisable. Of these warrants, 1,266,667 were issued in connection with the April 2011 Private Placement and 1,860,000 were issued in connection with the January 2013 Private Placement and are accounted for as liabilities as further discussed in Note 7. The remaining 150,000 warrants are accounted for as equity instruments and expire July 31, 2014. Activity related to these warrants, which expire at various dates through April 2016, is summarized as follows (dollars in thousands):

F-30

Weighted
		Weighted	Average
	Number	Average	Remaining	Aggregate
	of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value

Outstanding, May 1, 2013	3,276,667	$0.61	3.9	$-
Granted	-	-	-
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding, April 30, 2014	3,276,667	$0.61	2.9	$984,333

Weighted
		Weighted	Average
	Number	Average	Remaining	Aggregate
	of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value

Outstanding, May 1, 2012	1,416,667	$0.50	3.8	$-
Granted	1,860,000	0.66	4.8
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding, April 30, 2013	3,276,667	$0.61	3.9	$-

Note 8. Redeemable Common Stock and Stock Purchase Warrants

On January 28, 2013, the Company entered into a Securities Purchase Agreement with several accredited investors for the sale of an aggregate 18,600,000 shares of the Company’s Common Stock at a purchase price of $0.50 per share, for aggregate proceeds of $9.3 million (net proceeds of $9.1 million due to issuance costs), $0.5 million of which was sold to officers and directors of the Company. This private placement transaction closed on January 28, 2013 (the “January 2013 Private Placement”). As part of this transaction, the Company also issued warrants to purchase an aggregate 1,860,000 shares of Common Stock at an exercise price of $0.66 per share. These warrants expire five years after the closing date . The Company also entered into an Amended and Restated Registration Rights Agreement on January 28, 2013 that provided certain registration rights with respect to the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the warrants. Furthermore, certain investors will have the right to require the Company to redeem the purchased common shares held by all of the investors (the “January 2013 Private Placement Put Option”) for cash of $0.50 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets. The January 2013 Private Placement Put Option will terminate upon the achievement of certain financial milestones by the Company, the sale of 25% of the common shares purchased by an investor, with respect only to the shares owned by such investor, or in certain other circumstances as outlined in the Securities Purchase Agreement for the January 2013 Private Placement. The January 2013 Private Placement investors also have certain participation rights with respect to future financings of the Company. The terms of the January 2013 Private Placement resulted in the issuance of an additional 1,064,658 common shares to the investors of the April 2011 Private Placement under the anti-dilution protections granted such investors, which are discussed below.

On March 24, 2011, the Company entered into a Securities Purchase Agreement with several accredited investors for the sale of an aggregate 12,533,333 shares of the Company’s Common Stock at a purchase price of $0.75 per share, for aggregate proceeds of $9.4 million, $0.5 million of which was sold to officers and directors of the Company. This private placement transaction closed April 4, 2011 (the “April 2011 Private Placement”). As part of this transaction, the Company also issued warrants to purchase an aggregate 1,266,667 shares of Common Stock at an exercise price of $0.90 per share. These warrants expire five years after the closing date. The Securities Purchase Agreement governing the April 2011 Private Placement contains certain anti-dilution protections for the investors. The Amended and Restated Registration Rights Agreement referenced above provides certain registration rights with respect to the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the warrants. Furthermore, certain investors have the right to require the Company to redeem the purchased common shares held by all of the investors (the “April 2011 Private Placement Put Option”) for cash for $0.75 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets. The April 2011 Private Placement Put Option will terminate upon the achievement of certain financial milestones by the Company, the sale of 25% of the common shares purchased by an investor, with respect only to the shares owned by such investor, or in certain other circumstances as outlined in the Securities Purchase Agreement for the April 2011 Private Placement.

F-31

Due to the April 2011 Private Placement Put Option and the January 2013 Private Placement Put Option described above, the Company has accounted for the Common Stock for the April 2011 Private Placement and January 2013 Private Placement as temporary equity, which is reflected under the caption “redeemable common stock” on the accompanying consolidated balance sheets for 2013. The total amount allocated to the redeemable common stock was $8.8 million for the January 2013 Private Placement and $8.2 million for the April 2011 Private Placement. For the January 2013 Private Placement, this allocation is equal to the total proceeds of $9.3 million less the amount allocated to the warrants of $0.4 million and is also net of the direct and incremental costs associated with the January 2013 Private Placement of $0.2 million. For the April 2011 Private Placement, this allocation is equal to the total proceeds of $9.4 million, less the amount allocated to the warrants of $0.9 million and is also net of direct and incremental costs associated with the April 2011 Private Placement of $0.3 million.

On January 29, 2014, the Company executed amendments to the 2011 Securities Purchase Agreement and to the 2013 Securities Purchase Agreement with certain of the parties thereto, in each case revising the definition of “Change of Control” as it appears on the Securities Purchase Agreements.

On January 29, 2014, the Company also entered into an agreement with Joel Ackerman, its Chief Executive Officer and a Director, and Ronnie Morris, its President and a Director, both of whom bought securities from the Company pursuant to the Securities Purchase Agreements, that, if the Company’s Board of Directors votes on a transaction, event or approval that would constitute a Put Option Trigger Event (as defined in each of the Securities Purchase Agreements), each of Ackerman and Morris shall either (a) recuse themselves from voting as a member of the Board of Directors on such transaction, event or approval or (b) be entitled to vote but forego exercising or receiving the benefit of their Put Right (as defined in each of the Securities Purchase Agreements).

Prior to the January 29, 2014 amendments the Put Option Trigger Event (as defined in each of the Securities Purchase Agreements) was outside of the Company’s control. Subsequent to the January 29, 2014 amendments the Put Option Trigger Event is within the Company’s control. This change resulted in the common stock related to the April 2011 Private Placement and the 2013 Private Placement to be reclassified from outside of permanent equity (reflected under the caption “redeemable common stock”) to inside permanent equity (reflected in the captions “common stock” and “additional paid-in capital”) for 2014.

The warrants issued in connection with both the April 2011 Private Placement and January 2013 Private Placement contain certain exercise price reset provisions. Under these provisions, the exercise price of the warrants may be adjusted downward should the Company have future sales of its Common Stock for no consideration or for a consideration per share less than the Per Share Price (as such term is defined in the April 2011 Private Placement and January 2013 Private Placement). These exercise price reset provisions resulted in a downward adjustment to the exercise price of the warrants issued in the April 2011 Private Placement from $0.90 to $0.50.

The Company has accounted for the warrants issued in connection with the April 2011 Private Placement and January 2013 Private Placement as a liability based on the exercise price reset provisions described above. This liability, which is recorded at fair value on the accompanying consolidated balance sheets, totaled $0.8 million at the time of the close of the January 2013 Private Placement Agreement. As of April 30, 2014 and 2013, the fair value of these warrants was $2.01 million and $1.05 million, respectively. The change in fair value of these warrants has been, and will be, recognized as other income (expense) on the Company’s consolidated statements of operations. The fair value of these warrants was calculated by the Monte Carlo simulation valuation method. Assumptions used to calculate the fair value of these warrants were as follows:

F-32

	Year Ended April 30,
	2014	2013

Expected term in years	1.9 - 3.7	2.9 - 4.7
Risk-free interest rates	0.4% - 1.17%	0.3%
Volatility	95% - 113%	95% - 98%
Dividend yield	0%	0%

The Company estimated the volatility based upon the applicable look-back periods or historical volatility observed for the Company. For the Risk-free rate the Company used the yield on a T-bill with maturity closest to the expected time to the warrant expiration.

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing and if that financing is registered or not and what that stock price would be for the financing at that time.

The Company will continue to adjust the warrant liability for changes in fair value until the earlier of the exercise of the warrants, at which time the liability will be reclassified to stockholders' equity, or expiration of the warrants.

The Company has granted demand registration rights in connection with the investment in common shares and the common shares underlying the warrants for both the April 2011 Private Placement and January 2013 Private Placement. These rights include the requirement of the Company to file certain registration statements within a specified time period and to have these registration statements declared effective within a specified time period. If the Company is not able to comply with these registration requirements, the Company will be required to pay cash penalties equal to 1.0% of the aggregate Purchase Price paid by the investors for each 30-day period in which a Registration Default, as defined in the Securities Purchase Agreement, exists. These penalties are subject to a 10% limit of the aggregate Purchase Price paid by the investors. The Company may become subject to these penalty provisions if it fails to have a registration statement for the common shares declared effective, or to maintain the effectiveness of such registration statement. The total amount of potential penalties under this registration payment arrangement ranges from $50,000 to $130,000 for each 30-day period in which a registration default exists; however, as of April 30, 2014 and through the date of this filing, the Company does not believe these penalties to be probable and accordingly, has not established an accrual for such registration payment arrangements.

Note 9. Provision for Income Taxes

The components of the provision (benefit) for income taxes are as follows (in thousands):

	Year Ended April 30, 2014
	Federal	State	Foreign	Total

Current	$-	$5	$12	$17
Deferred	(2,015)	(148)	-	(2,163)
Change in valuation allowance	2,015	148	-	2,163

Total	$-	$5	$12	$17

	Year Ended April 30, 2013
	Federal	State	Foreign	Total

Current	$-	$2	$8	$10
Deferred	(2,258)	(196)	-	(2,454)
Change in valuation allowance	2,258	196	-	2,454

Total	$-	$2	$8	$10

F-33

A reconciliation between the Company’s effective tax rate and the United States statutory tax rate for the years ended April 30, 2014 and 2013 is as follows:

	Year Ended April 30,
	2014	2013

Federal income tax at statutory rate	34.0%	34.0%
State income tax, net of federal benefit	2.1	2.6
Permanent differences	(5.6)	(0.5)
Other	(2.1)	1.6
Change in valuation allowance	(27.2)	(39.6)
Changes in tax rates	(1.4)	1.7

Income tax expense	(0.2)%	(0.2)%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities as of April 30, 2014 and 2013 consist of the following (in thousands):

Accrued liabilities	$38	$89
Depreciation and amortization	9	51
State taxes	1	7
Stock-based compensation expense	4,511	3,582
Capitalized research and development costs	556	688
Foreign net operating loss carry-forward	244	386
Net operating loss carry-forward	5,608	4,144

Total deferred tax assets	10,968	8,948
Less: Valuation allowance	(10,968)	(8,948)

Net deferred tax asset	$-	$-

Management has evaluated the available evidence about future tax planning strategies, taxable income and other possible sources of realization of deferred tax assets and has established a full valuation allowance against its net deferred tax assets as of April, 30, 2014 and 2013.  For the years ended April 30, 2014 and 2013, the Company recorded a valuation allowance of $10,968,000 and $8,948,000, respectively.  The increase in valuation allowance from fiscal year 2013 to 2014 is due to deferred tax assets generated relative to stock compensation and net operating loss carryforwards.  The Company has established a valuation allowance against its deferred tax assets as it is currently more-likely-than-not that all or a portion of a deferred tax asset will not be realized.  The valuation allowance reduces deferred tax assets to an amount that management believes will more likely than not be realized.  Changes in valuation allowances from period to period are included in the tax provision in the period of change.  In determining whether a valuation allowance is required, the Company takes into account all evidence with regard to the utilization of a deferred tax asset including past earnings history, expected future earnings, the character and jurisdiction of such earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, carryback and carryforward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset.

As of April 30, 2014 and 2013, the Company’s estimated U.S. net operating loss carry-forwards were approximately $15,426,000 and $11,216,000, respectively.  As of April 30, 2014 and 2013, the Company’s foreign net operating loss carry-forward was approximately $1,034,000 and $1,744,000, respectively.  The Company’s federal and state net operating losses begin expiring in 2029.

The Company files income tax returns in various jurisdictions with varying statues of limitations.  As of April 30, 2014, the earliest tax year still subject to examination for state purposes is fiscal 2011.  The Company’s tax years for periods ending April 30, 2000 and forward are subject to examination by the United States and certain states due to the carry-forward of unutilized net operating losses.

F-34

Note 10. Related Party Transactions

Related party transactions include transactions between the Company and its shareholders, management, or affiliates.  The following transactions were in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the parties.

Consulting Services

During the years ended April 30, 2014 and 2013, the Company paid certain members of its Board of Directors $150,000 and $160,000, respectively, for consulting services unrelated to their duties as board members. During the years ended April 30, 2014 and 2013, the Company paid a substantial stockholder and former member of its Board of Directors $2,000 and $3,000, respectively, for consulting services. During the year ended April 30, 2014, the Company paid a board member’s company $15,800 for consulting services All of the amounts paid to and received from these related parties have been recognized in revenue and expensed in the period the services were performed.

Private Placement

During the year ended April 30, 2013, the Company sold an aggregate of 1,000,000 shares of common stock at a price of $0.50 per share and warrants to purchase an aggregate of 100,000 additional shares of common stock at an exercise price of $0.66 per share to two of its officers and directors in the January 2013 Private Placement described in Note 7 above.

Note 11. Business Segment Information

The Company operates in two segments, POS and TOS. The accounting policies of the Company’s segments are the same as those described in Note 2. The Company evaluates performance of its segments based on profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes (“segment profit”). Management uses segment profit information for internal reporting and control purposes and considers it important in making decisions regarding the allocation of capital and other resources, risk assessment, and employee compensation, among other matters. The following tables summarize, for the periods indicated, operating results by business segment (in thousands):

Year Ended April 30, 2014	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$2,264	$9,286	$-	$11,550
Direct cost of services	(2,667)	(3,496)	-	(6,163)
Sales and marketing costs	(1,723)	(1,080)	-	(2,803)
Other operating expenses	-	(2,209)	(3,828)	(6,037)
Stock compensation expense (1)	-	-	(2,807)	(2,807)

Segment profit (loss)	$(2,126)	$2,501	$(6,635)	$(6,260)

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Year Ended April 30, 2013	Personalized Oncology Solutions (POS)	Translational Oncology Solutions (TOS)	Unallocated Corporate Overhead	Consolidated
Net revenue	$2,390	$5,933	$-	$8,323
Direct cost of services	(2,604)	(2,637)	-	(5,241)
Sales and marketing costs	(1,496)	(938)	-	(2,434)
Other operating expenses	(134)	(1,753)	(2,606)	(4,493)
Stock compensation expense (1)	-	-	(2,376)	(2,376)

Segment loss	$(1,844)	$605	$(4,982)	$(6,221)

(1) Stock compensation expense is shown separately and is excluded from direct costs of services, sales and marketing costs, and other operating expenses, as it is managed on a consolidated basis and is not used by management to evaluate the performance of its segments.

All of the Company’s revenue is recorded in the United States and substantially all of its long-lived assets are in the United States.

F-36

35,271,052 shares of Common Stock

19,399,078 shares of Common Stock issuable upon the exercise of Warrants

PROSPECTUS

, 2015

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table provides information regarding the various actual and anticipated expenses (other than underwriters’ discounts) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
SEC registration fee	$3,664
Legal fees and expenses	35,000
Accounting fees and expenses	30,000
Transfer agent and registrar fees and expenses	4,500
Miscellaneous fees and expenses	2,500
Total	$75,664

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

II-1

Item 15. Recent Sales of Unregistered Securities

On March 11, 2015, the Company entered into a Securities Purchase Agreement with several accredited investors for the sale of an aggregate 35,271,052 units, each unit consisting of one share of the Company’s common stock, par value $0.0001 per share and a warrant to purchase $0.55 shares of common stock at $0.48 per share, at a purchase price of $0.40 per unit, for aggregate of approximately $14,000,000. This private placement transaction closed on March 13, 2015 (the “March 2015 Private Placement”). These warrants expire five years after the closing date. As part of this $14 million transaction, Mr. Ackerman and Dr. Morris converted convertible promissory notes dated December 1, 2014 in the principal amounts of $1 million each, plus accrued interest, into the units at a 5% discount, pursuant to the terms of the convertible promissory notes, and received 2,710,526 units each. Additionally, the Investors will have the right to require the Company to repurchase the purchased shares (the “2015 Private Placement Put Option”) for cash for $0.40 per share upon a change of control or sale or exclusive license of substantially all of the Company’s assets approved by the Company’s board of directors. The Private Placement Put Option will terminate upon the achievement of certain financial and other milestones. The March 2015 Private Placement investors have certain participation rights with respect to future financings of the Company. The Company covenanted to register the resale of the shares of Common Stock to be issued to the Investors and the shares of Common Stock issuable upon exercise of the Warrants pursuant to a 2015 Amended and Restated Registration Rights Agreement, and to pay certain liquidated damages if the Company fails to file such registration statement by a certain deadline, have it declared effective by a certain deadline or keep it effective for a certain period of time. The issuance of the shares of Common Stock and the Warrants will result in the Company issuing 2,264,450 shares of Common Stock to investors who purchased shares of Common Stock pursuant to a Securities Purchase Agreement dated as of March 24, 2011 (the “2011 Securities Purchase Agreement”) due to contractual anti-dilution provisions in that 2011 Securities Purchase Agreement. The Company also agreed to amend and restate the 2011 Securities Purchase Agreement to eliminate these anti-dilution provisions going forward, and conform aspects of the put option in that 2011 Securities Purchase Agreement to the Put Option in the 2015 Securities Purchase Agreement.

II-2

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed March 7, 2011)

3.1.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed April 28, 2015)

3.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 22, 2011)

4.1	Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 12, 2015)

4.2	2015 Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 17, 2015)

4.3	Form of Investor Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K field March 17, 2015)

5.1*	Opinion of Epstein, Becker & Green P.C.

10.1	Employment Agreement, dated November 5, 2013, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2013)

10.1.1	Amendment to Employment Agreement, dated March 16, 2015, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.2	Employment Agreement, dated November 5, 2013, between the Company and Ronnie Morris, M.D. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 12, 2013)

10.2.1	Amendment to Employment Agreement, dated March 16, 2015, between the Company and Ronnie Morris (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.3	Offer letter dated August 12, 2013 between the Company and James McGorry (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K field July 26, 2013)

10.4	Offer letter dated June 3, 2013 between the Company and David Miller (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 3, 2013)

10.5**	Master Supply and Services Contract, made on December 3, 2013, between Pfizer, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2014, filed March 14, 2013)

II-3

10.6	2010 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Information Statement on Schedule 14C filed March 7, 2011)

10.7	Form of Note Purchase Agreement, dated December 1, 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2014)

10.8	Form of Convertible Promissory Note, dated December 1, 2014, issued to each of Joel Ackerman and Ronnie Morris in connection with the Note Purchase Agreement, dated December 1, 2014 between the Company and each of Joel Ackerman and Ronnie Morris incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2014)

10.8.1	Amendment No. 1 to Convertible Promissory Note, dated December 1, 2014 issued to Joel Ackerman in connection with the Note Purchase Agreement, dated December , 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 2, 2015)

10.8.2	Amendment No. 1 to Convertible Promissory Note, dated December 1, 2014 issued to Ronnie Morris in connection with the Note Purchase Agreement, dated December , 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 2, 2015)

10.9	Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2011)

10.9.1	Amendment No. 1 to Securities Purchase Agreement, dated January 29, 2014, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.9.2	Amended and Restated 2011 Securities Purchase Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.10	Amended and Restated Registration Rights Agreement, dated January 28, 2013, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, and (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.10.1	Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

10.11*	Form of warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2013)

II-4

10.11.1	Amendment No. 1 to warrants, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.12	Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.12.1	Amendment No. 1 to Securities Purchase Agreement, dated January 29, 2014, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.12.2	Amended and Restated 2013 Securities Purchase Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.13	Amended and Restated Registration Rights Agreement, dated January 28, 2013, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, and (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (included in Exhibit 10.10)

10.13.1	Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

10.14	Form of warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.14.1	Amendment No. 1 to warrants, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.15	Put Right Agreement, dated January 29, 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.16	Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature pages thereto (included in Exhibit 4.1)

10.17	2015 Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

II-5

10.18	Form of Investor Warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature page thereto (included in Exhibit 4.3)

10.19	Option Exchange Agreement, dated March 16, 2015, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.20	Option Exchange Agreement, dated March 16, 2015, between the Company and Ronnie Morris (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.21	Option Exchange Agreement, dated March 16, 2015, between the Company and James McGorry (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.22	Option Exchange Agreement, dated March 16, 2015, between the Company and David Miller (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 20, 2015)

21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Form 10-K filed on July 26, 2013)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Epstein, Becker & Green, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

101*	The following materials from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2015, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at January 31, 2015 and April 30, 2014; (ii) Consolidated Statements of Operations for the three and nine months ended January 31, 2015 and 2014; (iii) Consolidated Statements of Cash Flows for the nine months ended January 31, 2015 and 2014; and (iv) Notes to Consolidated Financial Statements. The following materials for the annual period ended April 30, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at April 30, 2014 and 2013; (ii) Consolidated Statements of Operations for the years ended April 30, 2014 and 2013; (iii) Consolidated Statements of Stockholders’ Equity for the years ended April 30, 2014 and 2013, (iv) Consolidated Statements of Cash Flows for the years ended April 30, 2014 and 2013; and (iv) Notes to Consolidated Financial Statements

* Filed herewith

** Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hackensack, New Jersey, on May 11, 2015.

CHAMPIONS ONCOLOGY, INC.

By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Champions Oncology, Inc., hereby severally constitute and appoint Joel Ackerman and Ronnie Morris, and each of them, as our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Ackerman	Chief Executive Officer and Director	May 11, 2015
Joel Ackerman	(Principal Executive Officer)

/s/ David Miller	Vice President Finance	May 11, 2015
David Miller	(Principal Financial and Accounting Officer)

/s/ David Sidransky	Director, Chairman of the Board of Directors	May 11, 2015
David Sidransky

/s/ Ronnie Morris	President and Director	May 11, 2015
Ronnie Morris

/s/ Arthur G. Epker	Director	May 11, 2015
Arthur G. Epker

/s/ Abba D. Pliakoff	Director	May 11, 2015
Abba D. Poliakoff

/s/ Scott R. Tobin	Director	May 11, 2015
Scott R. Tobin

/s/ Daniel Mendelson	Director	May 11, 2015
Daniel Mendelson

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EXHIBIT INDEX

Exhibit No.

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C filed March 7, 2011)

3.1.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed April 28, 2015)

3.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 22, 2011)

4.1	Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 12, 2015)

4.2	2015 Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 17, 2015)

4.3	Form of Investor Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K field March 17, 2015)

5.1*	Opinion of Epstein, Becker & Green P.C.

10.1	Employment Agreement, dated November 5, 2013, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 12, 2013)

10.1.1	Amendment to Employment Agreement, dated March 16, 2015, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.2	Employment Agreement, dated November 5, 2013, between the Company and Ronnie Morris, M.D. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 12, 2013)

10.2.1	Amendment to Employment Agreement, dated March 16, 2015, between the Company and Ronnie Morris (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.3	Offer letter dated August 12, 2013 between the Company and James McGorry (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K field July 26, 2013)

10.4	Offer letter dated June 3, 2013 between the Company and David Miller (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 3, 2013)

10.5**	Master Supply and Services Contract, made on December 3, 2013, between Pfizer, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2014, filed March 14, 2013)

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10.6	2010 Equity Incentive Plan (incorporated by reference to Appendix B to the Company’s Definitive Information Statement on Schedule 14C filed March 7, 2011)

10.7	Form of Note Purchase Agreement, dated December 1, 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2014)

10.8	Form of Convertible Promissory Note, dated December 1, 2014, issued to each of Joel Ackerman and Ronnie Morris in connection with the Note Purchase Agreement, dated December 1, 2014 between the Company and each of Joel Ackerman and Ronnie Morris incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2014)

10.8.1	Amendment No. 1 to Convertible Promissory Note, dated December 1, 2014 issued to Joel Ackerman in connection with the Note Purchase Agreement, dated December , 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 2, 2015)

10.8.2	Amendment No. 1 to Convertible Promissory Note, dated December 1, 2014 issued to Ronnie Morris in connection with the Note Purchase Agreement, dated December , 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 2, 2015)

10.9	Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2011)

10.9.1	Amendment No. 1 to Securities Purchase Agreement, dated January 29, 2014, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.9.2	Amended and Restated 2011 Securities Purchase Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.10	Amended and Restated Registration Rights Agreement, dated January 28, 2013, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, and (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.10.1	Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

10.11*	Form of warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2013)

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10.11.1	Amendment No. 1 to warrants, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.12	Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.12.1	Amendment No. 1 to Securities Purchase Agreement, dated January 29, 2014, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.12.2	Amended and Restated 2013 Securities Purchase Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.13	Amended and Restated Registration Rights Agreement, dated January 28, 2013, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, and (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (included in Exhibit 10.10)

10.13.1	Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

10.14	Form of warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2013)

10.14.1	Amendment No. 1 to warrants, dated March 13, 2015, between the Company and each person or entities that are signatories to the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature pages thereto (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 17, 2015)

10.15	Put Right Agreement, dated January 29, 2014, between the Company and each of Joel Ackerman and Ronnie Morris (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 6, 2014)

10.16	Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature pages thereto (included in Exhibit 4.1)

10.17	2015 Amended and Restated Registration Rights Agreement, dated March 13, 2015, between the Company and each person or entities that are signatories to (i) the Securities Purchase Agreement, dated March 24, 2011, between the Company and each investor identified on the signature page thereto, (ii) the Securities Purchase Agreement, dated January 28, 2013, between the Company and each investor identified on the signature page thereto, and (iii) the Securities Purchase Agreement, dated March 11, 2015, between the Company. And each investor identified on the signature page thereto (included in Exhibit 4.2)

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10.18	Form of Investor Warrant issued to each person or entities that are signatories to the Securities Purchase Agreement, dated March 11, 2015, between the Company and each investor identified on the signature page thereto (included in Exhibit 4.3)

10.19	Option Exchange Agreement, dated March 16, 2015, between the Company and Joel Ackerman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.20	Option Exchange Agreement, dated March 16, 2015, between the Company and Ronnie Morris (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.21	Option Exchange Agreement, dated March 16, 2015, between the Company and James McGorry (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 20, 2015)

10.22	Option Exchange Agreement, dated March 16, 2015, between the Company and David Miller (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 20, 2015)

21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Company’s Form 10-K filed on July 26, 2013)

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Epstein, Becker & Green, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

101*	The following materials from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2015, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at January 31, 2015 and April 30, 2014; (ii) Consolidated Statements of Operations for the three and nine months ended January 31, 2015 and 2014; (iii) Consolidated Statements of Cash Flows for the nine months ended January 31, 2015 and 2014; and (iv) Notes to Consolidated Financial Statements. The following materials for the annual period ended April 30, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at April 30, 2014 and 2013; (ii) Consolidated Statements of Operations for the years ended April 30, 2014 and 2013; (iii) Consolidated Statements of Stockholders’ Equity for the years ended April 30, 2014 and 2013, (iv) Consolidated Statements of Cash Flows for the years ended April 30, 2014 and 2013; and (iv) Notes to Consolidated Financial Statements

* Filed herewith.

** Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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